UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☒    Definitive Proxy Statement
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☐    Soliciting Material Pursuant to §240.14a-12
AVEO PHARMACEUTICALS, INC.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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☐    Fee paid previously with preliminary materials.
☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Notice of 2022 Annual Meeting of Stockholders

DATE AND TIME	Tuesday, June 7, 2022, at 10:00 a.m., Eastern Time
PLACE	Donnelley Financial Solutions, 20 Custom House Street, 7th Floor, Boston, MA 02110
ITEMS OF BUSINESS	•Elect seven directors, each to serve for a one-year term expiring at our 2023 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified.
•Approve an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of our common stock from 50,000,000 to 80,000,000.
•Approve an amendment to the AVEO Pharmaceuticals, Inc. 2019 Equity Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder.

•Approve an amendment to the AVEO Pharmaceuticals, Inc. Amended and Restated 2010 Employee Stock Purchase Plan to increase the number of shares of common stock reserved for issuance thereunder from 576,400 to 876,400.

•Approve an advisory vote on executive compensation.
•Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022.
Stockholders will also act on any other business that may properly come before the annual meeting or any adjournment thereof.
RECORD DATE	Stockholders of record at the close of business on April 11, 2022 are entitled to vote at the annual meeting and at any adjournment or postponement thereof.
PROXY VOTING	It is important you vote your shares so they are counted at the annual meeting. You can vote your shares over the Internet at the web address included in the Notice of Internet Availability of Proxy Materials and included in the proxy card (if you received a proxy card), by telephone through the number included in the proxy card (if you received a proxy card) or by signing and dating your proxy card (if you received a proxy card) and mailing it in the prepaid and addressed envelope. You may also vote in person by attending the annual meeting and delivering your completed proxy card in person or by completing a ballot at the annual meeting.

Michael Bailey
President and Chief Executive Officer
AVEO Pharmaceuticals, Inc.
30 Winter Street
Boston, Massachusetts 02108
April 26, 2022

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 7, 2022: The Notice of 2022 Annual Meeting and Proxy Statement and 2021 Annual Report are available as of today’s date, April 26, 2022, at www.proxydocs.com/AVEO.

Meeting Format: The 2022 annual meeting will be conducted in person. There is no registration required to attend the annual meeting. If you are a shareholder of record, which means you hold your shares in your name, you may attend the meeting. If you own shares in the name of a bank, broker or other holder of record (“street name”), you will need to ask your broker or bank for a copy of the proxy they received from us. You will need to bring the proxy with you to the annual meeting, which will be held at Donnelley Financial Solutions, 20 Custom House Street, 7th Floor, Boston, MA 02110 on Tuesday, June 7, 2022, at 10:00 a.m., Eastern time. Please refer to the additional logistical details in the accompanying proxy statement for more information on how to participate in the annual meeting.

HOW TO VOTE Please refer to the following proxy materials or the information forwarded by your bank, broker or other holder of record to see which voting methods are available to you.
	BY INTERNET www.proxypush.com/AVEO	BY PHONE 1-866-230-6355	BY MAIL If you requested paper copies of your proxy materials, mark, sign, date and return the proxy card in the postage-paid envelope provided	IN PERSON Attend the annual meeting and deliver your completed proxy card or complete a ballot at the meeting

i

Compensation Committee Interlocks and Insider Participation	58

Director Compensation	58

PROPOSAL 2—APPROVAL OF AN AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK FROM 50,000,000 TO 80,000,000	61

PROPOSAL 3—APPROVAL OF AN AMENDMENT TO THE 2019 EQUITY INCENTIVE PLAN	63

PROPOSAL 4—APPROVAL OF AN AMENDMENT TO THE AMENDED AND RESTATED 2010 EMPLOYEE STOCK PURCHASE PLAN	78

PROPOSAL 5—ADVISORY VOTE ON EXECUTIVE COMPENSATION	84

PROPOSAL 6—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	86

OTHER MATTERS	87

STOCKHOLDER PROPOSALS	87

APPENDIX A	A-1

APPENDIX B	B-1

APPENDIX C	C-1
ii

AVEO PHARMACEUTICALS, INC.
30 WINTER STREET
BOSTON, MASSACHUSETTS 02108

PROXY STATEMENT
FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 7, 2022
This Proxy Statement and the accompanying proxy card are being furnished in connection with the solicitation of proxies by the board of directors of AVEO Pharmaceuticals, Inc. for use at the 2022 Annual Meeting of Stockholders to be held on Tuesday, June 7, 2022 at 10:00 a.m., Eastern Time, at Donnelley Financial Solutions, 20 Custom House Street, 7th Floor, Boston, MA 02110, and at any adjournment thereof. Except where the context otherwise requires, references to “we,” “us,” “our,” “our company,” the “company” and similar terms refer to AVEO Pharmaceuticals, Inc. and its consolidated subsidiaries.
All properly submitted proxies will be voted in accordance with the instructions contained in those proxies. If no instructions are specified, the proxies will be voted in accordance with the recommendation of our board of directors with respect to each of the matters set forth in the accompanying Notice of 2022 Annual Meeting of Stockholders. You may revoke your proxy at any time before it is exercised at the annual meeting by submitting a later dated proxy or by giving our Corporate Secretary written notice to that effect.
On or about April 28, 2022, we are mailing to our stockholders of record as of April 11, 2022 a Notice of Internet Availability of Proxy Materials (the "Notice"), including this Proxy Statement and our 2022 Annual Report to Stockholders on Form 10-K, instead of paper copies of these documents. The Notice contains instructions on how to access those documents over the Internet. The Notice also contains instructions on how you may receive a paper copy of our proxy materials, including this Proxy Statement, our 2021 Annual Report to Stockholders on Form 10-K and a form of proxy card or voting instruction card.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 7, 2022:
This Proxy Statement and our 2021 Annual Report to Stockholders on Form 10-K are available for viewing, printing and downloading at www.proxydocs.com/AVEO.
A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as filed with the U.S. Securities and Exchange Commission (the “SEC”), except for exhibits, will be furnished without charge to any stockholder upon written request to AVEO Pharmaceuticals, Inc., 30 Winter Street, Boston, Massachusetts 02108, Attention: Corporate Secretary. Copies of exhibits, if any, are also available upon written request to the preceding address and upon the payment of an appropriate processing fee. This Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 are also available on the SEC’s website at www.sec.gov.
IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
Q.    Why did I receive these proxy materials?
A.    We are providing these proxy materials to you, as a stockholder of record of AVEO Pharmaceuticals, Inc., in connection with the solicitation by our board of directors of proxies to be voted at our 2022 Annual Meeting of Stockholders to be held at Donnelley Financial Solutions, 20 Custom House Street, 7th Floor, Boston, MA 02110 on Tuesday, June 7, 2022 at 10:00 a.m., Eastern Time. As a stockholder of record of AVEO Pharmaceuticals, Inc. as of April 11, 2022, you are invited to attend our annual meeting and are entitled and requested to vote on the proposals described in this proxy statement.
Q.    What is the purpose of the annual meeting?
A.    At the annual meeting, stockholders will consider and vote on the following matters:

1.To elect seven directors, each to serve for a one-year term expiring at our 2023 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified;

2.To approve an amendment to the AVEO Pharmaceuticals, Inc. Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 50,000,000 to 80,000,000;
3.To approve an amendment to the AVEO Pharmaceuticals, Inc. 2019 Equity Incentive Plan, (the "2019 Plan"), to increase the number of shares of common stock reserved for issuance under the 2019 Plan;
4.To approve an amendment to the AVEO Pharmaceuticals, Inc. Amended and Restated 2010 Employee Stock Purchase Plan (the "ESPP") to increase the number of shares of common stock reserved for issuance under the ESPP from 576,400 to 876,400;
5.To approve a non-binding advisory vote on executive compensation; and
6.To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022.
Stockholders will also act on any other business that may properly come before the annual meeting, or any adjournment thereof.
Q.    Who can vote at the annual meeting?
A.    To be entitled to vote, you must have been a stockholder of record at the close of business on April 11, 2022, the record date for determining our stockholders entitled to vote at our annual meeting. There were 34,474,710 shares of our common stock outstanding and entitled to vote at the annual meeting as of the record date.
Q.    How many votes do I have?
A.    Each share of our common stock that you own as of the record date will entitle you to one vote on each matter considered at the annual meeting.
Q.    How do I vote?
A.    Submit a Proxy: If you are the “record holder” of your shares, meaning that you own your shares in your own name and not through a bank, brokerage firm or other nominee, you may submit a proxy to cause your shares to be present and voted at the annual meeting:
(1)Submit a Proxy Over the Internet: Go to the website of our tabulator at www.proxypush.com/AVEO. Use the vote control number printed on the Notice (or your proxy card) to access your account and submit a proxy to vote your shares. You must specify how you want your shares voted. If you do not specify how you want your shares voted, your Internet proxy will not be completed, and you will receive an error message. Your shares will be voted according to your instructions.
(2)Submit a Proxy by Telephone: Call 1-866-230-6355, toll free from the United States, Canada and Puerto Rico, and follow the recorded instructions. You will need to have the Notice (or your proxy card) in hand when you call. You must specify how you want your shares voted and confirm your proxy to vote your shares as instructed at the end of the call, or your telephonic proxy cannot be completed. Your shares will be voted according to your instructions.
(3)Submit a Proxy by Mail: If you received a printed copy of the proxy materials, complete and sign your enclosed proxy card and mail it in the enclosed postage prepaid envelope to Mediant Communications, P.O. Box 8016, Cary, NC 27512-9903. Mediant Communications must receive the proxy card not later than Monday, June 6, 2022, the day before the annual meeting, for your mailed proxy to be valid and your shares to be voted at the annual meeting. Your shares will be voted according to your instructions. If you return your proxy card but do not specify how you want your shares voted on any particular matter, they will be voted in accordance with the recommendations of our board of directors.

(4)Vote in Person at the Meeting: If you attend the annual meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which we will provide to you at the annual meeting. If you choose to vote in person at the annual meeting, you must bring a government-issued proof of identification that includes a photo (such as a driver’s license or passport) and either the enclosed proxy card or other verification of your ownership of shares of common stock as of the record date.
If your shares are held in “street name,” meaning they are held for your account by a bank, brokerage firm or other nominee, you are deemed to be the beneficial owner of your shares. The intermediary that holds the shares for you is considered the record holder for the purposes of voting at the annual meeting. As the beneficial owner, you have the right to instruct your intermediary as to how to vote the shares held in your account by following the instructions contained on the voting instruction card provided to you by the intermediary. Your intermediary is required to vote the shares it holds on your behalf according to your instructions. The proxy materials, as well as voting and revocation instructions, should be forwarded to you by the intermediary that holds your shares. To cause your shares to be voted at the annual meeting, you will need to follow the instructions that your intermediary provides you. Many intermediaries solicit voting instructions over the Internet or by telephone.
If your shares are held in “street name,” you may also vote your shares in person at the annual meeting. To attend the annual meeting, you must bring an account statement or letter from your bank, brokerage firm or other nominee showing that you are the beneficial owner of the shares as of the record date. To vote your shares held in street name at the annual meeting, you will also need to obtain a legal proxy from the holder of record.
Q.    Can I change my vote?
A.    If your shares are registered directly in your name, you may revoke your proxy before the annual meeting. You may also revoke any previously submitted proxy by attending the annual meeting and voting in person at the annual meeting. To do so, you must do one of the following:
(1)Submit a new proxy over the Internet or by telephone as instructed above. Only your latest Internet or telephone proxy will be voted at the annual meeting. Please note, however, that you will not be able to revoke your previously submitted proxy over the Internet or by telephone after 11:59 p.m., Eastern Time, on Monday, June 6, 2022.
(2)Sign a new proxy and submit it by mail to Mediant Communications, P.O. Box 8016, Cary, NC 27512-9903. Mediant Communications must receive the proxy card no later than Monday, June 6, 2022. Only your latest dated proxy will be voted at the annual meeting.
(3)Attend the annual meeting and vote in person as instructed above. Attending the annual meeting alone, without submitting a new proxy, will not revoke any previously submitted proxy.
(4)Give our Corporate Secretary written notice before the annual meeting or prior to the taking of the vote at the annual meeting that you want to revoke your previously submitted proxy.
If your shares are held in “street name,” you may submit new voting instructions by contacting your bank, brokerage firm or other nominee. You may also vote in person at the annual meeting, which will have the effect of revoking any previously submitted voting instructions, if you obtain a legal proxy from the record holder of your shares as described in the answer to the question “How do I vote?” above.

Q.    Will my shares be voted if I do not return my proxy?
A.    If your shares are registered directly in your name, your shares will not be voted if you do not submit a proxy over the Internet, by telephone or by mail or vote in person at the annual meeting.
If your shares are held in “street name,” your bank, brokerage firm or other nominee under certain circumstances may vote your shares if you do not return your voting instructions. Banks, brokerage firms or other nominees can vote customers’ shares for which they have not received voting instructions on discretionary matters. However, your bank, brokerage firm or other nominee will not be allowed to vote your shares on non-discretionary matters. If you do not return voting instructions to your bank, brokerage firm or other nominee to vote your shares, your bank, brokerage firm or other nominee may, on discretionary matters, either vote your shares or leave your shares unvoted.
Your bank, brokerage firm or other nominee cannot vote your shares on any matter that is considered non-discretionary. Proposal 1, the election of directors; Proposal 3, the approval of an amendment to the 2019 Equity Incentive Plan; Proposal 4, the approval of an amendment to the amended and restated 2010 Employee Stock Purchase Plan; and Proposal 5, a non-binding advisory vote on executive compensation, are considered non-discretionary matters. If you do not instruct your bank, brokerage firm or other nominee how to vote with respect to these matters, your bank, brokerage firm or other nominee may not vote with respect to these proposals and those votes will be counted as “broker non-votes.” “Broker non-votes” are shares that are held in “street name” by a bank, brokerage firm or other nominee that indicates on its proxy that it does not have or did not exercise discretionary authority to vote on a particular matter. Proposal 2, the approval of an amendment to the Restated Certificate of Incorporation, and Proposal 6, the ratification of the appointment of our independent registered public accounting firm, are considered discretionary matters, and your bank, brokerage firm or other nominee may vote on these discretionary matters even if it does not receive instructions from you, so long as it holds your shares in its name. We encourage you to provide voting instructions to your bank, brokerage firm or other nominee. This ensures that your shares will be voted at the annual meeting according to your instructions. You should receive directions from your bank, brokerage firm or other nominee about how to submit your voting instructions to them.
Q.    How many shares must be represented to hold the annual meeting?
A.    To hold the annual meeting, our bylaws require stockholders holding a majority in voting power of our shares issued and outstanding as of the record date, and entitled to vote at the annual meeting, to be present in person or represented by proxy. This is called a quorum. The inspector of election will inform the Corporate Secretary of the number of shares represented at the meeting, either present in person or represented by proxy, and entitled to vote at the meeting sufficient to constitute a quorum and the Corporate Secretary will declare that a quorum exists. For purposes of determining whether a quorum exists, we count as present any shares for which a proxy has been submitted over the Internet, by telephone, or by completing and submitting a proxy by mail, or that are represented in person at the annual meeting. Further, for purposes of establishing a quorum only, we will count a stockholder’s shares as present even if the stockholder votes (or submits a proxy with instructions to vote) on fewer than all of the proposals or to abstain. In addition, we will count as present shares held in “street name” by banks, brokerage firms or other nominees who indicate on their proxies that they do not have authority to vote those shares on Proposals 1, 2, 3, 4, 5 and 6. If a quorum is not present, we expect to adjourn the annual meeting until we obtain a quorum.
Q.    What vote is required to approve each matter and how are votes counted?
A.    Proposal 1—Election of Directors
The seven nominees for director to receive the highest number of votes FOR election will be elected as directors. This is called a plurality. Proposal 1 is considered a non-discretionary matter. Therefore, if your shares are held by your bank, brokerage firm or other nominee in “street name” and you do not provide voting instructions with respect to your shares, your bank, brokerage firm or other nominee cannot vote your shares on Proposal 1. Shares held in “street name” by banks, brokerage firms or other nominees who indicate on their proxies that they do not have authority to vote the shares on Proposal 1 will not be counted as votes FOR or WITHHELD from any nominee. As a result, such “broker non-votes” will have no effect on the voting on Proposal 1. You may vote FOR or WITHHOLD your vote from each of the nominees. Votes that are withheld will not be included in the vote tally for the election of directors and will not affect the results of the vote.
Proposal 2—Approval of an Amendment to our Restated Certificate of Incorporation to Increase the Number of Authorized Shares of Common Stock from 50,000,000 to 80,000,000
To approve Proposal 2, stockholders holding a majority of the outstanding shares of our common stock entitled to vote thereon must vote FOR the proposal. Proposal 2 is considered a discretionary matter. Therefore, if your shares are held by your bank, brokerage firm or other nominee in “street name” and you do not provide voting instructions with respect to your shares, your bank, brokerage firm or other nominee may vote your shares on Proposal 2. If you ABSTAIN from voting on Proposal 2, your shares will not be voted FOR or AGAINST the proposal. Because this Proposal 2 requires an affirmative vote of a majority of the outstanding shares entitled to vote thereon, votes to ABSTAIN will have the equal effect as a vote AGAINST the proposal.
Proposal 3—Approval of an Amendment to the 2019 Equity Incentive Plan
To approve Proposal 3, stockholders holding a majority of the votes cast on the matter and voting FOR or AGAINST the proposal must vote FOR the proposal. Proposal 3 is considered a non-discretionary matter. Therefore, if your shares are held by your bank, brokerage firm or other nominee in “street name” and you do not provide voting instructions with respect to your shares, your bank, brokerage firm or other nominee cannot vote your shares on Proposal 3. Shares held in “street name” by banks, brokerage firms or other nominees who indicate on their proxies that they do not have authority to vote the shares on Proposal 3 will not be counted as votes FOR or AGAINST the proposal and also will not be counted as votes cast or shares voting on the proposal. If you ABSTAIN from voting on Proposal 3, your shares will not be voted FOR or AGAINST the proposal and also will not be counted as votes cast or shares voting on the proposal. As a result, “broker non-votes” and votes to ABSTAIN will have no effect on the outcome of Proposal 3.
Proposal 4—Approval of an Amendment to the Amended and Restated 2010 Employee Stock Purchase Plan
To approve Proposal 4, stockholders holding a majority of the votes cast on the matter and voting FOR or AGAINST the proposal must vote FOR the proposal. Proposal 4 is considered a non-discretionary matter. Therefore, if your shares are held by your bank, brokerage firm or other nominee in “street name” and you do not provide voting instructions with respect to your shares, your bank, brokerage firm or other nominee cannot vote your shares on Proposal 4. Shares held in “street name” by banks, brokerage firms or other nominees who indicate on their proxies that they do not have authority to vote the shares on Proposal 4 will not be counted as votes FOR or AGAINST the proposal and also will not be counted as votes cast or shares voting on the proposal. If you ABSTAIN from voting on Proposal 4, your shares will not be voted FOR or AGAINST the proposal and also will not be counted as votes cast or shares voting on the proposal. As a result, “broker non-votes” and votes to ABSTAIN will have no effect on the outcome of Proposal 4.
Proposal 5—Advisory Vote on Executive Compensation
Our board of directors is holding a non-binding advisory vote regarding the compensation of our named executive officers, as described in the “Executive and Director Compensation” section of this proxy statement, including the executive compensation tables and accompanying narrative disclosures therein. To approve Proposal 5, stockholders holding a majority of the votes cast on the matter and voting FOR or AGAINST the proposal must vote FOR the proposal. Proposal 5 is considered a non-discretionary matter. Therefore, if your shares are held by your bank, brokerage firm or other nominee in “street name”

and you do not provide voting instructions with respect to your shares, your bank, brokerage firm or other nominee cannot vote your shares on Proposal 5. Shares held in “street name” by banks, brokerage firms or other nominees who indicate on their proxies that they do not have authority to vote the shares on Proposal 5 will not be counted as votes FOR or AGAINST the proposal and also will not be counted as votes cast or shares voting on the proposal. If you ABSTAIN from voting on Proposal 5, your shares will not be voted FOR or AGAINST the proposal and also will not be counted as votes cast or shares voting on the proposal. As a result, “broker non-votes” and votes to ABSTAIN will have no effect on the outcome of Proposal 5.
The proposal is advisory and non-binding in nature, but our compensation committee and board of directors will take into account the outcome of the vote when considering future executive compensation arrangements.
Proposal 6—Ratification of Appointment of Independent Registered Public Accounting Firm
To approve Proposal 6, stockholders holding a majority of the votes cast on the matter and voting FOR or AGAINST the proposal must vote FOR the proposal. Proposal 6 is considered a discretionary matter. Therefore, if your shares are held by your bank, brokerage firm or other nominee in “street name” and you do not provide voting instructions with respect to your shares, your bank, brokerage firm or other nominee may vote your shares on Proposal 6. If you ABSTAIN from voting on Proposal 6, your shares will not be voted FOR or AGAINST the proposal and also will not be counted as votes cast or shares voting on the proposal. As a result, votes to ABSTAIN will have no effect on the outcome of Proposal 6.
Although stockholder approval of our audit committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022 is not required, we believe that it is advisable to give stockholders an opportunity to ratify this appointment. If this proposal is not approved at the annual meeting, our audit committee will reconsider its appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022.
Q.    How does the board of directors recommend that I vote on the proposals?
A.    Our board of directors recommends that you vote:
FOR the election of each of the seven nominees to serve on our board of directors, each to serve for a one-year term expiring at our 2023 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified;

FOR the approval of an amendment to the Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 50,000,000 to 80,000,000;
FOR the approval of an amendment to the 2019 Equity Incentive Plan to increase the number of shares available for issuance under the plan;
FOR the approval of an amendment to the Amended and Restated 2010 Employee Stock Purchase Plan to increase the number of shares available for issuance under the plan from 576,400 to 876,400;
FOR the approval of the non-binding advisory vote on the compensation of our named executive officers; and
FOR the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022.
Q.    Are there other matters to be voted on at the annual meeting?

A.    We do not know of any other matters that may come before the annual meeting. If any other matters are properly presented at the annual meeting, the persons named in the accompanying proxy intend to vote, or otherwise act, in accordance with their judgment on the matter.
Q.    Where can I find the voting results?
A.    We plan to report the voting results in a Current Report on Form 8-K filed with the SEC within four business days following the date of our annual meeting.
Q.    What are the costs of soliciting these proxies?
A.    We will bear the cost of soliciting proxies. We have retained Morrow Sodali LLC to assist us in solicitation of proxies for an aggregate fee of approximately $7,500, plus reasonable out-of-pocket expenses. In addition to solicitation by mail, our directors, officers and employees may solicit proxies by telephone, e-mail, facsimile and in person without additional compensation. We may reimburse banks, brokerage firms or other nominees holding stock in their names, or in the names of their nominees, for their expenses in sending proxies and proxy material to beneficial owners.
HOUSEHOLDING OF ANNUAL MEETING MATERIALS
Some banks, brokerage firms and other nominee record holders may be participating in the practice of “householding” proxy statements, annual reports to stockholders and notices of Internet availability of proxy materials. This means that only one copy of such materials may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of any such document to you upon written or oral request to AVEO Pharmaceuticals, Inc., 30 Winter Street, Boston, Massachusetts 02108, Attention: Corporate Secretary, telephone: (857) 400-0101. If you want to receive separate copies of the proxy statement, annual report to stockholders or notices of Internet availability of proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, brokerage firm or other nominee record holder, or you may contact us at the above address and phone number.
OWNERSHIP OF OUR COMMON STOCK
Unless otherwise provided below, the following table sets forth information regarding beneficial ownership of our common stock as of April 11, 2022 by:
•each person, or group of affiliated persons, known to us to be the beneficial owner of 5% or more of the outstanding shares of our common stock;
•each of our current directors and director nominees;
•our executive officers that are named in the “Summary Compensation Table" included elsewhere in this proxy statement; and
•all of our current directors and executive officers as a group.
The number of shares of common stock beneficially owned by each person or entity is determined in accordance with the applicable rules of the SEC and includes voting or investment power with respect to shares of our common stock. The information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated in the table or in the footnotes to the table below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under community property laws. The inclusion herein of any shares as beneficially owned does not constitute an admission of beneficial ownership.

The column entitled “Percentage of Shares Beneficially Owned” is based on a total of 34,474,710 shares of our common stock outstanding as of April 11, 2022. Except as otherwise set forth below, the address of each beneficial owner is c/o AVEO Pharmaceuticals, Inc., 30 Winter Street, Boston, Massachusetts 02108.

Name and Address of Beneficial Owner	Number of Common Shares Beneficially Owned		Common Stock Underlying Options Exercisable Within 60 Days		Total Equity Securities Beneficially Owned	Percentage of Shares Beneficially Owned
Holders of more than 5% of our voting securities
Entities affiliated with New Enterprise Associates(1) 1954 Greenspring Drive, Suite 600 Timonium, MD 21093	3,952,958		—		3,952,958	11.5%
Entities affiliated with AIGH Capital Management, LLC(2) 6006 Berkeley Avenue, Baltimore, MD 21209	2,711,370		—		2,711,370	7.9%
Directors and Named Executive Officers
Kenneth Bate	375		45,702		46,077	*
Anthony Evnin	41,852	(3)	45,702	(4)	87,554	*
Gregory Mayes	—		26,500		26,500	*
Scarlett Spring	—		24,829		24,829	*
Corinne Epperly	—		11,792		11,792	*
Kevin Cullen	—		9,711		9,711	*
Michael Bailey	51,096		662,509		713,605	*
Erick Lucera	—		77,210		77,210	*
Michael Needle	2,590		163,107		165,697	*
Michael Ferraresso	11,020	(5)	124,833		135,853	*
Jebediah Ledell	—		1,731		—	—%
All current executive officers and directors as a group (10 persons)	104,343		1,030,519		1,134,862	—%

*Represents beneficial ownership of less than one percent of our outstanding common stock.
(1)This information is derived from information regarding our common stock in a Schedule 13D/A filed with the SEC by Growth Equity Opportunities Fund IV, LLC, or GEO IV, on June 24, 2020. The shares of common stock are held directly by GEO IV and indirectly held by New Enterprise Associates 15, L.P., or NEA 15, the sole member of GEO IV; NEA Partners 15, L.P., or NEA Partners 15, the sole general partner of NEA 15; NEA 15 GP, LLC, or NEA 15 GP, the sole general partner of NEA Partners 15, and the individual managers of NEA 15 GP (NEA 15, NEA Partners 15, NEA 15 GP and the individual managers of NEA 15 GP are collectively referred to as the Indirect Reporting Persons). The individual managers of NEA 15 GP are Peter J. Barris, Forest Baskett, Anthony A. Florence, Jr., Mohamad Makhzoumi, Josh Makower, David M. Mott, Scott D. Sandell and Peter W. Sonsini. Each of the Indirect Reporting Persons disclaims beneficial ownership of the shares held by GEO IV other than those shares which such person owns of record, and except to the extent of its or his pecuniary interest therein. According to GEO IV, as of June 24, 2020, GEO IV had sole voting power over 5,424,009 shares of common stock, shared voting power over 0 shares of common stock, sole dispositive power over 5,424,009 shares of common stock and shared dispositive power over 0 shares of common stock. On April 8, 2021, all 434,783 warrants purchased in connection with the April 2019 public offering of our common stock expired.
(2)This information is derived from information regarding our common stock in a Schedule 13G/A filed with the SEC by Mr. Orin Hirschman (“Mr. Hirschman”) on February 11, 2022. The shares of common stock are held by (i) AIGH Capital Management, LLC, a Maryland limited liability company (“AIGH LP”), as an Advisor or Sub-Advisor with respect to shares of common stock held by AIGH Investment Partners, L.P. and WVP Emerging Manger Onshore Fund, LLC; (ii) AIGH Investment Partners, L.L.C., a Delaware limited liability company (“AIGH LLC”), with respect to shares of common stock directly held by it; and (iii) Mr. Hirschman, who is the Managing Member of AIGH LP and president of AIGH LLC, with respect to shares of common stock indirectly held by AIGH LP, directly by AIGH LLC and Mr. Hirschman and his family directly.
(3)Consists of (a) 10 shares of common stock held by Venrock Entrepreneurs Fund Management III, LLC, or VEFM III and (b) 41,841 shares of common stock held directly by Dr. Anthony Evnin. Dr. Evnin is a partner of VR Management, LLC, an affiliate of VEFM III. Dr. Evnin expressly disclaims beneficial ownership over all shares held by or on behalf of VEFM III, except to the extent of his indirect pecuniary interest therein. The address of VEFM III is c/o Venrock, 3340 Hillview Avenue, Palo Alto, CA 94304.
(4)Includes 1,250 shares of common stock issuable upon exercise of options held by Dr. Evnin on behalf and for the sole benefit of VR Management, LLC.

(5)Consists of (a) 10,103 shares of common stock held by Mr. Ferraresso, and (b) 917 shares of common stock held by Mr. Ferraresso’s wife.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, requires our directors, executive officers and the holders of more than 10% of our common stock to file with the SEC initial reports of ownership of our common stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Executive officers, directors and 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.
Based solely on a review of our records and written representations by the persons required to file these reports, we believe that, during the year ended December 31, 2021, our executive officers, directors and 10% stockholders complied with all Section 16(a) filing requirements applicable to them except that a Form 3 for Mr. Ferraresso, due on March 20, 2021, was filed late on March 24, 2021; a Form 3 and Form 4 (reporting one transaction) for Dr. Cullen, due on April 25, 2021, was filed late on April 27, 2021; a Form 4 (reporting one transaction) for Mr. Lucera, due on February 5, 2021, was filed late on April 16, 2021; a Form 4 (reporting one transaction) for Mr. Bailey, due on February 9, 2021, was filed late on April 16, 2021; and a Form 4 (reporting one transaction) for Dr. Needle, due on February 9, 2021, was filed late on April 16, 2021.

PROPOSAL 1—ELECTION OF DIRECTORS
The board of directors is currently set at seven members. The persons named in the accompanying proxy will vote to elect Mr. Bailey, Mr. Bate, Dr. Cullen, Dr. Epperly, Dr. Evnin, Mr. Mayes and Ms. Spring as directors unless you indicate otherwise on your proxy. Each of the nominees is currently a member of our board of directors.
If they are elected, each of the nominees will hold office until our 2023 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified. Each of the nominees has indicated his or her willingness to serve, if elected; however, if any nominee should be unable to serve, the shares of common stock represented by proxies may be voted for a substitute nominee designated by our board of directors.
There are no family relationships between or among any of our officers or directors.
Below are the names, ages and certain other information regarding the business experience, qualifications, attributes and skills of each of the nominees for director. Information with respect to the number of shares of common stock beneficially owned by each of these individuals, directly or indirectly, as of April 11, 2022 appears above under the heading “Ownership of Our Common Stock.”

Vote	✓	OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES AS DIRECTOR

Our 2022 Director Nominees

Age: 56 Director since: 2015 2021 attendance: 100%	Michael Bailey

Qualifications
We believe Mr. Bailey’s qualifications to serve on our board of directors include his service as our president and chief executive officer, his executive leadership roles at global pharmaceutical and biotechnology companies and his significant experience in oncology commercialization, clinical development, corporate finance, business development and corporate strategy.

	Other Public Boards	Education
	•IMV Inc. (since July 2020)	•B.S. in Psychology from St. Lawrence University •M.B.A. from The Mendoza College of Business at the University of Notre Dame
Experience
Mr. Bailey has served as our president and chief executive officer and as a director since January 2015. Mr. Bailey joined our company in September 2010 as our chief commercial officer and was named our chief business officer in June 2013. Prior to joining our company, Mr. Bailey served as senior vice president, business development and chief commercial officer at Synta Pharmaceuticals Corp., a biopharmaceutical company focused on research, development and commercialization of oncology medicines, from August 2008 to September 2010. From 1999 to 2008, Mr. Bailey worked at ImClone Systems Incorporated ("ImClone"), a biopharmaceutical company focused on the development and commercialization of treatments for cancer patients. During his nine-year tenure at ImClone, he was responsible for commercial aspects of the planning and launch of ERBITUX® (cetuximab) across multiple oncology indications, as well as new product planning for the ImClone development portfolio, which included CYRAMZA® (ramucirumab) and PORTRAZZA® (necitumumab). In addition, Mr. Bailey was a member of the strategic leadership committees for ImClone and its North American and worldwide partnerships and led its commercial organization, most recently as senior vice president of commercial operations. Prior to his role at ImClone, Mr. Bailey managed the cardiovascular new products development portfolio at Genentech, Inc., a biotechnology company, from 1997 to 1999. Mr. Bailey started his career in the pharmaceutical industry as part of Smith-Kline Beecham’s executive marketing development program, where he held a variety of commercial roles from 1992 to 1997, including sales, strategic planning and product management.

Age: 71 Director since: 2007 Chairman since: 2021 Independent Director Committees: •Audit, Chair •Nominating and Governance 2021 attendance: 100%	Kenneth Bate

Qualifications
We believe Mr. Bate’s qualifications to serve on our board of directors as chairman include his operating, finance, commercial, transactional and senior management experience in the industry, such as his experience as chief executive officer of Archemix Corp. ("Archemix") and NitroMed,Inc. ("Nitromed") as head of commercial operations and chief financial officer at Millennium Pharmaceuticals, Inc. ("Millennium Pharmaceuticals"), and as chief financial officer and vice president of sales and marketing at Biogen Inc. ("Biogen"), as well as his experience serving on the board of directors of other public life sciences companies, such as Cubist Pharmaceuticals, Inc., BioMarin Pharmaceutical Inc. and Vanda Pharmaceuticals Inc.

	Other Public Boards	Education
•Madrigal Pharmaceuticals, Inc. (since 2016)
•Astria Therapeutics, Inc. (formerly Catabasis Pharmaceutical, Inc.) (since 2014)
•Genocea Biosciences, Inc. (since 2014)
•Epizyme, Inc. (since 2014)
•Vanda Pharmaceuticals Inc. (2015-2018)
•Transmedics, Inc. (2012-2017)
•BioMarin Pharmaceutical Inc. (2012-2017)
•Cubist Pharmaceuticals, Inc. (2003-2016)
•B.A. in Chemistry from Williams College •M.B.A. from The Wharton School of the University of Pennsylvania
Experience
Mr. Bate has served as an independent consultant since December 2011. Prior to serving as an independent consultant, Mr. Bate was the president and chief executive officer of Archemix, a private biopharmaceutical company, a position he held from April 2009 through December 2011. From 2006 to April 2009, he served in various positions at NitroMed, a public pharmaceutical company, most recently as president and chief executive officer. From 2002 to 2005, Mr. Bate served as head of commercial operations and chief financial officer at Millennium Pharmaceuticals, a biopharmaceutical company. Prior to joining Millennium Pharmaceuticals, Mr. Bate co-founded JSB Partners, LLC, a banking and advisory services firm for biopharmaceutical and life sciences companies. From 1990 to 1996, Mr. Bate was employed with Biogen, a public biotechnology company, first as its chief financial officer and then as head of the commercial organization responsible for launching its multiple sclerosis business.

Age: 65 Director since: 2021 Independent Director Committees: •Audit •Compensation 2021 attendance: 100%	Kevin Cullen, M.D.

Qualifications
We believe that Dr. Cullen’s qualifications to serve on our board of directors include his extensive leadership in cancer research as the Marlene and Stewart Greenebaum Distinguished Professor in Oncology, his service as a director of the Program in Oncology at the University of Maryland School of Medicine, his service as director of the University of Maryland Marlene and Stewart Greenebaum Comprehensive Cancer Center, his service on the National Cancer Advisory Board, as well as his service as chairman of the board of the American Cancer Society and his accomplished background as a physician.

Education
•A.B. in Biology from Dartmouth College •M.D. from Harvard Medical School
Experience
Dr. Cullen has served as the Marlene and Stewart Greenebaum Distinguished Professor in Oncology and director of the Program in Oncology at the University of Maryland School of Medicine since January 2004. He also serves as the director of the University of Maryland Marlene and Stewart Greenebaum Comprehensive Cancer Center, since January 2004. In addition to the positions he holds at the University of Maryland, Dr. Cullen serves on the scientific advisory committees for the Cancer Centers of University of Minnesota, Case Western Reserve University, The Ohio State University Comprehensive Cancer Center and Johns Hopkins University. In 2011, he was appointed by President Obama to the National Cancer Advisory Board. Dr. Cullen’s previous experience was as interim director of the Lombardi Cancer Center at Georgetown University from October 2000 to September 2002 and professor of medicine, oncology and otolaryngology at Georgetown University School of Medicine from July 2002 to January 2004.

Age: 44 Director since: 2021 Independent Director Committees: •Compensation •Nominating and Governance 2021 attendance: 100%	Corinne Epperly, M.D., M.P.H.

Qualifications
We believe that Dr. Epperly’s qualifications to serve on our board of directors include her deep oncology experience as a physician and scientist blending medicine and business with a proven track record in oncology drug development and launches, commercial and medical strategy, marketing, M&A and operations gained at Iovance Biotherapeutics. Inc., VBL Therapeutics, Bristol Myers Squibb, Goldman Sachs International and the National Cancer Institute of the National Institute of Health.

Education
•B.Sc. in Biochemistry and Biology from the University of Virginia •M.D. from the University of North Carolina Chapel Hill •M.P.H. from the University of North Carolina Chapel Hill
Experience
Dr. Epperly has served as chief operating officer of Syncopation Life Sciences, Inc. since May 2021. Prior to serving as chief operating officer at Syncopation Life Sciences, Inc., Dr. Epperly was a senior vice president of strategy and operations at Iovance Biotherapeutics, Inc., a public clinical-stage immuno-oncology company, leading clinical operations overseeing all clinical trials, developing and implementing business strategy to advance drug development including clinical trial design, global business development and the commercial operating model for the launch of tumor infiltrating lymphocytes, a position she held from January 2019 to March 2021. Previously, from 2017 to 2018, she served as the chief operating officer at Vascular Biogenics Ltd., a public biopharmaceutical focused on cancer treatments, where she helped lead corporate strategy, financing and business development, designed a U.S. commercial operating model and marketing plan and supported immuno-oncology clinical drug development. Prior to these roles, Dr. Epperly held the positions of Hepatocellular Carcinoma Medical Launch Lead from June 2017 to March 2017, Glioblastoma Commercial Launch Lead from March 2017 to March 2016 and OPDIVO & YERVOY Safety Management Lead from March 2016 to March 2015 at Bristol Myers Squibb and, prior to joining Bristol Myers Squibb, Dr. Epperly was an equity analyst in Global Pharmaceutical and Biotechnology Investment Research at Goldman Sachs International.

Age: 81 Director since: 2002 Independent Director Committees: •Nominating and Governance, Chair •Audit 2021 attendance: 100%	Anthony Evnin, Ph.D.

Qualifications
We believe Dr. Evnin’s qualifications to sit on our board of directors include his substantial experience as an investor in, and director of, numerous biopharmaceutical companies, including Infinity Pharmaceuticals, Inc. ("Infinity Pharmaceuticals") and Constellation Pharmaceuticals and his experience as a board member of world renowned hospitals and research universities such as Memorial Sloan Kettering Cancer Center and The Rockefeller University.

	Other Public Boards	Education
	•Infinity Pharmaceuticals, Inc. (since 2006) •Cantel Medical Corp. (2016-2021) •Constellation Pharmaceuticals, Inc. (2008-2020) •Juno Therapeutics, Inc. (2014-2018)	•A.B. from Princeton University •Ph.D. in Chemistry from the Massachusetts Institute of Technology
Experience
From 1975 to 2021, Dr. Evnin served as a partner at Venrock, a venture capital firm, where he focused largely on life sciences investments and, in particular, biotechnology investments. In addition to his public board service with Infinity Pharmaceuticals, he currently serves on the boards of Redpin Therapeutics, Inc. and Bridge Medicines LLC, both private biopharmaceutical companies. Dr. Evnin’s previous experience was as a manager of business development at Story Chemical Corporation and a research scientist at Union Carbide Corporation. Dr. Evnin is a trustee emeritus of The Rockefeller University and of Princeton University, a trustee of The Jackson Laboratory, a member of the Boards of Overseers and Managers of Memorial Sloan Kettering Cancer Center, a director of the New York Genome Center and a member of the board of directors of the Albert and Mary Lasker Foundation.

Age: 53 Director since: 2019 Independent Director Committees: •Compensation •Nominating and Governance 2021 attendance: 95%	Gregory Mayes

Qualifications
We believe Mr. Mayes' qualifications to serve on our board of directors include his substantial experience as an executive and director of multiple biopharmaceutical and other life sciences companies.

	Other Public Boards	Education
	•Receptor Life Sciences, Inc. (2020-Present) •OncoSec Medical Incorporated (2018-2019)	•B.S. in Advertising and Political Science from Syracuse University •J.D. from the Temple University School of Law
Experience
Mr. Mayes has served as the president and chief executive officer of Antios Therapeutics, Inc. since 2020. From 2017 to August 2020, Mr. Mayes was president and chief executive officer of Engage Therapeutics, Inc., a privately held specialty biopharmaceutical company, which he founded in January 2017. From 2013 to 2016, Mr. Mayes served as executive vice president and chief operating officer of Advaxis, Inc., a public biotechnology company focused on the development of immune-oncology therapies. Mr. Mayes also served on the board of Advaxis, Inc. from March 2016 to April 2017. Prior to joining Advaxis, Inc., Mr. Mayes served as executive vice president of Dendreon Corporation, a public biotechnology company. From 2010 to 2012, Mr. Mayes was the president and general counsel of Unigene Laboratories, Inc. where he primarily led out-licensing efforts for its oral peptide drug delivery platform. He also served on the board of Unigene Laboratories, Inc. from 2012 to 2013. Prior to these roles, Mr. Mayes served as general counsel and chief compliance officer at ImClone Systems Corporation, a wholly owned subsidiary of Eli Lilly & Company, and as senior counsel at AstraZeneca Pharmaceuticals, LP., and practiced law at Morgan, Lewis & Bockius LLP.

Age: 58 Director since: 2019 Independent Director Committees: •Compensation, Chair •Audit 2021 attendance: 95%	Scarlett Spring

Qualifications
We believe Ms. Spring’s qualifications to serve on our board of directors include her extensive experience in leadership of national sales and commercial divisions of global biopharmaceutical companies, as well as her extensive experience as a director and executive in healthcare and other highly regulated organizations, such as at the Republic Bank of Arizona.

Education
•B.A. in Marketing from the University of Texas at Austin •M.B.A. from Pepperdine University
Experience
Ms. Spring has served as the chief executive officer of TapRoot Interventions & Solutions, Inc., a privately held software company, since she co-founded the company in March 2019. From August 2010 to December 2018, Ms. Spring served as president and chief commercial officer for VisionGate, Inc., a privately held biopharmaceutical company. Prior to these roles, Ms. Spring served at Merck & Co., Inc., a public pharmaceutical company, and AstraZeneca Pharmaceuticals, LP, a subsidiary of AstraZeneca plc, a public biopharmaceutical company, in national sales and commercial leadership roles. Ms. Spring also previously served as executive vice president and chief operating officer of the Greater Phoenix Economic Council from 2008 to 2010. She currently serves as a member of the board of directors of Republic Bank of Arizona, the Arizona Bioscience Board and Risk Capital Committee of the Flinn Foundation and the Arizona Sports and Tourism Authority.

CORPORATE GOVERNANCE
General
We believe that good corporate governance is important to ensure that our company is managed for the long-term benefit of our stockholders. This section describes key corporate governance practices that we have adopted.

We have adopted a code of business conduct and ethics, which applies to all of our officers, directors and employees, as well as charters for our audit committee, our compensation committee and our nominating and governance committee, and corporate governance guidelines. We have posted copies of our code of business conduct and ethics and corporate governance guidelines, as well as each of our committee charters, on the Corporate Governance page of the Investors section of our website, www.aveooncology.com, which you can access free of charge. We intend to disclose on our website any amendments to, or waivers from, our code of business conduct and ethics that are required to be disclosed by law or Nasdaq listing standards.
Composition of our Board of Directors
Our board currently consists of seven members, but the board has the authority to increase or decrease that size depending on an assessment of its needs and other relevant circumstances at any given time.
Our nominating and governance committee and our board of directors consider a broad range of factors when selecting nominees. We strive to identify candidates who will further the interests of our stockholders. Among other things, we expect that all of our directors will have the following experience and traits:
•reputation for integrity, honesty and adherence to high ethical standards;
•demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to the current and long-term objectives of the company and a willingness and ability to contribute positively to the decision-making process of the company;
•a commitment to understand the company and its industry;
•an interest in and ability to understand the sometimes conflicting interests of the various constituencies of the company, which include stockholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all stockholders; and
•should not have, nor appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of all the company’s stockholders and to fulfill the responsibilities of a director.
In addition, every nominee must have sufficient time and availability to devote to the company’s affairs.
In building our board, we also believe that the following skills and experiences, while not exhaustive, are helpful in ensuring that our directors collectively possess the skills and backgrounds necessary for us to execute on our strategic plans and to exercise the board’s oversight responsibilities on behalf of our stockholders. Skills and experiences shown below are generally reflective of the individual having worked in or oversight of the area, rather than experience obtained as a director in the relevant field.

Skill/Experience	Bailey	Bate	Cullen	Epperly	Evnin	Mayes	Spring
CEO Experience	✔	✔	✔			✔	✔
Clinical Development	✔	✔	✔	✔	✔	✔	✔
Drug Commercialization	✔	✔		✔	✔		✔
Finance / Accounting	✔	✔		✔	✔		✔
Regulatory	✔					✔
Healthcare Industry	✔	✔	✔	✔	✔	✔	✔
Investor Experience	✔	✔		✔	✔	✔
Business Development / Strategic Transactions	✔	✔		✔	✔	✔	✔
Legal / Compliance						✔
Science / Research			✔	✔	✔
Board Experience*	7	>10	1	1	>10	4	3
*Aggregate, combined number of years serving as a director at a public company.

Board Determination of Independence
The Nasdaq Listing Rules requires a majority of a listed company’s board of directors to be comprised of independent directors within one year of listing. In addition, Nasdaq Listing Rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and governance committees be independent directors and, in the case of all members of the audit committee, satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), and, in the case of all members of the compensation committee, satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act. Under Rule 5605(a)(2), a director will only qualify as an “independent director” if, in the opinion of our board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries. In addition, in affirmatively determining the independence of any director who will serve on a company’s compensation committee, Rule 10C-1 under the Exchange Act requires that a company’s board of directors consider all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (1) the source of compensation of the director, including any consulting, advisory or other compensatory fee paid by such company to the director; and (2) whether the director is affiliated with the company or any of its subsidiaries or affiliates.
Our board of directors annually reviews the composition of our board of directors and its committees and the independence of each director. In 2022, based upon information provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors determined that none of Mr. Bate, Dr. Cullen, Dr. Epperly, Dr. Evnin, Mr. Mayes or Ms. Spring, representing six of our seven directors, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as that term is defined under Rule 5605(a)(2) of the Nasdaq Listing Rules. In making such determinations, the board of directors considered the relationships that each such non-employee director has with our company and other facts and circumstances the board of directors deemed relevant in determining independence, including the beneficial ownership of our capital stock by each non-employee director.

Role of the Board
Our board of directors is responsible for establishing broad corporate policies and reviewing our overall performance. The primary responsibility of our board is to oversee the management of our company and, in doing so, serve the best interests of our company and our stockholders. Our board selects, evaluates and provides for the succession of executive officers and, pursuant to recommendations by our nominating and governance committee and subject to stockholder election, selects directors. It reviews and approves corporate objectives and strategies, and evaluates significant policies and proposed major commitments of corporate resources. Our board also participates in decisions that have a potential major economic impact on our company. Management keeps our directors informed of company activity through regular communication, including written reports and presentations at board and committee meetings.
In February 2021, our board of directors designated Mr. Bate, an independent director within the meaning of Nasdaq Listing Rules (see “Board Determination of Independence” above), to serve as the chairman of our board of directors. Pursuant to our corporate governance guidelines, Mr. Bate’s functions and duties as chairman include, but are not limited to, the following:
•chairing any meeting of the independent directors in executive session;
•meeting with any director who is not adequately performing his or her duties as a member of the board or any committee;
•facilitating communications between other members of the board and chief executive officer;
•approving the agenda for each board meeting and determining the need for special meetings of the board;
•consulting with the chief executive officer on matters relating to corporate governance and board performance;
•providing input to the nominating and governance committee on the selection of new director candidates;
•extending the invitation to a new director candidate to join the board of directors;
•determining the frequency and length of board meetings; and
•monitoring communications from shareholders and other interested parties and providing copies or summaries of such communications to other directors as he considers appropriate.
We do not currently have a policy as to whether the same person should serve as both the chief executive officer and the chairman of the board. However, our board has determined that the roles of chairman and chief executive officer should be separate at the current time. Our board decided to separate the roles of chairman and chief executive officer because it believes that leadership structure offers the following benefits:
•Increasing the independent oversight of the company and enhancing our board’s objective evaluation of our chief executive officer.
•Freeing the chief executive officer to focus on company operations instead of board administration.
•Providing the chief executive officer with an experienced sounding board.
•Providing greater opportunities for communication between stockholders and our board.

•Enhancing the independent and objective assessment of risk by our board.
•Providing an independent spokesman for the company.
The Board’s Role in Risk Oversight
We face a number of risks in our business, including risks related to: commercialization including pricing and competition; clinical research and development; regulatory reviews, approvals and oversight; intellectual property filings, prosecution, maintenance and challenges; the establishment and maintenance of strategic alliances; manufacturing; the ability to access additional funding for our business; stockholder litigation; and other risks, including those described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021. Our management is responsible for the day-to-day management of the risks that we face, while our board of directors, as a whole and through its committees, has responsibility for the oversight of risk management.
Our board administers its risk oversight function directly and through its three committees. Our chairman meets regularly with our chief executive officer and other executive officers to discuss strategy and risks facing our company. Members of our executive team attend at least quarterly board meetings and are available to address any questions or concerns raised by the board on risk management and other related matters. Each quarter, the board of directors receives presentations from members of senior management on strategic matters involving our business. In addition, the audit committee periodically discusses with management our risk exposures in the areas of financial reporting, internal controls, cybersecurity risks and compliance with legal and financial regulatory requirements, their potential impact on our company and the steps we take to manage them. The compensation committee assists the board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. The nominating and governance committee assists the board in fulfilling its oversight responsibilities with respect to the management of risks associated with board organization, membership and structure, succession planning for our directors and executive officers and corporate governance.

Environmental, Social and Governance Focus

Management and the Board recognize that, as we continue to grow and advance our business, it is important to also focus our corporate responsibility programs on issues that support long-term sustainability of our operations and manage relevant environmental, social and governance (“ESG”) risks and the related opportunities. While we plan to expand our ESG strategy, we have already focused on the following areas:

•Diversity, Equity and Inclusion: We are committed to providing diversity in our workforce and to taking steps to support equity and inclusion for all. As of March 31, 2022, the diversity of our workforce consisted of 47% women and 22% individuals of color.

•COVID-19 Support: During the COVID-19 pandemic, our employees are provided the ability to work virtually in order to flexibly manage business and home responsibilities. We have enhanced our internal communications to ensure connectivity to our workforce. We will continue to manage this situation with a focus towards the safety of our employees.

•Environmental Impact: We are cognizant of our responsibility to our broader environment and effort to reduce our company’s carbon footprint wherever feasible, including increasing our paper recycling efforts and utilizing reusable drink and dishware products in an effort to minimize paper goods and canned drinks.

Policy Against Hedging and Pledging Company Securities

Our insider trading policy, which applies to all of our employees and directors and their respective family members and designees, prohibits (i) pledging of our securities, including purchasing our securities on margin, margin accounts and pledges as collateral for a loan (except in extraordinary situations where a person wishes to pledge company securities as collateral for a loan (other than a margin loan) and clearly demonstrates the financial capacity to repay the loan without resort to the pledged securities) and (ii) engaging in short sales of our securities, and buying or selling derivatives on our securities and otherwise using financial instruments, such as prepaid variable forwards, equity swaps and exchange funds, to hedge or offset, or that are designed to hedge or offset, any decrease in the market value of our securities.
Board and Committee Meetings
Each director is expected to make reasonable efforts to attend all board and applicable committee meetings. Attendance rates are taken into account by the nominating and governance committee and the board when they assess directors for re-nomination to the board.
The full board of directors met eleven (11) times in formal meetings during 2021, in addition to holding frequent calls and informal sessions. Each director attended (virtually or in person) at least 95% of the aggregate meetings of the board (held while such person was a director) and meetings held by all committees of the board on which such person served.
Director Attendance at Annual Meeting of Stockholders
Our corporate governance guidelines provide that directors are responsible for attending annual meetings. Each of our then-current directors attended the 2021 Annual Meeting of Stockholders.
Board Committees
As described below, our board of directors has established three committees: audit, compensation and nominating and governance. The board of directors may establish other committees from time to time. All members of all three board committees are independent directors. The members of each committee are appointed by our board upon recommendation of our nominating and governance committee.
The charters for the audit, compensation and nominating and governance committees are available on the Corporate Governance page of the Investors section of our website at www.aveooncology.com. Each such committee reviews its respective charter periodically.

Audit Committee Members: •Kenneth Bate (Chair) •Kevin Cullen •Anthony Evnin •Scarlett Spring
The Audit Committee’s responsibilities include:
•appointing, approving the compensation of, and assessing the independence of the independent registered public accounting firm;
•overseeing the work of the independent registered public accounting firm, including through the receipt and consideration of reports from such firm;
•reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;
•monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;
•overseeing our internal audit function;
•discussing our risk management policies;
•establishing policies regarding hiring employees from the independent registered public accounting firm and procedures for the receipt and retention of accounting-related complaints and concerns;
•meeting independently with our internal auditing staff, independent registered public accounting firm and management;
•reviewing and approving or ratifying any related person transactions;
•preparing the audit committee report required by SEC rules;
•reviewing all related person transactions for potential conflicts of interest and approving all appropriate transactions; and
•reviewing quarterly earnings releases.

Meetings in 2021: 5
Independence:
Our board of directors has determined that each member of the audit committee meets the heightened independence requirements for audit committee members prescribed by the SEC and Nasdaq, and that each has sufficient knowledge in financial and auditing matters to serve on the Audit Committee.
Financial experts:
Our board of directors has determined Kenneth Bate is an “audit committee financial expert,” as defined in the applicable SEC rules.

Compensation Committee Members: •Scarlett Spring (Chair) •Kevin Cullen •Corinne Epperly •Gregory Mayes
The Compensation Committee’s responsibilities include:
•annually reviewing and approving corporate goals and objectives relevant to our chief executive officer’s and our other executive officers’ compensation;
•reviewing and making recommendations to our board with respect to the compensation of our chief executive officer and our other executive officers’ compensation;
•overseeing an evaluation of our senior executives;
•overseeing and administering our incentive compensation and equity-based plans;
•reviewing and making recommendations to our board with respect to director compensation;
•reviewing and discussing annually with management our “Compensation Discussion and Analysis” disclosure as prepared in accordance with or required by SEC rules; and
•preparing the annual compensation committee report required by SEC rules.

Meetings in 2021: 5
Independence:
Our board of directors has determined that each member of the compensation committee meets the heightened independence requirements for compensation committee members prescribed by Nasdaq.

Nominating and Governance Committee Members: •Anthony Evnin (Chair) •Kenneth Bate •Corrine Epperly •Gregory Mayes
The Nominating and Governance Committee’s responsibilities include:
•identifying individuals qualified to serve as members of our board;
•recommending to our board the persons to be nominated for election as directors and to each of our board’s committees;
•reviewing and making recommendations to our board with respect to management succession planning;
•developing and recommending to our board corporate governance guidelines;
•developing and recommending to our board continuing educational programs regarding corporate governance and other pertinent topics; and
•overseeing an annual evaluation of our board.

Meetings in 2021: 4 Independence: We believe that the composition of our nominating and governance committee meets the requirements for independence under current Nasdaq and SEC rules and regulations.
Director Nomination Process
Our nominating and governance committee is responsible for identifying individuals qualified to serve as directors, consistent with criteria approved by our board, and recommending the persons to be nominated for election as directors, except where we are legally required by contract, law or otherwise to provide third parties with the right to nominate.
The process followed by our nominating and governance committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the nominating and governance committee and our board.
Criteria and Diversity
In considering whether to recommend any particular candidate for inclusion in our board’s slate of recommended director nominees, our nominating and governance committee applies criteria that include the candidate’s integrity, business acumen, knowledge of our business and industry, experience, absence of conflicts of interest and ability to act in the interests of all stockholders. Our nominating and governance committee also considers the board’s current composition in evaluating any candidate, such as diversity of gender, race and national origin, education, professional experience and differences in viewpoints and skills. Our corporate governance guidelines specify that the value of diversity on the board should be considered by the nominating and governance committee in the director identification and nomination process. The committee does not assign specific weights to particular criteria; however, our board and nominating and governance committee believe that it is essential that the board members represent diverse viewpoints, and we are actively seeking to identify board candidates that will contribute to the diversity of the board. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow our board to promote our strategic objectives and fulfill its responsibilities to our stockholders.
In August 2021, the SEC approved a Nasdaq Stock Market proposal to adopt new listing rules relating to board diversity and disclosure. As approved by the SEC, the new Nasdaq listing rules require, commencing in August 2022, all Nasdaq listed companies to disclose consistent, transparent diversity statistics regarding their boards of directors. The rules will also require most Nasdaq listed companies to have, or explain why they do not have, at least two diverse directors, including one who self-identifies as female and one who self-identifies as either an under-represented minority or LGBTQ+. In this regard, Dr. Epperly is female and Ms. Spring self-identifies as gay/lesbian. Accordingly, the company would be in compliance with Nasdaq’s diversity requirement. The Board Diversity Matrix below presents the Board’s diversity statistics in the format prescribed by the Nasdaq rules.

Board Diversity Matrix (As of April 13, 2022)
Total Number of Directors 7
	Female	Male	Non-Binary	Did Not Disclose Gender
Part 1: Gender Identity
Directors	2	5	-	-
Part II: Demographic Background
African American or Black	-	-	-	-
Alaskan Native or Native American	-	-	-	-
Asian	-	-	-	-
Hispanic or Latinx	-	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	2	5
Two or More Races or Ethnicities	-	-	-	-
LGBTQ+	1
Did Not Disclose Demographic Background	-
The director biographies appearing above under “Proposal 1—Election of Directors” indicate each nominee’s experience, qualifications, attributes and skills that led our board to conclude that each director should serve as a member of our board. Our board believes that the nominees have all had substantial achievement in their professional and personal pursuits, and possess the background, talents, diversity and experience that will contribute to the best interests of our company and to long-term stockholder value.
Stockholder Nominations
Stockholders may recommend individuals to our nominating and governance committee for consideration as potential director candidates by submitting names of the proposed candidates, together with appropriate biographical information, background materials and information that would be required to solicit a proxy under federal securities law and, if the stockholder is not a stockholder of record, a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to the nominating and governance committee, c/o Danielle Holland, Corporate Secretary, AVEO Pharmaceuticals, Inc., 30 Winter Street, Boston, Massachusetts 02108. The recommendation must be delivered to the Corporate Secretary prior to the same deadline for director nominations not for inclusion in the proxy materials, as described in the procedures set forth in our bylaws and described below under the heading “Stockholder Proposals.” Assuming that appropriate biographical and background material has been provided on a timely basis, the committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. Stockholders also have the right under our bylaws to nominate director candidates directly, without any action or recommendation on the part of the committee or the board, by following the procedures set forth in our bylaws and described below under the heading “Stockholder Proposals.”
Communicating with the Independent Directors
Our board of directors will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The chairman, subject to advice and assistance from our company’s legal counsel, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as the chairman considers appropriate.
Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the chairman considers to be important for the directors to know. In general, communications relating to governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs and personal grievances.
Stockholders who wish to send communications on any topic to our board should address such communications to the Board of Directors, c/o Danielle Holland, Corporate Secretary, AVEO Pharmaceuticals, Inc., 30 Winter Street, Boston, Massachusetts 02108.
Compensation Determination Process
Role of Compensation Committee
The compensation committee seeks to ensure that our executive compensation program is properly rewarding and motivates our executive officers while aligning their goals with our business strategy and the interests of our stockholders. To do this, our compensation committee conducts an annual review of the aggregate level of our executive compensation and the mix of elements used to compensate our executive officers and historic compensation levels, including prior equity awards.
When setting executive compensation opportunities, the compensation committee considers the company’s achievement of specific commercial, clinical, regulatory, corporate development and financial milestones and the executive’s contribution to such achievements.
Role of Chief Executive Officer in Compensation Decisions
Our chief executive officer typically evaluates the performance of other executive officers and other employees, along with the performance of the company as a whole, against previously determined objectives, on an annual basis and makes recommendations to the compensation committee with respect to annual base salary adjustments and any equity grants and cash bonus opportunities for the other executives. The compensation committee exercises its own independent discretion in approving compensation for all executive officers and assessing corporate performance against the pre-established objectives. The chief executive officer is not present during deliberations or voting with respect to his own compensation.
Our board of directors has delegated to our chief executive officer, in his capacity as a director and as the sole member of an option subcommittee of the board, authority to make equity awards under our 2019 Equity Incentive Plan to employees that are not executive officers and consultants, at exercise prices equal to the closing price of our common stock on the date of grant and subject to vesting provisions and other conditions specified by our board and the compensation committee. In addition, the compensation committee has authority to delegate its responsibilities to additional subcommittees or individual committee members.
Role of Independent Compensation Consultant

The compensation committee retains the services of third-party, independent executive compensation consultants from time to time, as it sees fit, in connection with the establishment of compensation programs and related policies. The compensation committee has engaged Aon’s Human Capital Solutions practice, a division of Aon plc (formerly known as Radford), which we refer to as Aon, as its independent consultant since 2011. Total fees paid to Aon in 2021 were $119,576.25. Aon was engaged to assist and advise on all aspects of our compensation program design and pay setting, including, but not limited to, the following services:

•providing the compensation committee information on compensation-related trends and developments in the marketplace;
•informing the compensation committee of regulatory developments relating to executive compensation practices;
•advising the compensation committee on appropriate peer companies for compensation pay levels and design practices, as well as relative performance comparisons;
•assessing the executive compensation structure to confirm that no design elements encourage excessive risk taking;
•assessing the relationship between executive compensation and corporate performance; and
•advising on market trends in the industry, including the impact of the COVID-19 pandemic on compensation program design.
The compensation committee has assessed the independence of Aon under the applicable SEC and Nasdaq Listing Rules and concluded that the continued engagement of Aon did not raise any conflict of interest and did not adversely affect Aon’s independence.

REPORT OF THE AUDIT COMMITTEE
Our audit committee has reviewed our audited financial statements for the year ended December 31, 2021 and discussed them with our management and our independent registered public accounting firm, Ernst & Young LLP.
Our audit committee has also received from, and discussed with, Ernst & Young LLP various communications that Ernst & Young LLP is required to provide to our audit committee, including the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC.
In addition, Ernst & Young LLP provided our audit committee with the written disclosures and the letter required by the applicable requirements of the PCAOB regarding Ernst & Young LLP's communications with the audit committee concerning independence, and the audit committee has discussed with Ernst & Young LLP their independence.
Based on the review and discussions referred to above, our audit committee recommended to our board of directors that our financial statements audited by Ernst & Young LLP be included in our Annual Report on Form 10-K for the year ended December 31, 2021.
By the audit committee of the board of directors of AVEO Pharmaceuticals, Inc.
Kenneth Bate, Chair
Kevin Cullen

Anthony Evnin
Scarlett Spring
Principal Accountant Fees and Services
The following table summarizes the fees of Ernst & Young LLP, our independent registered public accounting firm, billed to us for each of the last two years.

Fee Category	2021	2020
Audit Fees(1)	$1,008,000	$845,000
Audit-Related Fees(2)	—	—
Tax Fees(3)	$22,000	$22,000
All Other Fees(4)	—	—
Total Fees	$1,030,000	$867,000

(1)“Audit Fees” in each of 2021 and 2020 include fees for the integrated audit of our annual financial statements and the effectiveness of our internal control over financial reporting, the review of the interim financial statements included in our quarterly reports on Form 10-Q, and fees in connection with our public securities offerings, including registration statements, comfort letters and consents.

(2)“Audit Related Fees” would include fees for accounting consultations and other services that were reasonably related to the performance of audits or reviews of our consolidated financial statements and were not reported above under “Audit Fees.”

(3)     “Tax Fees” in each of 2021 and 2020 include fees for tax advice and tax services primarily related to: (i) miscellaneous federal and state tax consulting, (ii) international tax consulting and (iii) tax compliance with domestic and foreign tax returns.

(4)     “All Other Fees” would include fees billed for products and services provided by our independent registered public accounting firm other than those disclosed above.
All such accountant services and fees were pre-approved by our audit committee in accordance with the “Audit Committee Pre-Approval Policies and Procedures” described below.
Audit Committee Pre-Approval Policies and Procedures
Our audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by our audit committee.
From time to time, our audit committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next twelve months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Policies and Procedures for Related Person Transactions
Our board of directors has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which we are a participant, the amount involved exceeds $120,000 and one of our executive officers, directors, director nominees or 5% stockholders (or their respective immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest.
If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our corporate counsel. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by the audit committee of our board of directors. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the audit committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chair of the audit committee to review and, if deemed appropriate, approve proposed related person transactions that arise between committee meetings, subject to ratification by the committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.
A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the audit committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the committee will review and consider:
•the related person’s interest in the transaction;
•the approximate dollar value of the transaction;
•the approximate dollar value of the related person’s interest in the transaction without regard to the amount of any profit or loss;
•whether the transaction was undertaken in the ordinary course of our business;

•whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unaffiliated third party;
•the purpose of, and the potential benefits to us of, the transaction; and
•any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.
The audit committee may approve or ratify the transaction only if the committee determines that, under all of the circumstances, the transaction is consistent with, or is not inconsistent with, the best interests of our company. The audit committee may impose any conditions on the related person transaction that it deems appropriate.
In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, our board of directors has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:
•interests arising solely from the related person’s position as a director or an executive officer of another entity (whether or not the person is also a director of such entity), that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction, and (c) the amount involved in the transaction is less than the greater of $200,000 or 5% of the annual consolidated gross revenues of the entity receiving payment under the transaction; or
•transactions that involve compensation (a) to an executive officer if the compensation has been approved, or recommended to our board of directors for approval, by our compensation committee or a group of independent directors of our company performing a similar function, or (b) to a director for services as a director of our company if such compensation will be reported pursuant to applicable securities laws; or
•a transaction that is specifically contemplated by provisions of our charter or bylaws.
The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the compensation committee in the manner specified in its charter.
Related Person Transactions
We did not engage in any transaction which may constitute a “related person transaction” during the year ended December 31, 2021.

On June 19, 2020, we completed a public offering of 9,725,000 shares of our common stock and options to purchase an aggregate of 11,000,000 shares of our common stock, at the public offering price of $5.25 per share, with total gross proceeds to us of approximately $51,100,000. An entity affiliated with New Enterprise Associates participated in this public offering by purchasing 1,428,571 shares of common stock at a total cost of approximately $7,500,000. At such time, entities affiliated with New Enterprise Associates (collectively) beneficially held more than 5% of our voting securities. In accordance with our related person transaction policy, the participation of this existing stockholder in the underwritten public offering was approved by the audit committee.

EXECUTIVE AND DIRECTOR COMPENSATION

We qualify as a “smaller reporting company” under Item 10 of Regulation S-K promulgated under the Exchange Act, and the following compensation disclosure is intended to comply with the requirements applicable to smaller reporting companies. Although the SEC rules allow the company to provide less detail about its executive compensation program, the compensation committee is committed to providing the information necessary to help stockholders understand its executive compensation-related decisions in order to make voting determinations regarding our executive compensation program and, in many instances, we have elected to disclose more information than required for smaller reporting companies.
Compensation Discussion and Analysis
Our approach to executive compensation is guided by the following principles:
•holding our executive officers accountable for results over the long term and maintaining integrity in all of the business dealings of our executive officers;
•rewarding our executive officers for consistently strong execution; and
•establishing a clear connection between rewards and performance.
These principles underlie our compensation program and, indeed, our entire culture. We seek to achieve financial strength by, among other things, linking compensation to performance goals, using equity as a key component of compensation and continually reviewing and monitoring our compensation program.
Executive Summary
We are a commercial stage, oncology-focused biopharmaceutical company committed to delivering medicines that provide a better life for patients with cancer. We currently market FOTIVDA® (tivozanib) in the United States. FOTIVDA is our first commercial product and was approved by the U.S. Food and Drug Administration ("FDA") for marketing and sale in the United States on March 10, 2021 for the treatment of adult patients with relapsed or refractory advanced renal cell carcinoma ("RCC"), following two or more prior systemic therapies. We continue to develop tivozanib in immuno-oncology combinations in RCC and other indications, and we have other investigational programs in clinical development. FOTIVDA is an oral, next-generation vascular endothelial growth factor receptor (“VEGFR”) tyrosine kinase inhibitor ("TKI"). The FDA approval of FOTIVDA is based on our pivotal Phase 3 randomized, controlled, multi-center, open-label clinical trial comparing tivozanib to an approved therapy, Nexavar® (sorafenib), in RCC patients whose disease had relapsed or become refractory to two or three prior systemic therapies (the “TIVO-3 trial”). The approval is also supported by three additional trials in RCC and includes safety data from over 1,000 clinical trial subjects.
FOTIVDA became commercially available in the United States on March 22, 2021 and is available to patients through a network of specialty pharmacies and distributors. We commercialize FOTIVDA in the United States through the support of approximately 65 field-based employees, which includes approximately 50 oncology sales professionals. The field sales force is supported by the AVEO ACE Patient Support program, which is an extensive patient and healthcare provider support program designed to optimize patient access and help patients navigate their treatment journey. To date, we believe we have been very successful in securing payor coverage. Furthermore, the NCCN Clinical Practice Guidelines in Oncology, recommend FOTIVDA as a subsequent therapy for patients with relapsed or refractory advanced RCC with clear cell histology who received two or more prior systemic therapies.
As of December 31, 2021, prescriptions for FOTIVDA and product revenues have increased quarter over quarter since the beginning of our commercial launch. We aim to continue to deliver quarter over quarter net revenue and underlying prescription demand growth as we continue to execute on our commercial strategy to support the adoption of FOTIVDA in appropriate patients.
We believe there is significant commercial opportunity for FOTIVDA in RCC in the United States. We estimate that the current U.S. market for relapsed or refractory advanced RCC therapy is more than $1.7 billion, including $1.3 billion in the second line and $480.0 million in the third and fourth lines. We believe data from the TIVO-3 trial indicates that FOTIVDA provides superior efficacy and improved tolerability compared to an approved VEGFR TKI in the relapsed or refractory advanced RCC setting, and we believe that FOTIVDA could become a standard of care in the United States in the third and fourth line relapsed or refractory advanced setting. Further, through our Phase 3 clinical trial designed to evaluate the safety and efficacy of tivozanib in combination with nivolumab in RCC patients who have progressed following one or two lines of prior immunotherapy (the "TiNivo-2 trial"), we are pursuing opportunities to advance FOTIVDA in the second line relapsed or refractory advanced RCC setting. We and our collaboration partners are developing tivozanib with immune checkpoint inhibitors ("ICIs"), and in combination with a hypoxia inducible factor 2α ("HIF2α") inhibitor to support tivozanib's potential utility in this earlier line of RCC therapy.
Based on FOTIVDA’s demonstrated anti-tumor activity, tolerability profile and reduction of regulatory T-cell production, we and our collaboration partners are developing tivozanib in additional cancer indications with significant unmet medical needs including, hepatocellular carcinoma and tumors that are resistant to immunotherapy, or immunologically cold tumors, in combination with ICIs. In addition, we are evaluating tivozanib as a monotherapy in ovarian cancer and cholangiocarcinoma. We and our collaboration partners or independent investigators sponsor the development of tivozanib through preclinical studies and clinical trials conducted under collaboration agreements and investigator sponsored trial agreements or our Cooperative Research and Development Agreement with the National Cancer Institute’s Surgical Oncology Program.
We are also seeking to advance our pipeline of four wholly owned immunoglobulin G1 ("IgG1"), monoclonal antibody product candidates, ficlatuzumab, AV-380, AV-203 and AV-353. We aim to leverage our existing collaborations and partnerships and enter into new strategic collaborations and partnerships to continue to advance each of our product candidates.
When making compensation decisions, the compensation committee considered the successful launch of FOTIVDA in the United States and related commercial launch activities, the clinical and regulatory development of our product candidates, the securing of external funding to fund corporate objectives (clinical, regulatory and commercial) and achieving organizational buildout and training for commercialization. The compensation committee has focused on retaining and incentivizing our key employees in ways that we believe are both meaningful to the employees, as well as aligned with the interests of our stockholders, including providing our executive officers with annual cash incentive bonus opportunities and equity awards that are dependent on individual and corporate performance, as further described below. In setting compensation for 2022, the compensation committee has continued to focus on ensuring that executive compensation is in line with our peers in order to retain our management team and motivate them to continue to advance our pipeline.
At our 2021 annual meeting, we conducted an advisory vote on executive compensation. Approximately 88% of the votes cast were voted “FOR” approval of our executive compensation program as described and disclosed in the Compensation Discussion and Analysis section, compensation tables and narrative discussion in our 2021 proxy statement. The compensation committee considered the results of this advisory vote, together with the other factors and data discussed in this proxy statement, in determining executive compensation decisions and policies, and believes the result affirms stockholders’ support of our company’s approach to and structure of executive compensation. The compensation committee will continue to consider the outcome of our company’s say-on-pay votes and feedback received from our stockholders when making future compensation decisions for our named executive officers.

Our Compensation Program Emphasizes Performance
We believe that the compensation of our named executive officers for 2021 was well-aligned with our executive compensation objectives and with our performance for the following reasons:
•We provide cash bonuses that are 100% dependent upon company and individual performance goals. The cash bonus portion of our named executive officers’ compensation is not guaranteed. We ensure that the performance goals underlying the cash bonuses are strategically aligned with stockholders’ interests and results driven. Therefore, if our company or an individual does not perform at a level of excellence, the cash bonus can be zero.
•We deliver a significant portion of our named executive officers’ target total direct compensation in the form of long-term incentive equity awards. Over the past several years, a significant portion of the total target value of the three primary elements of named executive officer compensation—base salaries, annual cash incentive awards and equity awards—was delivered in the form of long-term equity awards. The amounts disclosed in the executive compensation tables in this proxy statement generally reflect the grant-date fair value of stock option awards under applicable accounting rules, but the actual economic value of stock option awards depends directly on the performance of our stock price over the period during which the awards vest and the period during which stock options may be exercised. Therefore, if stockholder value decreases over time, so does the value of the stock compensation. Our executive officers will only realize value when our stock price, and consequently stockholder value, increases.
•We aim to attract and retain exceptional executives in an extremely competitive market. In making its recommendation and decisions, the compensation committee reviewed market and peer data, which includes competitive information relating to the mix and levels of compensation for executives in the life sciences industry. The compensation committee also considered the need to retain key executives and reward those executives who continued to perform at a high level through 2021.
Overview of our Executive Compensation
The following section discusses the principles underlying our policies and decisions with respect to the compensation of our executive officers that are named in the “Summary Compensation Table," whom we refer to as our “named executive officers”, and the most important factors relevant to an analysis of these policies and decisions.

Under applicable SEC rules, our named executive officers for 2021 were:
•Michael Bailey, our president and chief executive officer;
•Erick Lucera, our chief financial officer;
•Michael Ferraresso, our chief commercial officer; and
•Michael Needle, our former chief medical officer.
Our compensation committee is responsible for establishing and administering our policies governing the compensation for our named executive officers, including salaries, annual cash incentives and equity incentive compensation. Our compensation committee consists of four independent, non-employee directors of our board, all of whom have extensive experience in our industry. Our compensation committee considers the recommendations of our chief executive officer when determining the appropriate mix of compensation for each of our executive officers, including our named executive officers. Our chief executive officer, however, does not participate in the determination of his own compensation. Although our compensation committee is empowered to approve the salaries, annual cash incentives and equity incentive compensation of certain of our named executive officers, (i) the members of our board of directors approve the salary, annual cash incentive and equity incentive compensation of our chief executive officer, based on the recommendation of the compensation committee, and (ii) the compensation committee typically requests that the members of our board of directors approve the salaries, annual cash incentives and equity incentive compensation of all of our other executive officers based on the compensation committee’s recommendation.
We believe that the compensation of our named executive officers should be designed to focus executive behavior on the achievement of short-term corporate goals as well as long-term business objectives and strategies. We place significant emphasis on pay-for-performance compensation, which rewards our executives when we achieve certain specific regulatory, clinical, corporate development and financial milestones, thereby creating stockholder value. We use a combination of base salary, annual cash incentive compensation, long-term equity incentive compensation and a broad-based benefits program to create a competitive compensation package for our executive officers.
Objectives of our Executive Compensation Program
Our compensation committee has designed our overall executive compensation program to achieve the following objectives:
•attract and retain talented and experienced executives;
•motivate and reward executives whose knowledge, skills and performance are critical to our success;
•provide a competitive compensation package that aligns the interests of our named executive officers and stockholders by including a significant variable component which is weighted heavily toward performance-based rewards;
•ensure fairness among executive officers by recognizing the contributions each executive makes to our success; and
•foster a shared commitment among executives by aligning their individual goals with our corporate goals and the creation of stockholder value.

Basis for Compensation Policies and Decisions
We use a mix of short-term compensation, consisting of base salaries and annual cash incentive awards, and long-term compensation, consisting of equity incentive compensation, broad-based employee benefits (including a 401(k) plan and an employee stock purchase plan), severance arrangements and change-in-control benefits, to provide a total compensation structure that is designed to achieve our objectives.
In arriving at the amount and types of initial compensation for each of our named executive officers, we consider the following factors:
•the individual’s particular background and circumstances, including prior relevant work experience and compensation paid prior to joining us and the uniqueness of the individual’s skills within the industry;
•the individual’s role with us and the compensation paid to similar persons in the peer group companies represented in the compensation data that we review (as further discussed below);
•the demand for people with the individual’s specific expertise and experience at the time of hire;
•performance goals and other expectations for the individual’s position;

•comparison to other executives within our company having similar levels of expertise and experience; and
•recommendations from our independent compensation consultant.
We reassess annually the compensation of our named executive officers and determine whether any adjustments should be made. In determining whether to adjust the compensation of any of our named executive officers, we generally take into account the following factors:

•the compensation paid in the peer group companies represented in the compensation data that we review (as further discussed below);

•formal market data regarding base salary, cash incentives and equity compensation from a leading life sciences compensation survey of comparable biopharmaceutical and biotechnology companies;
•the roles and responsibilities of our executives, including any increases or decreases in responsibilities; and
•the contributions and performance of each named executive officer.
Our compensation committee retained an independent compensation consultant, Aon, to assist the compensation committee in developing our executive compensation for 2021 and 2022.
To assist in determining executive compensation in 2021, Aon and the compensation committee reviewed a peer group, which we refer to as the 2021 peer group, of publicly traded companies in the life sciences industry at a stage of development, market capitalization, geography and size comparable to ours, which companies the compensation committee believed were generally comparable to our company and against which the compensation committee believed we competed for executive talent. The compensation committee, in consultation with members of the Aon team, included the following companies in the 2021 peer group:

Actinium Pharmaceuticals, Inc.	G1 Therapeutics, Inc.	Sesen Bio, Inc.
Aldeyra Therapeutics, Inc.	Geron Corporation	Strongbridge Biopharma plc
Aprea Therapeutics, Inc.	Idera Pharmaceuticals, Inc.	Syndax Pharmaceuticals, Inc.
Calithera Biosciences, Inc.	MEI Pharma, Inc.	UroGen Pharma Ltd.
CASI Pharmaceuticals, Inc.	Odonate Therapeutics, Inc.	Verastem, Inc.
Chiasma, Inc.	Rigel Pharmaceuticals, Inc.	X4 Pharmaceuticals, Inc.
In addition to the publicly available information with respect to our 2021 peer group companies, Aon gathered competitive market data from the 2020 Radford Global Life Sciences Survey of public biopharmaceutical companies with between 35 and 300 employees, less than $100 million in revenue and a market value between $100 million and $600 million, which we refer to as the 2020 Radford Global Life Sciences Survey for our analysis of executive compensation in 2021.
To assist in determining executive compensation in 2022, Aon and the compensation committee reviewed a peer group, which we refer to as the 2022 peer group, of publicly traded companies in the life sciences industry at a stage of development, market capitalization, geography and size comparable to ours, which companies the compensation committee believed were generally comparable to our company and against which the compensation committee believed we competed for executive talent. The compensation committee, in consultation with members of the Aon team, included the following companies in the 2022 peer group:

Adamas Pharmaceuticals, Inc.*	Eagle Pharmaceuticals, Inc.	Oncocyte Corporation
Akebia Therapeutics, Inc.	Esperion Therapeutics, Inc.	Puma Biotechnology, Inc.
Aquestive Therapeutics, Inc.	G1 Therapeutics, Inc.	Rigel Pharmaceuticals, Inc.
Aytu BioPharma, Inc.	Intercept Pharmaceuticals, Inc.	Sesen Bio, Inc.
CASI Pharmaceuticals, Inc.	Isoray, Inc.	UroGen Pharma, Ltd.
Clovis Oncology, Inc.	Kadmon Holdings, Inc.*	Verastem, Inc.
Corbus Pharmaceuticals Holdings, Inc.	Karyopharm Therapeutics Inc.	Xeris Biopharma Holdings, Inc.
*Since the approval of our named peers, this company was acquired in November 2021.

In addition to the publicly available information with respect to our 2022 peer group companies, Aon gathered competitive market data from the 2021 Radford Global Life Sciences Survey of public biopharmaceutical companies with between 50 and 350 employees, less than $440 million in revenue and a market value between $100 million and $600 million, which we refer to as the 2021 Radford Global Life Sciences Survey, for our analysis of executive compensation in 2022.

Our compensation committee has concluded that our executive compensation program is effectively designed in light of our objectives and continues to be aligned with the interests of our stockholders and, therefore, determined not to make significant changes to the structure of our executive compensation program in 2022.

In setting compensation for 2022, the compensation committee focused on ensuring that compensation was in line with our peers in order to retain and motivate our management team.
The Chief Executive Officer’s Role in the Compensation Process
The compensation committee has historically used, in addition to its own judgment and experience and the resources and tools described above, the recommendations of our chief executive officer as to the performance of each executive and as to the amount and type of compensation for such executive. Mr. Bailey, our president and chief executive officer, did not participate in the determination of his own compensation for 2021 or 2022.
Executive Compensation Components
Our executive compensation program is primarily comprised of:
•base salary;
•annual cash incentive compensation; and
•equity compensation.
Other forms of executive officer compensation include executive perquisites, broad-based employee benefits (including a 401(k) plan and an employee stock purchase plan), severance arrangements and change-in-control benefits.
Our compensation committee has not adopted a formal policy for allocating between short-term and long-term compensation, between cash and non-cash compensation or among the different forms of non-cash compensation. Instead, the compensation committee, after reviewing information provided by our compensation consultant, determines what it believes to be the appropriate and competitive level and mix of the various compensation components.
We generally strive to provide our named executive officers with a balance of short-term and long-term incentives to encourage consistently strong performance. While we believe that the annual cash incentive component of our compensation package encourages our executives to focus on our short-term performance, generally over a one-year period, we rely upon equity-based awards to encourage a focus on our longer-term performance. In addition, we provide our executives with benefits that are available to all of our salaried employees, including medical, dental, group life and accidental death, dismemberment and short-term and long-term disability insurance, and matching contributions in our 401(k) plan.
Base Salary. Base salary is used to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our named executive officers. Generally, we believe that executive base salaries should be targeted near the median of the range of salaries for executives in similar positions at comparable companies. When establishing base salaries for 2021 and 2022, our board of directors, upon the recommendation of our compensation committee, considered the overall economic environment, the company’s cash position, the degree to which our company achieved its business goals and objectives, the need to attract, motivate and retain key executives, and each individual’s performance. In addition, with respect to the base salaries of our named executive officers in 2021 and 2022, other than Mr. Bailey, our compensation committee considered the recommendations of Mr. Bailey in determining appropriate base salary levels.
2021 Base Salaries
In February 2021, our board of directors, on the recommendation of the compensation committee, established the base salaries of our named executive officers for 2021 as set forth in the table below. Aon recommended salary increases for 2021 for each of our named executive officers that were derived from the 50th percentile of comparable companies in the 2021 peer group and the 2020 Radford Global Life Sciences Survey. The compensation committee made its recommendation to the board based on Aon's recommendations, with adjustments based on the achievement of the executive officers in 2020. The base salaries for Mr. Lucera and Mr. Ferraresso increased by 10.0% from 2020 to 2021 to better align these named executive officers' salaries with the compensation paid in the peer group companies for these positions and the formal market data regarding base salary from a leading life sciences compensation survey of comparable biopharmaceutical and biotechnology companies. The 2021 base salaries for our named executive officers were as follows:

Name	2021 Annual Base Salary ($)	Percentage Increase in Base Salary From 2020 Base Salary (%)
Michael Bailey	$589,959	4.5%
Erick Lucera	$374,000	10.0%
Michael Ferraresso	$370,369	10.0%
Michael Needle(1)	$467,673	3.5%

(1)On August 27, 2021, we announced the retirement of Dr. Needle, chief medical officer, effective on November 19, 2021.
2022 Base Salaries
In February 2022, our board of directors, on the recommendation of the compensation committee, established the base salaries of our named executive officers for 2022, including Mr. Ledell who was appointed chief operating officer on December 1, 2021 and excluding Dr. Needle who retired from the company effective November 19, 2021, as set forth in the table below. Aon recommended salary increases for 2022 for each of our named executive officers that were derived from the 50th percentile of comparable companies in the 2022 peer group and the 2021 Radford Global Life Sciences Survey. While the compensation committee generally recommended to the board salary increases to the named executive officers that approximated the 50th percentile of executive base salary compensation at those companies based on Aon’s recommendations, the committee recommended a salary increase for Mr.

Ferraresso above the 50th percentile for retention purposes and based on the achievements of Mr. Ferraresso in 2021. The 2022 base salaries for our named executive officers are as follows:

Name(1)	2022 Annual Base Salary ($)	Percentage Increase in Base Salary From 2021 Base Salary (%)
Michael Bailey	$640,000	8.5%
Erick Lucera	$396,440	6.0%
Michael Ferraresso	$399,998	8.0%
Jebediah Ledell(2)	$450,000	—%

(1)    On August 27, 2021, we announced the retirement of Dr. Needle, chief medical officer, effective on November 19, 2021. As such, he has not been included in this table.

(2)     On December 1, 2021, we announced the appointment of Mr. Ledell, chief operating officer, effective on December 1, 2021. Mr. Ledell becomes eligible for a salary increase in the 2023 annual compensation cycle.
Annual Cash Incentive Program. We have designed our annual cash incentive program to reward our named executive officers who continue to provide service to our company upon the achievement of specified annual corporate goals and, for our named executive officers other than our chief executive officer, individual goals which are approved in advance by our compensation committee and board of directors. Our annual cash incentive program emphasizes pay-for-performance and is intended to closely align executive compensation with achievement of specified corporate goals as the cash incentive amount is calculated on the basis of the percentage of individual or corporate goals achieved, respectively. The compensation committee communicates the cash incentive award criteria to such executive officers at the beginning of each fiscal year. The performance goals established by the compensation committee are based on the business strategy of our company and the objective of creating stockholder value.
There are three steps for determining whether, and the extent to which, an annual cash incentive award is payable to such executive officer. First, at the beginning of the fiscal year, the compensation committee determines the target annual cash incentive award for such executive officer based on a percentage of such officer’s annual base salary for that year. Second, at the beginning of the fiscal year, the compensation committee establishes the specific performance goals that must be met in order for the officer to earn that portion of the award and the related weighting of each goal. Third, shortly after the end of the fiscal year, the compensation committee determines the extent to which these performance goals were met and the amount of the award. The board of directors considers, and if it deems appropriate, approves, the recommendation of the compensation committee with respect to each of these steps. Our compensation committee has the authority to make discretionary adjustments to our annual cash incentive program, including the ability to make additional awards based on our named executive officers’ performance and to modify the corporate and individual performance targets and the level of awards that our named executive officers receive in conjunction with their performance against those targets.
2021 Cash Incentive Program
In February 2021, the compensation committee established a target cash incentive payment for each of our named executive officers based on a percentage of their 2021 annual base salary as set forth below. These target cash incentive payments were based on percent target bonus cash incentives comparable to similar executives in the 2020 Radford Global Life Sciences Survey. To arrive at the competitive market data, Aon blended this broad life sciences survey data with peer survey data from the 2021 peer group set at levels that approximated the 50th percentile of target executive cash bonus incentive compensation at those companies. For 2021, the target cash incentive payments and the cash incentive amounts paid to our named executive officers, taking into account the achievement of corporate goals and, except for the president and chief executive officer, individual goals discussed below, were as follows:

Name	2021 Target Annual Cash Incentive Award($)	Cash Incentive Award Paid for 2021 ($)(1)	Cash Incentive Award as a Percentage of Target Cash Incentive Award (%)
Michael Bailey	$324,478	$308,254	95.0%
Erick Lucera	$149,600	$142,120	95.0%
Michael Ferraresso(2)	$148,148	$145,185	98.0%
Michael Needle(3)	$187,069	$187,069	100.0%

(1)The annual cash incentive awards for the year ended December 31, 2021 were paid in March 2022.

(2)In addition to the cash incentive award paid to him with respect to 2021, Mr. Ferraresso was paid a one-time discretionary bonus of $10,000, which was grossed up for tax purposes, to be paid during the 2021 compensation cycle on or before March 15, 2022 for his success in the first year of commercial launch, which amount is not reflected in this table.

(3)On August 27, 2021, we announced the retirement of Dr. Needle, chief medical officer, effective on November 19, 2021. In connection with Dr. Needle's departure, on August 27, 2021, we entered into a Termination, Separation and Release of Claims Agreement pursuant to which he received a severance payment with respect to his cash incentive award of $187,069 for the year ended December 31, 2021. This amount was paid in December 2021 subsequent to Dr. Needle's retirement on November 19, 2021.
On February 15, 2022, upon the recommendation of the compensation committee, the board determined to award the achievement of the corporate goals under the annual cash incentive program for the year ended December 31, 2021 at 95.0% of their aggregate target level. The goals as achieved in 2021 are set forth below:

2021 Corporate Goals	Target Score (%)	Actual Score (%)
Tivozanib Commercial Launch •Successfully launch tivozanib and meet 2021 sales goals	50%	48%(1)
Pipeline •Secure partnership/collaboration for ficlatuzumab and complete manufacturing responsibilities required for 1Q22 Phase 3 trial start in HNSCC •Meet 2021 enrollment targets for TiNivo-2 Phase 3 Trial and complete DEDUCTIVE Phase 2 Trial enrollment •Successfully complete AV-380 Phase 1 SAD study	35%	20%(2)
Corporate / Financial •Secure external funds, together with expected revenue, to fund corporate objectives and provide a cash runway into 2023 •Achieve organizational buildout and training for commercialization	15%	17%(3)
Noteworthy Incremental Achievements •Fast Track Designation for Ficlatuzumab •Collaborations		10%(4)
Total	100%	95%

(1)Tivozanib Commercial Launch: Our board determined that we largely met the requirement for achieving this corporate goal. On March 22, 2021, we successfully launched FOTIVDA® (tivozanib) in the United States for the treatment of adult patients with relapsed or refractory advanced RCC following two or more prior systemic therapies. We achieved FOTIVDA U.S. Net Product Revenue of $38.9 million since March 22, 2021.
(2)Pipeline: Our board determined that we achieved portions of this corporate goal by securing a clinical trial collaboration and supply agreement with Merck KgGa Darmstadt, Germany for ficlatuzumab and also determined that we achieved a portion of this corporate goal by completing enrollment for the AV-380 Phase 1 SAD clinical trial.

Our board determined that we did not fully achieve the portions of this corporate goal regarding the manufacturing of ficlatuzumab and enrollment targets for our Phase 3 clinical trial designed to evaluate the safety and efficacy of tivozanib in combination with nivolumab in RCC patients who have progressed following one or two lines of prior immunotherapy, which we refer to as our TiNivo-2 trial, and our open-label, multi-center, randomized Phase 1b/2 clinical trial of tivozanib in combination with AstraZeneca PLC’s ("AstraZeneca"), IMFINZI (durvalumab), which we refer to as the DEDUCTIVE trial.

In August 2021, we announced that the manufacturing of ficlatuzumab was delayed until the second quarter of 2022 due to a shortage of the required raw materials and manufacturing supplies which are used in the manufacturing of the COVID-19 vaccine manufacturing process.

Despite successfully initiating the TiNivo-2 trial at the end of the third quarter, our initiation and enrollment were delayed due to various impacts of the COVID-19 pandemic and our decision to amend the protocol to reduce the combination dose of tivozanib to 0.89 mg based on (i) emerging evidence that the lower 0.89 mg dose was effective in combination with an ICI, (ii) that the lower dose may optimize the risk/benefit profile and result in better tolerability for the combination and (iii) the FDA’s recommendation to investigate an optimal dose of tivozanib in the combination setting under its Project Optimus initiative. In addition, our contract research organization for our TiNivo-2 trial, informed us that the TiNivo-2 trial has been impacted by cancer research staffing shortages related to COVID-19 infections and competition for staff, among other things, at clinical trial sites resulting in delays to trial site activation, contracting and enrollment.

The DEDUCTIVE trial enrollment also fell short due to the introduction of the bevacizumab and atezolizumab combination therapies as a new standard of care treatment in first-line hepatocellular carcinoma, which subsequently competed with the DEDUCTIVE trial for first-line patient enrollment. In collaboration with our partner AstraZeneca, we decided to amend the protocol by initiating a second cohort of patients who had received prior bevacizumab and atezolizumab to enhance enrollment and evaluate the tivozanib and durvalumab combination in this area of significant unmet need where no standard of care has been established. The DEDUCTIVE trial enrollment has also been delayed due to various impacts of the COVID-19 pandemic including site staffing shortages related to the COVID-19 pandemic and other competitive factors that have led to enrollment delays at trial sites and the COVID-19 pandemic hindering patients' ability to attend routine physical medical assessments with their clinicians that resulted in delays in diagnosis and, at times, treatment of cancer in patients. Certain academic institutions also froze enrollment on all trials or refused to take on additional clinical trials due to COVID-19 related staffing shortages and these staffing shortages also adversely impacted the DEDUCTIVE trial and the TiNivo-2 trial.

(3)Corporate/Financial: Our board determined that we achieved the goals of securing external funds, together with expected revenue, to fund corporate objectives and provide a cash runway into 2023 with (i) a public offering of our common stock in March 2021 in which we received aggregate gross proceeds of $55.2 million, before deducting underwriting discounts and commissions and offering expenses payable by us, (ii) our U.S. net revenue for FOTIVDA of $38.9 million for the year ended December 31, 2021 and (iii) additional debt drawdowns totaling $25 million resulting in a year-end cash position of $87.3 million. In addition, we achieved organizational buildout and training for our commercial launch which exceeded internal expectations by executing the commercial launch within twelve (12) days of approval.

(4)Noteworthy Incremental Achievements: Our board determined that the company had achieved noteworthy incremental achievements by receiving FAST TRACK designation from the FDA for the evaluation of ficlatuzumab in combination with cetuximab for the treatment of patients with relapsed or recurrent head and neck squamous cell carcinoma ("HNSCC") who relapsed or were refractory to prior immunotherapy, chemotherapy and cetuximab (pan-refractory). In addition, the company executed on a strategic clinical collaboration with NiKang Therapeutics Inc. ("NiKang") to evaluate tivozanib in combination with NKT2152, NiKang’s small molecule that inhibits hypoxia inducible factor 2α agent NKT-2152.
For 2021, the individual goals for each of our named executive officers (other than our president and chief executive officer) accounted for 20% of his or her performance incentive. The annual cash incentive payment for our president and chief executive officer is based solely on the achievement of our overall corporate goals described above. The individual goals for our other named executive officers are primarily related to the corporate goals for which they are most responsible and, to a lesser extent, individual development goals or department specific goals, subject to discretionary adjustments that our compensation committee deems appropriate. Our president and chief executive officer makes recommendations to the compensation committee as to the degree to which those named executive officers have satisfied their individual goals.
For 2021, Mr. Lucera’s goals related to leading capital raising efforts; enhancing investor relations; ensuring corporate financial compliance and reporting; and supporting internal financial reporting and forecasting needs to assure company is achieving its goals on budget.
For 2021, Mr. Ferraresso’s goals related to leading the commercial preparedness and launch of FOTIVDA; providing commercial support for investor relations and other stakeholders; providing strategic commercial leadership in long range plans for the company's pipeline; supporting potential partnership and licensing opportunities and strategic planning; and supporting positive alliance relationships and business development efforts across the portfolio.
2022 Cash Incentive Program
In February 2022, the compensation committee established a target cash incentive payment for each of our named executive officers, including Mr. Ledell who was appointed chief operating officer on December 1, 2021 and excluding Dr. Needle who retired from the company effective November 19, 2021, based on a percentage of their 2022 annual base salary as set forth below. These target cash incentive payments were based on target cash incentives comparable to similar executives in the 2021 Radford Global Life Sciences Survey. To arrive at the competitive market data, Aon blended this broad life sciences survey data with peer survey data from the 2022 peer group set at levels that approximated the 50th percentile of target executive cash incentive compensation at those companies. For 2022, the target cash incentive payments and the cash incentive amounts that may be paid to our named executive officers, subject to each named executive officer's achievements of corporate goals, except for our president and chief executive officer, and individual goals are as follows:

Name	2022 Annual Base Salary ($)	Target Percentage of 2022 Annual Base Salary (%)	2022 Target Annual Cash Incentive Award ($)
Michael Bailey	$640,000	55%	$352,000
Erick Lucera	$396,440	40%	$158,576
Michael Ferraresso	$399,998	40%	$159,999
Jebediah Ledell	$450,000	40%	$180,000

In February 2022, our board of directors, upon the recommendation of our compensation committee, established the following corporate goals under the annual cash incentive program for the year ending December 31, 2022.

2022 Corporate Goals	Percentage of Annual Cash Incentive Award Attributable to Corporate Goals
Tivozanib/Financial •Achieve net revenue goal for FOTIVDA sales. •Meet or exceed 2022 internal enrollment targets for TiNivo-2 and DEDUCTIVE. •Progress IP initiatives to extend exclusivity and enhance value of portfolio.	75%
Pipeline •Complete ficlatuzumab drug substance manufacturing by 3Q22. •Successfully complete initial dose levels in the AV-380 Phase 1b MAD clinical trial. •Obtain partnership for ficlatuzumab. •Obtain partnerships for one of two pipeline products (AV-203 or AV-380).	20%
Corporate/Human Capital Management •Hire/motivate team (voluntary turnover on par with or better than industry benchmarks).	5%
Total	100%
Our president and chief executive officer’s annual cash incentive award is based solely on the achievement of these corporate goals. The annual cash incentive awards for our other named executive officers are based on a combination of achievement of the corporate goals set forth above (80% of award) and individual goals that are also set annually (20% of award).
For 2022, Mr. Lucera's goals relate to leading capital raising efforts; enhancing investor relations; ensuring corporate financial compliance and reporting; and supporting internal financial reporting and forecasting needs to assure company is achieving its goals on budget. In addition, Mr. Lucera provides a general executive leadership function to model our core corporate work values and support employees to achieve their individual goals and the company to achieve its corporate goals.
For 2022, Mr. Ferraresso's goals relate to maintaining, modifying and executing an ambitious commercial strategy and tactical plan to achieve and exceed the anticipated FOTIVDA net product revenues; leading the commercial team and ensuring alignment with compliance, corporate strategy and culture; and providing strategic commercial leadership in long range plans for the company's pipeline, potential partnership and licensing opportunities. In addition, Mr. Ferraresso provides a general executive leadership function to model our core corporate work values and support employees to achieve their individual goals and the company to achieve its corporate goals.
For 2022, Mr. Ledell's goals relate to managing commercial supply of FOTIVDA and clinical supply of tivozanib; supporting enrollment in the TiNivo-2 trial, DEDUCTIVE trial and Phase 1b MAD clinical trial in AV-380 to achieve or exceed the 2022 enrollment goals; securing potential partnerships and licensing opportunities for the pipeline products; and managing the procurement of clinical supply of ficlatuzumab for a potential registrational Phase 3 trial to evaluate ficlatuzumab in combination with cetuximab in patients with HPV negative relapsed metastatic HNSCC patients. In addition, Mr. Ledell provides a general executive leadership function to model our core corporate work values and support employees to achieve their individual goals and the company to achieve its corporate goals.

On August 27, 2021, we announced the retirement of Dr. Needle, chief medical officer, effective on November 19, 2021. As such, there were no 2022 goals set for Dr. Needle.

Equity Compensation. We use stock options, including time-based, to attract, retain, motivate and reward our named executive officers. Through our equity-based grants, we seek to align the interests of our named executive officers with our stockholders, reward and motivate both short-term and long-term executive performance and provide an incentive for retention. Our decisions regarding the amount and type of equity incentive compensation, the allocation of equity and the relative weighting of these awards within total executive compensation have been based on market practices of similarly-situated companies such as our peer group.
We grant equity incentive awards to our employees, including our named executive officers, in connection with the commencement of their employment and, generally, on an annual basis, as part of our overall compensation program. Historically, all grants of equity awards to our named executive officers have been made by our board of directors at regularly scheduled meetings during the year upon the recommendation of our compensation committee. The exercise or purchase price of each stock option is equal to the fair market value of our common stock on the date of grant, which is generally the date of the board meeting approving such grant, the date of hire or such other date as the board may specify consistent with applicable law. In addition to the factors set forth above, we also consider the number of shares subject to, and exercise prices of, our executive officers’ vested and unvested outstanding awards, as well as the vesting schedule of our executive officers’ unvested awards and the amount and percentage of total equity on a diluted basis held by our executive officers.
2021 Equity Compensation Awards
In February 2021, as part of the annual individual performance evaluations of our named executive officers, our board of directors, upon the recommendation of our compensation committee, granted to our named executive officers' options to purchase shares of our common stock as set forth in the table below. Our compensation committee, with input from our consultant, Aon, analyzed the executive officer equity compensation practices of the 2021 peer group companies and the 2020 Radford Global Life Sciences Survey. While the committee generally recommends awards at the 50th percentile, in 2021 the committee recommended awards that approximated the 75th percentile of executive equity incentive compensation at those companies for retention purposes due to the reduction in value in previous equity compensation granted to the executive officers, with further adjustments that considered performance and total compensation for each executive officer. The stock option awards to such named executive officers were granted with a term of 10 years and an exercise price of $9.12 per share. The options vest in equal monthly installments over four years, subject to the officer’s continued employment with our company.

Name	Total Number of Shares of Common Stock Underlying Time-Based Options Granted in 2021
Michael Bailey	275,100
Erick Lucera	100,000
Michael Ferraresso	100,000
Michael Needle(1)	100,000

(1)     On August 27, 2021, we announced the retirement of Dr. Needle, chief medical officer, effective on November 19, 2021.

2022 Equity Compensation Awards

In February 2022, as part of the annual individual performance evaluations of our named executive officers, our board of directors, upon the recommendation of our compensation committee, granted to our named executive officers' options to purchase shares of our common stock, including Mr. Ledell who was appointed chief operating officer on December 1, 2021 and excluding Dr. Needle who retired from the company effective November 19, 2021, as set forth in the table below. Our compensation committee, with input from our consultant, Aon, analyzed the executive officer equity compensation practices of the 2022 peer group companies and the 2021 Radford Global Life Sciences Survey. While the committee generally recommended awards to the company's named executive officers that approximated the 75th percentile of executive equity incentive compensation at those companies, the committee recommended larger awards for Messrs. Ferraresso and Bailey for retention purposes due to the reduction in value in previous equity compensation granted to Messrs. Ferraresso and Bailey, strong individual performance, criticality to the operational business needs, expected future contribution and total compensation for Messrs. Ferraresso and Bailey. The stock option awards to such named executive officers were granted with a term of 10 years and an exercise price of $3.67 per share, which was the closing price of our common stock on the date of grant. The options vest in equal monthly installments over four years, subject to the officer’s continued employment with our company.

Name	Total Number of Shares of Common Stock Underlying Time-Based Options Granted in 2022
Michael Bailey	789,717
Erick Lucera	218,800
Michael Ferraresso	220,000
Jebediah Ledell(1)	27,702

(1)On December 1, 2021, we announced the appointment of Mr. Ledell, chief operating officer, effective on December 1, 2021. Mr. Ledell received an annual option award that was prorated from his December 1, 2021 start date.
Other Benefits
We believe that establishing competitive benefit packages for all of our employees is an important factor in attracting and retaining highly qualified personnel. Named executive officers are eligible to participate in our employee benefit plans, such as medical, dental, group life and accidental death and dismemberment insurance and our 401(k) plan, in each case on the same basis as our other employees. Under our 401(k) plan, we match 50% on every dollar contributed by an employee up to a maximum of 5% of the employee’s eligible salary. The match vests at 25% per year over four years. In addition, we have historically provided housing allowances to our chief executive officer and commuting allowances to our named executive officers, as described in this proxy statement, under their employment agreements. We intend to maintain our current benefits, although our compensation committee may amend or add to the benefits and perquisites made available to our named executive officers if it deems it advisable to do so.
Severance and Change in Control Benefits
After reviewing the practices of comparable companies, in March 2022, our board adopted an updated Executive Severance and Change in Control Benefits Plan, which we refer to as the severance benefits plan, to reflect current market and peer data in the life sciences industry and ensure the benefits we provide are generally in line with severance packages offered to executives by our peers. Each of our named executive officers are entitled to receive severance benefits in connection with a termination of their employment by us without cause, due to death or disability or by the executive for good reason. If we undergo a change in control, our named executive officers are entitled to severance payments and immediate vesting of all equity awards if we terminate their employment without cause (other than due to death or disability), or if they leave their employment with us for good reason (as such terms are defined in the Executive Severance and Change in Control Benefits Plan), within 18 months following such change in control event. Our change in control benefits have been structured as “double trigger” benefits. This means that the change in control does not itself trigger benefits; rather, benefits are paid only if the employment of the executive terminates for a qualifying reason during the specified period after the change in control. We believe a “double trigger” benefit maximizes stockholder value because it prevents an unintended windfall to executives in the event of a friendly change in control, while still providing executives with appropriate incentives to cooperate in negotiating any change in control in which they believe they may lose their jobs but which may be beneficial to stockholders. Vesting of options granted to our named executive officers fully accelerates if such officer is terminated without “cause” within eighteen (18) months following a change in control of us – see “Severance and Change in Control Benefits” below. Vesting ceases at termination of employment. Exercise rights, if applicable, cease shortly after termination of employment except in the case of death or disability. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including voting rights or the right to receive dividends or dividend equivalent payments. We believe providing these benefits helps us compete for executive talent.
Please refer to “Employment Agreements and Severance Arrangements” for a more detailed discussion of these benefits. We have also provided more information about these benefits, along with estimates of their value under various circumstances, under “—Potential Payments and Benefits Upon Termination and a Change in Control” below.
Risk Considerations in our Compensation Program
Our compensation committee has discussed the concept of risk as it relates to our executive compensation program, and our compensation committee does not believe our executive compensation program encourages excessive or inappropriate risk taking. As described more fully below in “Executive Compensation Components,” we structure our pay to consist of both fixed and variable compensation to motivate our executives to produce superior short-term and long-term results that are in our best interests and the best interests of our stockholders and that have the greatest potential to increase stockholder value. We have reviewed our compensation policies and programs with our compensation and audit committees and have concluded that any risks arising from our compensation policies and programs are not reasonably likely to have a material adverse effect on our company or business.
Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally disallows a tax deduction for compensation in excess of $1.0 million paid in any taxable year to certain of the company’s current and former executive officers. Historically, compensation that qualified under Section 162(m) as performance-based compensation was exempt from the deduction limitation. However, subject to certain transition rules, tax legislation signed into law in December 2017 eliminated the performance-based compensation exception. As a result, for taxable years beginning after December 31, 2017, all compensation in excess of $1.0 million paid in any one year to each of the specified executives will not be deductible by us, unless grandfathered under transition guidance. While the compensation committee considers the deductibility of awards as one factor in determining executive compensation, the compensation committee also looks at other factors in making its decisions and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the compensation is not deductible by the company for tax purposes.
We account for equity compensation paid to our employees in accordance with Accounting Standards Codification (“ASC”) Topic 718, which requires us to measure and recognize compensation expense in our financial statements for all share-based payments based upon an estimate of their fair value over the service period of the award. We record cash compensation as an expense at the time the obligation is incurred.

REPORT OF THE COMPENSATION COMMITTEE
Our compensation committee has reviewed and discussed the “Compensation Discussion and Analysis” with management. Based upon such review and discussions, our compensation committee recommended to our board that such section be included in this proxy statement.
By the compensation committee of the board of directors of AVEO Pharmaceuticals, Inc.
Scarlett Spring, Chair
Kevin Cullen
Corinne Epperly
Gregory Mayes

Summary Compensation Table
The following table sets forth information for the years ended December 31, 2021 and 2020 regarding compensation awarded to, earned by or paid to our named executive officers.

Name and Principal Position	Year	Salary ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Bonuses ($)(3)	All Other Compensation ($)(4)	Total ($)
Michael Bailey	2021	$589,959	$1,976,786	$308,254	$—	$68,906	$2,943,905
Chief Executive Officer	2020	$564,554	$524,280	$440,761	$—	$70,263	$1,599,858
Erick Lucera	2021	$374,000	$718,570	$142,120	$—	$8,094	$1,242,784
Chief Financial Officer	2020	$336,295	$259,300	$176,961	$—	$7,985	$780,541
Michael Ferraresso	2021	$370,369	$718,570	$145,185	$10,000	$5,997	$1,250,121
Chief Commercial Officer	2020	$336,699	$184,110	$179,878	$—	$6,500	$707,187
Michael Needle(5)	2021	$416,409	$718,570	$—	$—	$272,297	$1,407,276
Chief Medical Officer	2020	$451,858	$129,960	$235,978	$—	$12,275	$830,071

(1)The amounts reported in the “Option Awards” column represent the aggregate grant date fair value of the stock options granted during 2021 and 2020, as computed in accordance with FASB ASC Topic 718, using a Black-Scholes valuation model. A key assumption in the Black-Scholes valuation model is the exercise price, which represents the closing stock price of our common stock on the date of grant. A key assumption in the Black-Scholes valuation model is the exercise price, which represents the closing stock price of our common stock on the date of grant. The closing stock price of our common stock on February 5, 2021, February 5, 2020 and January 6, 2020, the respective dates of grant for option awards made in 2021 and 2020, was $9.12, $5.60 and $6.70 per share, respectively. Our assumptions with respect to the valuation of option awards are set forth in note 8 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021. Note that the amounts reported in this column reflect the accounting cost for these stock options and do not correspond to the actual economic value that may be received by the named executive officers from the stock options.
(2)Our compensation committee determined to pay Mr. Bailey, Mr. Lucera and Mr. Ferraresso annual cash incentive awards equal to 95.00%, 95.00% and 98.00%, respectively, of such executive officer’s target award for performance in 2021. Our compensation committee determined to pay Mr. Bailey, Mr. Lucera, Mr. Ferraresso and Dr. Needle annual cash incentive awards equal to 141.95%, 131.56%, 133.56% and 130.56%, respectively, of such executive officer’s target award for performance in 2020.

(3)Mr. Ferraresso earned a one-time bonus of $10,000, which was grossed up for tax purposes, to be paid during the 2021 compensation cycle on or before March 15, 2022 for his success in the first year of commercial launch.
(4)Amounts in this column represent the sum of (i) any matching contributions made by us under our tax-qualified 401(k) Retirement Plan, (ii) any life insurance premiums paid on behalf of the executive officer, (iii) a housing and commuting allowance for Mr. Bailey of $60,000 in each of 2021 and 2020 and (iv) the portion of the termination payments and benefits described in footnote 5 of this table that were paid to Dr. Needle in 2021 in connection with his retirement.

(5)     On August 27, 2021, we announced the retirement of Dr. Needle, chief medical officer, effective on November 19, 2021. In connection with Dr. Needle's departure, on August 27, 2021, we entered into a Termination, Separation and Release of Claims Agreement in which Dr. Needle is entitled to receive benefits in connection with his retirement that are substantially comparable to the benefits for which he would be eligible in the event of a termination without cause or resignation from employment for good reason, as per his individual Severance and Change and Control Agreement. Pursuant to this agreement,

Dr. Needle received a severance payment with respect to his cash incentive award of $187,069 for the year ended December 31, 2021 and is receiving twelve months of salary continuation and COBRA benefits from December 1, 2021 through November 30, 2022. Also, Dr. Needle received vacation time accrued but not used, in the amount of $34,462, upon his retirement in November 2021.

Grants of Plan-Based Awards for the Year Ended December 31, 2021
The following table sets forth information for the year ended December 31, 2021 regarding grants of plan-based awards made during 2021 to our named executive officers.

Name	Grant Date	Estimated Future Payouts Under Non- Equity Incentive Plan Awards Target ($)(1)	All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Option Awards ($)(3)
Michael Bailey	2/5/2021	$324,478	275,100	$9.12	$1,976,786
Erick Lucera	2/5/2021	$149,600	100,000	$9.12	$718,570
Michael Ferraresso	2/5/2021	$148,148	100,000	$9.12	$718,570
Michael Needle(4)	2/5/2021	$187,069	100,000	$9.12	$718,570

(1)Represents the target payout levels under the annual cash incentive program. The target payout for Mr. Bailey represented 55.0% of base salary in 2021. The target payout for Mr. Lucera, Mr. Ferraresso and Dr. Needle represented 40.0% of base salary in 2021. The actual payout with respect to each named executive officer is shown above in the Summary Compensation Table in the column titled “Non-Equity Incentive Plan Compensation.” The annual cash incentive program did not have threshold payout levels, as the determination of the level of achievement of corporate and individual goals was subjective and subject to the discretion of our board of directors. Payouts under the annual cash incentive program were not subject to any maximum limit. Additional information regarding the design of the annual cash incentive program, including a description of the corporate goals and individual performance applicable to 2021 awards, is described above in “—Executive Compensation Components.”
(2)For the vesting schedules of these awards, please see the footnotes to “Outstanding Equity Awards at December 31, 2021” table below. Some of these awards are subject to acceleration upon termination of employment as further described in the “—Employment Agreements and Severance Arrangements” section below.
(3)Amounts represent the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, using a Black-Scholes valuation model. A key assumption in the Black-Scholes valuation model is the exercise price, which represents the closing stock price of our common stock on the date of grant. The closing stock price of our common stock on February 5, 2021, the respective date of grant for option awards made in 2021, was $9.12 per share, respectively. Our assumptions with respect to the valuation of option awards are set forth in note 8 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021.
(4)On August 27, 2021, we announced the retirement of Dr. Needle, chief medical officer, effective on November 19, 2021.
Outstanding Equity Awards at December 31, 2021
The following table sets forth information regarding outstanding equity awards held as of December 31, 2021 by our named executive officers.

Option Awards(1)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)		Option Expiration Date
Michael Bailey	57,312	217,788	$9.12	(2)	2/5/2031
	55,462	65,562	$5.60	(3)	2/5/2030
	85,000	34,999	$6.20	(4)	2/6/2029
	95,832	4,167	$30.80	(5)	2/1/2028
	75,366	—	$6.00		2/8/2027
	46,000	—	$10.80		1/7/2026
	90,000	—	$8.40		1/6/2025
	16,750	—	$15.70		6/19/2024
	7,499	—	$17.70		1/29/2024
	11,999	—	$25.10		6/26/2023
	3,249	—	$77.20		1/24/2023
	3,100	—	$131.80		1/31/2022
Erick Lucera	20,833	79,167	$9.12	(2)	2/5/2031
	23,952	26,048	$6.70	(6)	1/6/2030
Michael Ferraresso	20,833	79,167	$9.12	(2)	2/5/2031
	19,471	23,028	$5.60	(3)	2/5/2030
	24,836	10,228	$6.20	(4)	2/6/2029
	3,593	156	$30.80	(5)	2/1/2028
	20,000	—	$28.30		12/4/2027
Michael Needle(7)	18,750	—	$9.12		11/19/2022
	13,116	—	$5.60		11/19/2022
	13,749	—	$6.20		11/19/2022
	21,092	—	$30.80		11/19/2022
	28,000	—	$6.00		11/19/2022
	18,400	—	$10.80	(8)	11/19/2022
	50,000	—	$10.70	(9)	11/19/2022

(1)The equity awards held by our named executive officers are subject to vesting acceleration upon certain events of termination of employment, as further described in the “—Employment Agreements and Severance Arrangements” section below.

(2)These options vest in equal monthly installments through February 5, 2025.

(3)These options vest in equal monthly installments through February 5, 2024.

(4)These options vest in equal monthly installments through February 6, 2023.

(5)These options vested in equal monthly installments through February 1, 2022.

(6)These options vested 25% on January 6, 2021, the first annual anniversary from the date of grant, and vest in equal monthly installments thereafter through January 6, 2024.

(7)On August 27, 2021, we announced the retirement of Dr. Needle, chief medical officer, effective on November 19, 2021. Dr. Needle has until November 19, 2022 to exercise any vested options to purchase shares of our common stock, after which his right to exercise those vested options will expire.

(8)Dr. Needle is deemed to hold 6,789 of these options for the benefit of a family member who is entitled to the shares issued upon exercise of such options by Dr. Needle and may be deemed an indirect beneficial owner of these options.

(9)Dr. Needle is deemed to hold 20,573 of these options for the benefit of a family member who is entitled to the shares issued upon exercise of such options by Dr. Needle and may be deemed an indirect beneficial owner of these options.
Option Exercises
Our named executive officers did not exercise any stock options during the year ended December 31, 2021.
Pay Ratio of Chief Executive Officer to Median Employee
Following is a reasonable estimate, prepared under applicable SEC rules, of the ratio of the annual total compensation of our CEO to the median of the annual total compensation of our other employees.
Consistent with the process we adopted for prior fiscal years, we determined our median employee based on the targeted total direct compensation in 2021, which consists of (i) annual base salary, (ii) target quarterly or annual cash incentive bonus and (iii) grant date fair value of equity awards granted during 2021 for each of our 113 employees (excluding the CEO) as of December 31, 2021. Base annual salaries and target quarterly or annual cash incentive bonuses have been annualized for full-time employees who joined our company during 2021.
As disclosed in the Summary Compensation Table appearing above, our CEO’s annual total compensation for 2021 was $2,943,905. The annual total compensation of our median employee (other than the CEO) for 2021 was $278,596. Based on the foregoing, our estimate of the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all other employees was approximately 11 to 1. The annual total compensation for 2021 for our CEO and median employee were calculated using the same methodology required by the SEC for reporting named executive officer compensation in the Summary Compensation Table.
The pay ratio above represents our reasonable estimate calculated in a manner consistent with SEC rules and applicable guidance. SEC rules and guidance provide significant flexibility in how companies identify the median employee, and each company may use a different methodology and make different assumptions particular to that company. As a result, in considering the pay ratio disclosure, stockholders should keep in mind that the pay ratio was not designed to facilitate comparisons among different companies, or even companies within the same industry, but rather to allow stockholders to better understand and assess each particular company’s compensation practices.
Employment Agreements and Severance Arrangements
Offer Letters with Named Executive Officers
Michael Bailey. In January 2015, in connection with his promotion to president and chief executive officer, we entered into a letter agreement with Mr. Bailey. The agreement provided for an initial annual base salary of $425,000, subject to an annual adjustment at the discretion of the board, and also provided that Mr. Bailey would be eligible for an annual bonus of up to 50% of his base salary, based on the achievement of performance goals as determined at the discretion of the board. His annual base salary is currently $640,000 and his annual target bonus percentage is currently 55% of his annual base salary. Mr. Bailey is eligible to receive annual equity incentive grants and to participate in our other employee benefit plans, subject to the terms of those plans. Pursuant to the agreement, we also agreed to pay to Mr. Bailey $5,000 per month to cover housing and commuting expenses.
Erick Lucera. In January 2020, in connection with his appointment to the position of chief financial officer, we entered into an offer letter with Mr. Lucera. The offer letter provided for an initial annual base salary of $340,000, subject to an annual adjustment at the discretion of the board, and also provided that Mr. Lucera would be eligible for an annual bonus of up to 40% of his base salary, based on the achievement of performance goals as determined at the discretion of the board. His annual base salary is currently $396,440. Mr. Lucera is eligible to receive annual equity incentive grants and to participate in our other employee benefit plans, subject to the terms of those plans.
Michael J. Ferraresso. In March 2021, in connection with his promotion to chief commercial officer, we entered into a letter agreement with Mr. Ferraresso. The agreement provided for an initial annual base salary of $370,369, subject to an annual adjustment at the discretion of the board, and also provided that Mr. Ferraresso would be eligible for an annual bonus of up to 40% of his base salary, based on the achievement of performance goals as determined at the discretion of the board. His annual base salary is currently $399,998. Mr. Ferraresso is eligible to receive annual equity incentive grants and to participate in our other employee benefit plans, subject to the terms of those plans.
Offer Letters with Executive Officers
Jebediah Ledell. In November 2021, in connection with his appointment to the position of chief operating officer, we entered into an offer letter with Mr. Ledell. The offer letter provided for an initial annual base salary of $450,000, subject to an annual adjustment at the discretion of the board, and also provided that Mr. Ledell would receive a one-time bonus of $50,000 during the 2021 annual compensation cycle and be eligible for an annual bonus of up to 40% of his base salary, thereafter, based on the achievement of performance goals as determined at the discretion of the board. Mr. Ledell is eligible to receive annual equity incentive grants and to participate in our other employee benefit plans, subject to the terms of those plans.
Executive Severance and Change in Control Benefits Plan with Named Executive Officers
On March 8, 2022, our board approved the adoption of the severance benefits plan for certain of our employees, including each of our named executive officers. The severance benefits plan supersedes any and all prior arrangements for the provision of severance benefits to covered employees that may have been in effect prior to March 8, 2022 with respect to any termination of employment that would result in the payment of benefits under the severance benefits plan, including the separation benefits provided under the terms of any covered employee’s severance and change in control agreement and our Key Employee Change in Control Benefits Plan. The severance benefits plan was updated to meet current market and industry standards for our named executive officers. The severance benefits plan includes, providing payments to our named executive officers' beneficiary or legal representative in the event of such named executive officers' death or permanent disability and enhancing severance benefits in a change of control scenario.
In connection with the board's adoption of the severance benefits plan, we entered into individual non-competition and non-solicitation agreements with our named executive officers. All benefits payable pursuant to such agreements are to be paid or furnished to the named executive officer by us and are contingent upon the named executive officer executing a release of claims in our favor in a form satisfactory to us. If an executive’s employment terminates without cause (other than due to death or disability) or due to good reason within eighteen (18) months following a change in control of our company, the individual severance and change in control agreements provide that all severance payments be made pursuant to our severance benefits plan.
Michael Bailey. In September 2010, we entered into a severance and change in control agreement with Mr. Bailey, which was first amended by a retention bonus award and severance agreement letter dated February 3, 2014 and superseded by the severance benefits plan. Pursuant to the severance benefits plan if Mr. Bailey’s employment terminates “without cause,” due to a “disability” or “for good reason,” in any case prior to or more than eighteen (18) months following a change in control, as such terms are defined therein, he will be entitled to (i) continue to receive his then-current base salary for a period of up to twelve (12) months, (ii) company contributions to the cost of COBRA coverage on behalf of his and his applicable dependents for a period of up to twelve (12) months and (iii) pay, in a single lump-sum, an amount equal to his target bonus for the year in which the date of his termination occurs, pro-rated to reflect the portion of the year during which he provided services to us.
Erick Lucera. In January 2020, we entered into a severance and change in control agreement with Mr. Lucera, which was superseded by the severance benefits plan. Pursuant to the severance benefits plan, if Mr. Lucera’s employment terminates “without cause,” due to a “disability” or “for good reason,” in any case prior to or more than eighteen (18) months following a change in control, as such terms are defined therein, he will be entitled to (i) continue to receive his then-current base salary for a period of up to twelve (12) months and (ii) company contributions to the cost of COBRA coverage on behalf his and his applicable dependents for a period of up to twelve (12) months.
Michael J. Ferraresso. In March 2021, we entered into a severance and change in control agreement with Mr. Ferraresso, which was superseded by the severance benefits plan. Pursuant to the severance benefits plan, if Mr. Ferraresso’s employment terminates “without cause,” due to a “disability” or “for good reason,” in any case prior to or more than eighteen (18) months following a change in control, as such terms are defined therein, he will be entitled to (i) continue to receive his then-current base salary for a period of up to twelve (12) months and (ii) company contributions to the cost of COBRA coverage on behalf his and his applicable dependents for a period of up to twelve (12) months.
Jebediah Ledell. In December 2021, we entered into a severance and change in control agreement with Mr. Ledell, which was superseded by the severance benefits plan. Pursuant to the severance benefits plan, if Mr. Ledell’s employment terminates “without cause,” due to a “disability” or “for good reason,” in any case prior to or more than eighteen (18) months following a change in control, he will be entitled to (i) continue to receive his then-current base salary for a period of up to twelve (12) months and (ii) company contributions to the cost of COBRA coverage on behalf his and his applicable dependents for a period of up to twelve (12) months.
Prior to the adoption of the severance benefits plan, our named executive officers participated in our Key Employee Change in Control Severance Benefits Plan in which no payments would be made pursuant to individual severance and change in control agreements if payments were made under this Key Employee Change in Control Severance Benefits Plan. Pursuant to the terms of the Key Employee Change in Control Severance Benefits Plan, if we terminated a named executive officer’s employment without cause (other than due to death or disability) or if they left their employment with us for good reason within eighteen (18) months following a change in control of us, such named executive officer would have been entitled to the following benefits:
•continued receipt of compensation after termination at a rate equal to such executive’s then-current base salary for twelve (12) months (eighteen (18) months for Mr. Bailey);
•payment of a sum equal to (i) such individual’s pro rata target bonus plus (ii) an amount equal to one times such executive’s target bonus (1.5 times target bonus for Mr. Bailey) payable over twelve (12) months following termination (or eighteen (18) months following termination for Mr. Bailey); and
•continued health insurance for twelve (12) months (eighteen (18) months for Mr. Bailey).
Further, pursuant to the terms of the Key Employee Change in Control Severance Benefits Plan, if we terminated a named executive officer’s employment without cause or such named executive officer left his or her employment with us for good reason within eighteen (18) months of a change in control of us, all options held by such named executive officer would have become immediately exercisable in full and all restricted stock held by such named executive officer, if any, would have become vested in full.
Potential Payments and Benefits Upon Termination and a Change in Control

Our named executive officers are entitled to certain benefits in the event their employment is terminated without cause, due to a disability or for good reason, as described above. The following table describes the potential payments and benefits to each of our named executive officers following a termination of employment without cause, due to a disability or for good reason, as the same were payable on December 31, 2021 prior to the adoption of the severance benefits plan on March 8, 2022. Except for Dr. Needle, actual amounts payable to each executive listed below upon termination can only be determined definitively at the time of each executive’s actual departure. Dr. Needle's employment terminated on November 19, 2021 due to his retirement and the below table reports the actual amounts payable to him in connection with his retirement and does not report any other amounts that he may have been entitled to receive in the event that his employment had been terminated for any other reason or in any other scenario (including following a change in control). In addition to the amounts shown in the table below, each executive would receive payments for amounts of base salary and vacation time accrued through the date of termination and payment for any reimbursable business expenses incurred. In the event of a named executive officer’s death, the named executive officer’s beneficiary, legal representative or estate would receive the named executive officer’s potential payments.
For information relating to compensation earned by each of our named executive officers, see our Summary Compensation Table above.

Name and Principal Position	Benefit Type	Termination Without Cause, Due to a Disability or For Good Reason or for Dr. Needle due to Retirement ($)		Terminates Without Cause or For Good Reason Within 18 Months following a Change in Control ($)
Michael Bailey	Base Salary	$589,959	(1)	$884,939	(2)
	Cash Incentive Award	$324,478	(3)	$811,194	(4)
	Healthcare Benefits	$32,948	(5)	$49,422	(6)
	Market Value of Awards Vesting on Termination	$—		$—	(7)
	Total	$947,385		$1,745,555
Erick Lucera	Base Salary	$374,000	(1)	$374,000	(2)
	Cash Incentive Award	$—		$299,200	(4)
	Healthcare Benefits	$32,948	(5)	$32,948	(6)
	Market Value of Awards Vesting on Termination	$—		$—	(7)
	Total	$406,948		$706,148
Michael Ferraresso	Base Salary	$370,369	(1)	$370,369	(2)
	Cash Incentive Award	$—		$296,295	(4)
	Healthcare Benefits	$32,948	(5)	$32,948	(6)
	Market Value of Awards Vesting on Termination	$—		$—	(7)
	Total	$403,317		$699,612
Michael Needle(8)	Base Salary	$467,673	(1)	$—
	Cash Incentive Award	$187,069	(3)	$—
	Healthcare Benefits	$16,080	(5)	$—
	Market Value of Awards Vesting on Termination	$—		$—
	Total	$670,822		$—

(1)Represents the named executive officer’s base salary payable over twelve (12) months. Severance is equal to payment of the executive’s base salary until the earlier of (i) twelve (12) months following the date of termination and (ii) the date on which the executive commences full-time employment or a full-time consulting relationship with substantially equivalent compensation.
(2)Represents 1.5 times the named executive officer’s base salary payable over eighteen (18) months following the date of termination for Mr. Bailey and 1.0 times the named executive officer’s base salary payable over twelve (12) months following the date of termination for the other named executive officers.
(3)Represents the named executive officer’s severance bonus payable within thirty (30) days of the date of termination. Severance bonus is equal to payment of the executive’s target annual incentive plan bonus pro-rated through the date of termination.
(4)Represents the named executive officer’s severance bonus payable over twelve (12) months (eighteen (18) months for Mr. Bailey) following the date of termination. The amount of severance bonus is equal to the sum of (a) 1.5 times the target annual incentive plan bonus for Mr. Bailey and 1.0 times the target annual incentive plan bonus for the other named executive officers and (b) the named executive officer’s target annual incentive plan bonus pro-rated through the date of termination.
(5)Represents the cost of continued COBRA benefits for the named executive officer and any qualified beneficiary. COBRA benefits are payable until the earlier of (i) twelve (12) months (or as long as such eligibility for the executive and each qualified beneficiary continues) from the date such benefits would otherwise end under the applicable plan terms and (ii) the date the executive becomes eligible for group health coverage through another employer. This value is based upon the type of insurance coverage we carried for each named executive officer as of December 31, 2021 and is valued at the premiums in effect on December 31, 2021.
(6)Represents the cost of continued COBRA benefits for the named executive officer and any qualified beneficiary for twelve (12) months (eighteen (18) months for Mr. Bailey) following the date of termination.
(7)Represents the value attributable to the acceleration of 100% of the then unvested options, determined by multiplying the number of shares accelerated by the difference between the closing price of our common stock and the exercise price of the option. As of December 31, 2021, all of the unvested options had exercise prices greater than the $4.69 per share closing price of our common stock.

(8)     On August 27, 2021, we announced the retirement of Dr. Needle, chief medical officer, effective on November 19, 2021. In connection with Dr. Needle's departure, on August 27, 2021, we entered into a Termination, Separation and Release of Claims Agreement in which Dr. Needle is entitled to receive benefits in connection with his retirement that are substantially comparable to the benefits for which he would be eligible in the event of a termination without cause or resignation from employment for good reason, as per his individual Severance and Change and Control Agreement. Pursuant to this agreement, Dr. Needle received a severance payment with respect to his cash incentive award of $187,069 for the year ended December 31, 2021 and is receiving twelve months of salary continuation from December 1, 2021 through November 30, 2022. Also, Dr. Needle received vacation time accrued but not used, in the amount of $34,462, upon his retirement in November 2021.

The following table describes the potential payments and benefits to each of our named executive officers following a termination of employment without cause, due to a disability or for good reason, as the same were payable on March 31, 2022 following the adoption of the severance benefits plan on March 8, 2022 and includes Mr. Ledell who was appointed chief operating officer on December 1, 2021 and excludes Dr. Needle who retired from the company effective November 19, 2021. Actual amounts payable to each executive listed below upon termination can only be determined definitively at the time of each executive’s actual departure. In addition to the amounts shown in the table below, each executive would receive payments for amounts of base salary and vacation time accrued through the date of termination and payment for any reimbursable business expenses incurred payments for amounts of base salary and vacation time accrued through the date of termination and payment for any reimbursable business expenses incurred.

Name and Principal Position	Benefit Type	Termination Without Cause, Due to a Disability or For Good Reason ($)		Terminates Without Cause or For Good Reason Within 18 Months following a Change in Control ($)
Michael Bailey	Base Salary	$640,000	(1)	$1,280,000	(2)
	Cash Incentive Award	$352,000	(3)	$1,056,000	(4)
	Healthcare Benefits	$32,948	(5)	$49,422	(6)
	Market Value of Awards Vesting on Termination	$—		$1,484,668	(7)
	Total	$1,024,948		$3,870,090
Erick Lucera	Base Salary	$396,440	(1)	$594,660	(2)
	Cash Incentive Award	$—		$396,440	(4)
	Healthcare Benefits	$32,948	(5)	$32,948	(6)
	Market Value of Awards Vesting on Termination	$—		$411,344	(7)
	Total	$429,388		$1,435,392
Michael Ferraresso	Base Salary	$399,998	(1)	$599,997	(2)
	Cash Incentive Award	$—		$399,998	(4)
	Healthcare Benefits	$32,948	(5)	$32,948	(6)
	Market Value of Awards Vesting on Termination	$—		$413,600	(7)
	Total	$432,946		$1,446,543
Jebediah Ledell	Base Salary	$450,000	(1)	$675,000	(2)
	Cash Incentive Award	$—		$450,000	(4)
	Healthcare Benefits	$32,948	(5)	$32,948	(6)
	Market Value of Awards Vesting on Termination	$—		$52,080	(7)
	Total	$482,948		$1,210,028
(1)Represents the named executive officer’s base salary payable over twelve (12) months. Severance is equal to payment of the executive’s base salary until the earlier of (i) twelve (12) months following the date of termination and (ii) the date on which the executive commences full-time employment or a full-time consulting relationship with substantially equivalent compensation.
(2)Represents 2.0 times the named executive officer’s base salary payable over twenty-four (24) months following the date of termination for Mr. Bailey and 1.5 times the named executive officer’s base salary payable over eighteen (18) months following the date of termination for the other named executive officers.
(3)Represents the named executive officer’s severance bonus payable within thirty (30) days of the date of termination. Severance bonus is equal to payment of the executive’s target annual incentive plan bonus pro-rated through the date of termination.
(4)Represents the named executive officer’s severance bonus payable over eighteen (18) months (twenty-four (24) months for Mr. Bailey) following the date of termination. The amount of severance bonus is equal to the sum of (a) 2.0 times the target annual incentive plan bonus for Mr. Bailey and 1.5 times the target annual incentive plan bonus for the other named executive officers and (b) the named executive officer’s target annual incentive plan bonus pro-rated through the date of termination.

(5)Represents the cost of continued COBRA benefits for the named executive officer and any qualified beneficiary. COBRA benefits are payable until the earlier of (i) twelve (12) months (or as long as such eligibility for the executive and each qualified beneficiary continues) from the date such benefits would otherwise end under the applicable plan terms and (ii) the date the executive becomes eligible for group health coverage through another employer. This value is based upon the type of insurance coverage we carried for each named executive officer as of March 8, 2022 and is valued at the premiums in effect on March 8, 2022.
(6)Represents the cost of continued COBRA benefits for the named executive officer and any qualified beneficiary for twelve (12) months (eighteen (18) months for Mr. Bailey) following the date of termination.
(7)Represents the value attributable to the acceleration of 100% of the then unvested options, determined by multiplying the number of shares accelerated by the difference between the closing price of our common stock and the exercise price of the option. The intrinsic value of the unvested stock options as of March 31, 2022 is based on the $5.59 per share closing price of our common stock.

Equity Compensation Plan Information
The following table sets forth information concerning our equity compensation plans as of December 31, 2021.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	3,156,379	$9.45	412,403
Equity compensation plans not approved by security holders	—	—	—
Total	3,156,379	$9.45	412,403
Compensation Committee Interlocks and Insider Participation
Our compensation committee is comprised of Scarlett Spring, Kevin Cullen, Corinne Epperly and Gregory Mayes. No member of our compensation committee is or has been a current or former officer or employee of our company. None of our executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity that had one or more executive officers serving as a director or member of our compensation committee during the year ended December 31, 2021.
Director Compensation
Mr. Bailey does not receive any compensation for his services as a director. The compensation that we pay to Mr. Bailey in his capacity as our president and chief executive officer is discussed under “Compensation Discussion and Analysis” above.

The following table sets forth information regarding the compensation earned by our non-employee directors for the year ended December 31, 2021.

Name	Fees Earned or Paid In Cash ($)	Option Awards ($)(1)(2)	Total ($)
Kenneth Bate	$88,379	$70,355	$158,734
Anthony Evnin	$57,258	$70,355	$127,613
Robert Young(3)	$24,365	$—	$24,365
Gregory Mayes	$50,250	$70,355	$120,605
Scarlett Spring	$56,484	$70,355	$126,839
Kevin Cullen(4)	$36,663	$98,935	$135,598
Corinne Epperly(4)	$48,888	$99,360	$148,248

(1)     The assumptions we used in valuing options are described in Note 8, “Stock-Based Compensation,” to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021. This column reflects the aggregate grant date fair value as calculated in accordance with FASB ASC Topic 718, using a Black-Scholes valuation model. A key assumption in the Black-Scholes valuation model is the exercise price, which represents the closing stock price of our common stock on the date of grant. The following table reflects the aggregate number of option awards outstanding for our non-employee directors as of December 31, 2021:

Name	Option Awards
Kenneth Bate	46,952
Anthony Evnin	46,952
Gregory Mayes	26,500
Scarlett Spring	26,500
Kevin Cullen	25,000
Corinne Epperly	25,000

(2)     Options were granted on June 9, 2021 at an exercise price of $7.27 per share (the closing price of our common stock on the date of grant) in connection with each director’s re-election at the annual stockholders meeting held on June 9, 2021 and vest over one year in twelve equal monthly installments.

(3)     Dr. Young did not stand for reelection at the 2021 Annual Meeting of Stockholders and his term expired at the conclusion of the 2021 Annual Meeting of Stockholders held on June 9, 2021.

(4)     Dr. Epperly and Dr. Cullen were appointed to our board of directors in January 2021 and April 2021, respectively, and each received a 25,000 share option award upon their initial appointment. Options were granted to Dr. Epperly on January 6, 2021 at an exercise price of $6.31 per share (the closing price of our common stock on the date of grant). Options were granted to Dr. Cullen on April 15, 2021 at an exercise price of $6.30 per share (the closing price of our common stock on the date of grant). Dr. Epperly and Dr. Cullen will be up for re-election at the annual meeting and eligible to receive share options if they are re-elected at this annual meeting.

In 2021, the compensation committee engaged Aon to review the company’s director compensation policy in order to ensure that our board compensation is competitive with and comparable to that of the companies in the 2021 Radford Global Life Sciences Survey. In accordance with Aon’s recommendation, our board determined to increase the amount of the annual equity grants to re-elected directors from 12,500 shares of our common stock to 22,500 shares of our common stock. It was determined that the equity grant for the initial appointment or election of a director to our board and annual cash compensation for service on our board and committees thereof would remain the same.

Effective April 9, 2022, our board of directors amended our director compensation policy to provide for this equity increase and policies, as follows.
•Upon the initial appointment or election to our board of directors, each non-employee director will be granted immediately and automatically an option to purchase 25,000 shares of common stock exercisable for a price per share equal to the then fair market value of our common stock on the date of the grant. These options expire ten (10) years from the date of grant and vest in thirty-six (36) equal monthly installments commencing on the first day of the month following the date of grant, subject to the director’s continued service on our board.
•Upon the date each director is re-elected at our annual stockholders meeting, such director will be granted immediately and automatically an option to purchase 22,500 shares of our common stock exercisable for a price per share equal to the fair market value of our common stock on the date of the grant. These options expire ten years from the date of grant and vest in twelve equal monthly installments commencing on the first day of the month following the date of the grant, subject to the director’s continued service on our board. Unless otherwise approved by the board, directors appointed and elected to our board of directors between January 1 and the annual meeting of stockholders are eligible to start receiving the annual director grant at the following year’s annual meeting of stockholders.
•In the event a director terminates service on our board of directors, the vesting of any options granted for service on the board of directors ceases as of such date, and such director has a period of up to three (3) months from the date of termination of board service to exercise any such option to the extent vested on the date of resignation. The initial and annual stock option grants will be subject to the terms of the Plan and the applicable award agreements, including that the number of shares for the initial and annual stock option grants shall be subject to adjustment in the event of stock splits, reverse stock splits and otherwise as set forth in the Plan.

◦Our non-employee directors will be paid for their service on our board as follows:
•a base annual retainer fee of $40,500;
•an additional annual fee of $30,000 for the chairperson or lead outside director;
•an additional annual fee for members of the audit committee (other than chairperson) of $8,000, and $16,000 for its chairperson;
•an additional annual fee for members of the compensation committee (other than chairperson) of $6,000, and $12,000 for its chairperson; and
•an additional annual fee for members of the nominating and governance committee (other than chairperson) of $4,000, and $8,000 for its chairperson.
◦The foregoing cash payments will be made quarterly, in arrears, and will be prorated for any portion of a quarter during which the director serves on the board of directors or on a committee of the board of directors.

PROPOSAL 2—TO APPROVE AN AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK FROM 50,000,000 to 80,000,000
We are asking our stockholders to approve an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of our common stock. On April 9, 2022, our board of directors approved, subject to stockholder approval, an amendment to our Restated Certificate of Incorporation to (i) increase the number of authorized shares of capital stock from 55,000,000 shares to 85,000,000 shares and (ii) increase the number of authorized shares of our common stock from 50,000,000 shares to 80,000,000 shares.
Our Restated Certificate of Incorporation currently authorizes 50,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share. As of April 13, 2022, out of the 50,000,000 shares of common stock presently authorized, 10,248,398 shares remain available for future issuance and 40,464,698 shares were issued or reserved for issuance, as follows, which excludes the amounts to increase the shares reserved for issuance under our 2019 Equity Incentive Plan (as defined below) and our 2010 Employee Stock Purchase Plan (as defined below) for which we are seeking stockholder approval at the annual meeting:
•34,474,710 shares of common stock were outstanding;
•5,276,892 shares of common stock are issuable upon exercise of outstanding stock options pursuant to our 2019 Equity Incentive Plan;
•300,693 shares of common stock are reserved for future issuance under our 2019 Equity Incentive Plan; and
•412,403 shares of common stock are reserved for future issuance under our 2010 Employee Stock Purchase Plan.

In addition, if (i) Proposal 3 (Approval of an Amendment to the 2019 Equity Incentive Plan) is approved, we will be required to reserve additional shares of common stock for future issuance under the 2019 Equity Incentive Plan (as further described under “Description of the 2019 Equity Incentive Plan – Types of Awards; Shares Available for Awards; Share Counting Rules” on page 65 below) and (ii) Proposal 4 (Approval of an Amendment to the 2010 Employee Stock Purchase Plan) is approved, we will be required to reserve additional shares of common stock for future issuance under the 2010 Employee Stock Purchase Plan (as further described under “Summary of the Provisions of the Amended and Restated 2010 Employee Stock Purchase Plan” on page 77 below).
The proposed amendment to our Restated Certificate of Incorporation would not increase or otherwise affect our authorized preferred stock. As of April 13, 2022, there were no shares of our preferred stock outstanding.
Our common stock is all of a single class, with equal voting, distribution, liquidation and other rights. The additional common stock to be authorized by adoption of the amendment would have rights identical to our currently outstanding common stock.
A copy of the amendment to our Restated Certificate of Incorporation is attached as Appendix A to this proxy statement. If our stockholders approve the proposal, subject to the discretion of the board, we will file the amendment to the Restated Certificate of Incorporation with the Secretary of State of the State of Delaware as soon as practicable.

Purpose
Our board of directors believes that it is in the best interests of our company to increase the number of authorized shares of common stock in order to give us greater flexibility in considering and planning for potential business needs. The increase in the number of authorized but unissued shares of common stock would enable the company, without the expense and delay of seeking stockholder approval, to issue shares from time to time as may be required for proper business purposes.
We anticipate that we may issue additional shares of common stock in the future in connection with one or more of the following:

•partnerships, collaborations and other similar transactions;
•our equity incentive plans;
•financing transactions, such as public or private offerings of common stock or convertible securities;
•strategic investments; and
•other corporate purposes that have not yet been identified.
At this time, we do not have any plans, commitments, arrangements, understandings or agreements regarding the issuance of common stock following the increase of our authorized shares except for the shares issuable upon the exercise or conversion of outstanding options and warrants and shares of common stock issuable under our sales agreement with SVB Leerink LLC (formerly known as Leerink Partners LLC) dated February 16, 2018, pursuant to which we may offer and sell shares of our common stock from time to time. However, the availability of additional shares of common stock for issuance is, in management’s view, prudent and will afford us flexibility in acting upon financing transactions to strengthen our financial position and/or commercial partnership opportunities that may arise.
Possible Effects of the Amendment

If the amendment of the Restated Certificate of Incorporation is approved, the additional authorized shares would be available for issuance at the discretion of our board of directors and without further stockholder approval, except as may be required by law or the rules of The Nasdaq Capital Market on which our common stock is listed. The additional shares of authorized common stock would have the same rights and privileges as the shares of common stock currently issued and outstanding. Holders of our common stock have no preemptive rights.

The issuance of additional shares of common stock may, among other things, have a dilutive effect on earnings per share and on stockholders’ equity and voting rights. Furthermore, future sales of substantial amounts of our common stock, or the perception that these sales might occur, could adversely affect the prevailing market price of our common stock or limit our ability to raise additional capital. Stockholders should recognize that, as a result of this proposal, they will own a smaller percentage of shares relative to the total authorized shares of the company than they presently own.

Vote	✓	OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK

PROPOSAL 3—APPROVAL OF AN AMENDMENT TO THE 2019 EQUITY INCENTIVE PLAN
We are asking our stockholders to approve an amendment to the 2019 Equity Incentive Plan, as previously amended in June 2020 and June 2021, which we refer to as the 2019 Equity Incentive Plan, to increase the number of shares available for issuance under the plan. Our board of directors believes that our success depends, in large part, on our ability to maintain a competitive position by attracting, retaining and motivating key employees with experience and ability. We believe that our stock-based compensation programs are central to this objective. On April 9, 2022, subject to stockholder approval of this proposal 3 and proposal 2 to approve an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of our common stock, the board of directors adopted an amendment to the 2019 Equity Incentive Plan to increase by 4,000,000 the number of shares issuable thereunder. The 2019 Equity Incentive Plan is the only omnibus equity incentive plan under which we may grant equity awards.
If stockholders approve the amendment, subject to adjustment in the event of stock splits and other similar events, awards may be made under the 2019 Equity Incentive Plan for up to the sum of (i) 8,500,000 shares of common stock and (ii) such additional number of shares of common stock (up to 1,068,901 shares) as is equal to the number of shares of common stock that remained available for issuance under our Second Amended and Restated 2010 Stock Incentive Plan (the “Prior Plan”) as of the date our stockholders approved the 2019 Equity Incentive Plan at our 2019 Annual Meeting of Stockholders plus the number of shares of common stock subject to awards outstanding under the Prior Plan, which awards expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by the company pursuant to a contractual repurchase right.
As of March 31, 2022, options to purchase an aggregate of 5,269,312 shares of common stock were outstanding under the 2019 Equity Incentive Plan and the Prior Plan with a weighted-average remaining term of 8.3 years and a weighted-average exercise price of $7.05 per share. As of such date, 288,184 shares of common stock remained available for issuance under the 2019 Equity Incentive Plan.
We expect that the proposed share pool under the amended 2019 Equity Incentive Plan will allow us to continue to grant equity awards at our historic rates for approximately one (1) year.
The shares available for grant, if the amendment to the 2019 Equity Incentive Plan is approved, would facilitate our ability to continue to grant equity incentives, which is vital to our ability to fully engage and attract and retain the highly skilled individuals required to support our anticipated retention and growth needs in the extremely competitive labor markets in which we compete. Our employees are our most valuable assets, and such awards are crucial to our ability to motivate individuals in our service to achieve our goals. We strongly believe that the approval of the amendment to the 2019 Equity Incentive Plan is instrumental to our continued success.
If the amendment to the 2019 Equity Incentive Plan is not approved, no additional shares available for grant will be added to the 2019 Equity Incentive Plan. Given that we only have 288,184 shares of common stock available for future awards under the 2019 Equity Incentive Plan, we may not have sufficient shares of common stock available for future awards, which could hamper our ability to retain and incentivize our current employees as well as limit our ability to attract and incentivize new employees. Therefore, we consider approval of the amendment to the 2019 Equity Incentive Plan vital to our future success. Accordingly, our board of directors believes approval of the amendment to the 2019 Equity Incentive Plan is in the best interests of the company and its stockholders and recommends a vote “FOR” the approval of the amendment to the 2019 Equity Incentive Plan.
Highlights of the 2019 Equity Incentive Plan, as Proposed to be Amended
•Eligibility. The 2019 Equity Incentive Plan permits the grant of awards to all of our employees, officers and directors, as well as our consultants and advisors.

•No Liberal Share Recycling. The 2019 Equity Incentive Plan prohibits the re-granting of (i) shares withheld or delivered to satisfy the exercise price of an award or to satisfy tax withholding obligations for any award, (ii) shares that were subject to a stock appreciation right, or SAR, and were not issued upon the net settlement or net exercise of such award, or (iii) shares repurchased on the open market using proceeds from the exercise of an award.
•Fungible Share Pool. “Full-Value Awards,” as such term is defined in the 2019 Equity Incentive Plan, count against the share limits under the 2019 Equity Incentive Plan as 1.5 shares for each share of common stock subject to the award.
•No Repricing of Awards. The 2019 Equity Incentive Plan prohibits the direct or indirect repricing of stock options or SARs without stockholder approval.
•No Discounted Options or SARs. All options and SARs must have an exercise or measurement price that is at least equal to the fair market value of the underlying common stock on the date of grant.
•One-Year Minimum Vesting Period for Options Granted to New Hires. Subject to limited exceptions, no time-vested stock options granted to newly hired employees may vest earlier than the first anniversary of the earlier of the grant date or hire date for the employee.
•No Reload Options or SARs. No options or SARs granted under the 2019 Equity Incentive Plan may contain a provision entitling the award holder to the automatic grant of additional options or SARs in connection with any exercise of the original option or SAR.
•No Dividend Equivalents on Options or SARs. No options or SARs granted under the 2019 Equity Incentive Plan may provide for the payment or accrual of dividend equivalents.
•Dividends & Dividend Equivalents on Restricted Stock, Restricted Stock Units and Other-Stock Based Awards Not Paid Until Award Vests. Any dividends or dividend equivalents paid with respect to restricted stock, restricted stock units or other stock-based awards will be subject to the same restrictions on transfer and forfeitability as the award with respect to which it is paid.
•Limit on Awards to Non-Employee Directors. The maximum amount of cash and equity compensation (calculated based on grant date fair value for financial reporting purposes) granted to any non-employee director in any calendar year may not exceed $450,000 ($750,000 in the director’s initial year of service), subject to specified exceptions.
•“Double Trigger” Vesting Following a Change in Control. Awards granted under the 2019 Equity Incentive Plan will not automatically vest solely as a result of a change in control.
•Material Amendments Require Stockholder Approval. Stockholder approval is required prior to an amendment to the 2019 Equity Incentive Plan that would (i) materially increase the number of shares authorized, (ii) expand the types of awards that may be granted, or (iii) materially expand the class of participants eligible to participate.
•Administered by an Independent Committee. The 2019 Equity Incentive Plan is administered by our compensation committee, which is made up entirely of independent directors.
Information Regarding Overhang and Dilution
In developing our share request for the amendment to the 2019 Equity Incentive Plan and analyzing the impact of utilizing equity as a means of compensation on our stockholders, we considered both our “overhang” and our “burn rate”.

Overhang is a measure of potential dilution which we define as the sum of (i) the total number of shares underlying all equity awards outstanding and (ii) the total number of shares available for future award grants, divided by the sum of (a) the total number of shares underlying all equity awards outstanding, (b) the total number of shares available for future awards and (c) the number of shares outstanding. As of March 31, 2022, there were 5,269,312 shares underlying all option awards outstanding and 288,184 shares available for future awards, and the basic weighted average common shares outstanding year to date for the period ended March 31, 2022 was 34,474,710. Accordingly, our overhang at March 31, 2022 was 13.9%. If the additional 4,000,000 shares of common stock proposed to be available for issuance under the 2019 Equity Incentive Plan are included in the calculation, our overhang as of April 13, 2022 would have been 21.7%.
Burn rate provides a measure of the potential dilutive impact of our equity award program, which we calculate by dividing the number of shares subject to equity awards granted during the year by the basic weighted average number of shares outstanding. Set forth below is a table that reflects our burn rate for the 2021, 2020 and 2019 calendar years as well as an average over those years.

Calendar Year	Stock Options Granted	Basic Weighted Average Number of Common Shares Outstanding	Burn Rate(1)
2021	1,751,218	32,661,287	5.4%
2020	740,522	21,401,583	3.5%
2019	485,520	15,330,749	3.2%
Three-Year Average	992,420	23,131,206	4.3%

(1)We define “burn rate” as the number of equity awards granted in the year divided by the basic weighted average number of common shares outstanding. We became a commercial stage biopharmaceutical company in 2021. We currently market FOTIVDA® (tivozanib) in the United States. FOTIVDA is our first commercial product and was approved by the U.S. Food and Drug Administration for marketing and sale in the United States on March 10, 2021 for the treatment of adult patients with relapsed or refractory RCC following two or more prior systemic therapies. Accordingly, as we built out our commercial organization, the number of employees eligible to receive awards under the 2019 Equity Incentive Plan increased during 2021 from 49 as of December 31, 2020 to 114 as of December 31, 2021. This substantial growth in our employees base is the predominant reason for the increase in our burn rate in 2021.
Description of the 2019 Equity Incentive Plan, as Proposed to be Amended
The following summary of the 2019 Equity Incentive Plan is qualified in its entirety by reference to the 2019 Equity Incentive Plan, as proposed to be amended by Amendment No. 3 thereto, a copy of which is attached as Appendix B to this proxy statement. References to our board of directors in this summary shall include our compensation committee or any similar committee appointed by our board of directors to administer the 2019 Equity Incentive Plan.
Types of Awards; Shares Available for Awards; Share Counting Rules
The 2019 Equity Incentive Plan provides for the grant of incentive stock options (intended to qualify under Section 422 of the Code), nonstatutory stock options, SARs, restricted stock, restricted stock units, other stock-based awards and cash awards as described below, which we collectively refer to as awards.
Subject to adjustment in the event of stock splits, stock dividends or similar events, awards may be made under the 2019 Equity Incentive Plan (any or all of which awards may be issued in the form of incentive stock options) for up to the sum of (i) 8,500,000 shares of common stock and (ii) such additional number of shares of common stock (up to 1,068,901 shares) that remained available for issuance under the Prior

Plan as of the date that the 2019 Equity Incentive Plan was approved by our stockholders at our 2019 Annual Meeting of Stockholders plus the number of shares of common stock subject to awards outstanding under the Prior Plan which awards expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by the company pursuant to a contractual repurchase right (subject, in the case of incentive stock options, to any limitations under the Code). The 2019 Equity Incentive Plan provides that to the extent a share that is subject to an award granted under the Prior Plan that counted as 1.5 shares against the Prior Plan’s share reserve is made available for the award of future grants under the 2019 Equity Incentive Plan, the share reserve of the 2019 Equity Incentive Plan will be credited with 1.5 shares. Otherwise, each share of common stock subject to an award under the Prior Plan that becomes available for grant under the 2019 Equity Incentive Plan will increase the 2019 Equity Incentive Plan’s share reserve by one share.
The 2019 Equity Incentive Plan uses a “fungible share” concept under which each share of the company’s common stock subject to awards granted as options and SARs causes one share of the company’s common stock per share under the award to be removed from the available share pool, while each share of the company's common stock subject to “Full-Value Awards,” which include any award granted as restricted stock, restricted stock units, or other stock-based awards where the per-share price or per-unit purchase price for the award is less than 100% of the fair market value per share of the company's common stock on the date of grant of the award, will cause 1.5 shares of the company's common stock per share under the award to be removed from the available share pool. Shares of the company’s common stock covered by awards under the 2019 Equity Incentive Plan that are returned to the 2019 Equity Incentive Plan as described below and become available for issuance pursuant to a new award will be credited back to the pool at the same rates described above.
The 2019 Equity Incentive Plan provides that the maximum amount of cash and equity compensation (calculated based on grant date fair value for financial reporting purposes) granted in any calendar year to any individual non-employee director in his or her capacity as a non-employee director may not exceed $450,000 for an incumbent non-employee director or $750,000 in the case of a non-employee director’s initial year of service; provided, however, that fees paid by us on behalf of any non-employee director in connection with regulatory compliance and any amounts paid to the non-employee director as reimbursement of an expense shall not count against the foregoing limit. The board may make exceptions to this limit for individual non-employee directors in extraordinary circumstances, as the board may determine in its discretion, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation. For the avoidance of doubt, cash and awards granted under the 2019 Equity Incentive Plan to non-employee directors in their capacity as consultants or advisors to the company are not subject to this limitation.
For purposes of counting the number of shares available for the grant of awards under the 2019 Equity Incentive Plan, all shares of common stock covered by SARs will be counted against the number of shares available for the grant of awards. However, SARs that may be settled only in cash will not be so counted. Similarly, to the extent that a restricted stock unit award may be settled only in cash, no shares will be counted against the shares available for the grant of awards under the 2019 Equity Incentive Plan. In addition, if we grant an SAR in tandem with an option for the same number of shares of our common stock and provide that only one such award may be exercised, which we refer to as a tandem SAR, only the shares covered by the option, and not the shares covered by the tandem SAR, will be so counted, and the expiration of one in connection with the other’s exercise will not restore shares to the 2019 Equity Incentive Plan.
Shares covered by awards under the 2019 Equity Incentive Plan that expire or are terminated, surrendered or cancelled without having been exercised or are forfeited in whole or in part (including as the result of shares subject to such award being repurchased by us at the original issuance price pursuant to a contractual repurchase right) or that result in any shares not being issued (including as a result of an SAR that was settleable in either cash or stock actually being settled in cash) will again be available for the grant of awards under the 2019 Equity Incentive Plan (subject, in the case of incentive stock options, to any limitations under the Code). In the case of the exercise of an SAR, the number of shares counted against the shares available for the grant of awards under the 2019 Equity Incentive Plan will be the full number of shares subject to the SAR multiplied by the percentage of the SAR actually exercised, regardless of the number of shares actually used to settle the SAR upon exercise, and the shares covered by a tandem SAR will not again become available for grant upon the expiration or termination of the tandem SAR.
Shares of common stock that are delivered (by actual delivery, attestation or net exercise) to us by a participant to purchase shares of common stock upon exercise of an award or to satisfy tax withholding obligations (including shares retained from the award creating the tax obligation) will not be added back to the number of shares available for the future grant of awards under the 2019 Equity Incentive Plan. Shares purchased by us on the open market using proceeds from the exercise of an award will not increase the number of shares available for the future grant of awards under the 2019 Equity Incentive Plan.
In connection with a merger or consolidation of an entity with us or our acquisition of property or stock of an entity, our board of directors may grant awards under the 2019 Equity Incentive Plan in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof on such terms as our board of directors determines appropriate in the circumstances, notwithstanding any limitation on awards contained in the 2019 Equity Incentive Plan. Any such substitute awards shall not count against the overall share limits of the 2019 Equity Incentive Plan, except as required by reason of Section 422 and related provisions of the Code.
Descriptions of Awards
Options. Optionees receive the right to purchase a specified number of shares of common stock at a specified exercise price and subject to the other terms and conditions that are specified in connection with the option grant. An option that is not intended to be an “incentive stock option” is a “nonstatutory stock option”. Options may not be granted at an exercise price that is less than 100% of the fair market value of our common stock on the date of grant. If our board of directors approves the grant of an option with an exercise price to be determined on a future date, the exercise price may not be less than 100% of the fair market value of our common stock on that future date. Under present law, incentive stock options may not be granted at an exercise price less than 110% of the fair market value in the case of stock options granted to optionees holding more than 10% of the total combined voting power of all classes of our stock or any of our subsidiaries. Under the terms of the 2019 Equity Incentive Plan, options may not be granted for a term in excess of ten years (and, under present law, five years in the case of incentive stock options granted to optionees holding greater than 10% of the total combined voting power of all classes of our stock or any of our subsidiaries). The 2019 Equity Incentive Plan permits participants to pay the exercise price of options using one or more of the following manners of payment: (i) payment by cash or by check, (ii) except as may otherwise be provided in the applicable option agreement or approved by our board of directors, in connection with a “cashless exercise” through a broker, (iii) to the extent provided in the applicable option agreement or approved by our board of directors, and subject to certain conditions, by delivery of shares of common stock to us owned by the participant valued at their fair market value, (iv) to the extent provided in an applicable nonstatutory stock option agreement or approved by our board of directors, by delivery of a notice of “net exercise” as a result of which we will retain a number of shares of common stock otherwise issuable pursuant to the stock option equal to the aggregate exercise price for the portion of the option being exercised divided by the fair market value of our common stock on the date of exercise, (v) to the extent permitted by applicable law and provided for in the applicable option agreement or approved by our board of directors, by any other lawful means (but not by a promissory note of the participant), or (vi) by any combination of these forms of payment. No option granted under the 2019 Equity Incentive Plan may contain a provision entitling the participant to the automatic grant of additional options in connection with any exercise of the original option. No options granted under the 2019 Equity Incentive Plan may provide for the payment or accrual of dividend equivalents. No option that vests solely based on the passage of time that is granted to an employee in connection with his or her commencement of employment will vest earlier than the first anniversary of the grant date or the date of commencement of employment, whichever is earlier. Notwithstanding the foregoing, the board of directors may, either at the time of grant or at any time thereafter, allow the option vesting to accelerate in the event of the death or disability of the employee, the termination of employment of the employee in specified circumstances or in connection with certain transactions.
Stock Appreciation Rights. An SAR is an award entitling the holder, upon exercise, to receive a number of shares of our common stock, or cash (or a combination of shares of our common stock and cash) determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of our common stock over the measurement price. The 2019 Equity Incentive Plan provides that the measurement price of an SAR may not be less than the fair market value of our common stock on the date the SAR is granted (provided, however, that if our board of directors approves the grant of an SAR effective as of a future date, the measurement price shall not be less than 100% of the fair market value on such future date) and that SARs may not be granted with a term in excess of 10 years. No SARs granted under the 2019 Equity Incentive Plan may contain a provision entitling the participant to the automatic grant of additional SARs in connection with any exercise of the original SAR. No SARs granted under the 2019 Equity Incentive Plan may provide for the payment or accrual of dividend equivalents.
Limitation on Repricing of Options or SARs. With respect to options and SARs, unless such action is approved by stockholders or otherwise permitted under the terms of the 2019 Equity Incentive Plan in connection with certain changes in capitalization and reorganization events, we may not (i) amend any outstanding option or SAR granted under the 2019 Equity Incentive Plan to provide an exercise price or measurement price per share that is lower than the then-current exercise price or measurement price per share of such outstanding option or SAR, (ii) cancel any outstanding option or SAR (whether or not granted under the 2019 Equity Incentive Plan) and grant in substitution therefor new awards under the 2019 Equity Incentive Plan (other than certain substitute awards issued in connection with an acquisition by us, as described above) covering the same or a different number of shares of our common stock and having an exercise price or measurement price per share lower than the then-current exercise price or measurement price per share of the canceled option or SAR, (iii) cancel in exchange for a cash payment any outstanding option or SAR with an exercise price or measurement price per share above the then-current fair market value of our common stock, or (iv) take any other action under the 2019 Equity Incentive Plan that constitutes a “repricing” within the meaning of the rules of the Nasdaq.
Restricted Stock Awards. Restricted stock awards entitle recipients to acquire shares of our common stock, subject to our right to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established for such award. Any dividends (whether paid in cash, stock or property) declared and paid by us with respect to shares of restricted stock will be paid to the participant only if and when such shares become free from the restrictions on transferability and forfeitability that apply to such shares.
Restricted Stock Unit Awards. Restricted stock units, or RSUs, entitle the recipient to receive shares of our common stock, or cash equal to the fair market value of such shares, to be delivered at the time such award vests pursuant to the terms and conditions established by our board of directors. Our board of directors may provide that settlement of RSUs will be deferred, on a mandatory basis or at the election of the participant in a manner that complies with Section 409A of the Code. A participant has no voting rights with respect to any RSU. Our board of directors may  provide that a grant of RSUs may provide the participant with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of our common stock. Any such dividend equivalents may be settled in cash and/or shares of our common stock and will be subject to the same restrictions on transfer and forfeitability as the RSUs with respect to which such dividend equivalents are awarded.
Other Stock-Based Awards. Under the 2019 Equity Incentive Plan, our board of directors may grant other awards of shares of our common stock, and other awards that are valued in whole or in part by reference to, or are otherwise based on, shares of our common stock or other property, having such terms and conditions as our board of directors may determine. We refer to these types of awards as other stock-based awards. Other stock-based awards may be available as a form of payment in settlement of other awards granted under the 2019 Equity Incentive Plan or as payment in lieu of compensation to which a participant is otherwise entitled. Other stock-based awards may be paid in shares of our common stock or in cash, as our board of directors may determine. The award agreement of other stock-based awards may provide the holder of such award with the right to receive dividend equivalents. Dividend equivalents will be credited to an account for the participant, may be settled in cash and/or shares of our common stock as provided in the award agreement, and will be subject to the same restrictions on transfer and forfeitability as the other stock-based award with respect to which they are paid.
Cash Awards. Under the 2019 Equity Incentive Plan, the board of directors has the right to grant cash-based awards including awards subject to performance conditions.
Performance Conditions. Our board of directors may specify that the degree of granting, vesting and/or payout of any award is subject to the achievement of one or more of the following performance measures established by the board of directors, which may be based on the relative or absolute attainment of specified levels of one or any combination of the following measures (and which may be determined pursuant to generally accepted accounting principles, referred to as GAAP, or on a non-GAAP basis, as determined by the board of directors): (i) the entry into an arrangement or agreement with a third party for the development, commercialization, marketing or distribution of products, services or technologies, or for conducting a research program to discover and develop a product, service or technology, and/or the achievement of milestones under such arrangement or agreement, including events that trigger an obligation or payment right; (ii) achievement of domestic and international regulatory milestones, including the submission of filings required to advance products, services and technologies in clinical development and the achievement of approvals by regulatory authorities relating to the commercialization of products, services and technologies; (iii) the achievement of discovery, preclinical and clinical stage scientific objectives, discoveries or inventions for products, services and technologies under research and development; (iv) the entry into or completion of a phase of clinical development for any product, service or technology, such as the entry into or completion of phase 1, 2 and/or 3 clinical trials; (v) the consummation of debt or equity financing transactions, or acquisitions of business, technologies and assets; (vi) new product or service releases; (vii) the achievement of qualitative or quantitative performance measures set forth in operating plans approved by our board of directors from time to time; (viii) specified levels of product sales, net income, earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, operating profit before or after discontinued operations and/or taxes, sales, sales growth, earnings growth, cash flow or cash position, gross margins, stock price, market share, return on sales, assets, equity or investment; (ix) improvement of financial ratings; (x) achievement of balance sheet or income statement objectives; (xi) total stockholder return; (xii) other comparable measures of financial and operational performance; and/ or (xiii) any other measure selected by our board of directors. Such goals may reflect, as applicable, absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The board of directors may specify that such performance measures will be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, (v) charges for restructuring and rationalization programs; and/or (vi) any other factors that our board of directors may determine. Such performance measures: (i) may vary by participant and may be different for different awards; (ii) may be particular to a participant or the department, branch, line of business, subsidiary or other unit in which the participant works and (iii) may cover such period as may be specified by the board of directors. The board of directors shall have the authority to make equitable adjustments to the performance goals in recognition of unusual or non-recurring events affecting the company or the financial statements of the company, in response to changes in applicable laws or regulations or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles. Our board of directors may adjust the cash or number of shares payable pursuant to a performance award, and the board of directors may, at any time, waive the achievement of the applicable performance measures, including in the case of the death or disability of the participant or a change in control of the company.

Eligibility to Receive Awards
All of our employees, officers, and directors, as well as our consultants and advisors, are eligible to receive awards under the 2019 Equity Incentive Plan. As of March 31, 2022, approximately 127 persons were eligible to receive awards under the 2019 Equity Incentive Plan, including our 4 named executive officers, 6 non-employee directors, 114 employees (which excludes our 4 named executive officers referenced as a separate class), 3 consultants and 0 advisors. Historically, we have granted awards to our consultants under our equity incentive plans only in certain circumstances. However, incentive stock options may only be granted to our employees, employees of our present or future parent or subsidiary corporations, and employees of any other entities the employees of which are eligible to receive incentive stock options under the Code. Presently, we have three subsidiaries, AVEO Pharma Limited, AVEO Securities Corporation and AVEO Pharma (Ireland) Limited, and these subsidiaries have no employees.
Transferability of Awards
Awards may not be sold, assigned, transferred, pledged or otherwise encumbered by a participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the participant, awards are exercisable only by the participant. However, except with respect to awards that are subject to Section 409A of the Code, our board of directors may permit or provide in an award for the gratuitous transfer of the award by the participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the participant and/or an immediate family member thereof if we would be eligible to use a Form S-8 under the Securities Act of 1933, as amended for the registration of the sale of the common stock subject to such award to the proposed transferee. Further, we are not required to recognize any transfer until such time as the participant and the permitted transferee have, as a condition to the transfer, delivered to us a written instrument in form and substance satisfactory to us confirming that such transferee will be bound by all of the terms and conditions of the award. None of the restrictions described in this paragraph prohibit a transfer from the participant to the company.
No Rights as a Stockholder; Clawback
No participant shall have any rights as a stockholder with respect to any shares of common stock to be issued with respect to an award granted under the 2019 Equity Incentive Plan until becoming a record holder of such shares, subject to the terms of an award agreement. In accepting an award under the 2019 Equity Incentive Plan, a participant agrees to be bound by any clawback policy that the company has in effect or may adopt in the future.
Administration
The 2019 Equity Incentive Plan is administered by the board of directors. Our board has the authority to grant awards and to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2019 Equity Incentive Plan that it deems advisable and to construe and interpret the provisions of the 2019 Equity Incentive Plan and any award agreements entered into under the 2019 Equity Incentive Plan. Our board may correct any defect, supply any omission or reconcile any inconsistency in the 2019 Equity Incentive Plan or any award. All actions and decisions by our board with respect to the 2019 Equity Incentive Plan and any awards made under the 2019 Equity Incentive Plan are made in our board's discretion and are final and binding on all persons having or claiming any interest in the 2019 Equity Incentive Plan or in any award.
Pursuant to the terms of the 2019 Equity Incentive Plan, our board may delegate any or all of its powers under the 2019 Equity Incentive Plan to one or more committees or subcommittees of our board of directors. The board has authorized our compensation committee to administer certain aspects of the 2019 Equity Incentive Plan, including the granting of awards to executive officers. Awards granted to non-employee directors must be granted and administered by a committee of the board of directors, all of the members of which are independent directors as defined by Section 5605(a)(2) of the Nasdaq rules.

Subject to any applicable limitations contained in the 2019 Equity Incentive Plan, the board, our compensation committee, or any other committee or officer to whom the board of directors delegates authority, as the case may be, selects the recipients of awards and determines (i) the number of shares of common stock, cash or other consideration covered by awards and the terms and conditions of such awards, including the dates upon which such awards become exercisable or otherwise vest, (ii) the exercise or measurement price of awards, if any, and (iii) the duration of awards.
Each award under the 2019 Equity Incentive Plan may be made alone or in addition or in relation to any other award. The terms of each award need not be identical, and our board of directors need not treat participants uniformly. Our board will determine the effect on an award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a participant, and the extent to which, and the period during which, the participant (or the participant’s legal representative, conservator, guardian or designated beneficiary) may exercise rights or receive any benefits under an award. Our board may at any time provide that any award shall become immediately exercisable in whole or in part, free from some or all restrictions or conditions or otherwise realizable in whole or in part, as the case may be.
In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of our common stock, other than an ordinary cash dividend, we are required to make equitable adjustments (or make substituted awards, as applicable), in the manner determined by our board of directors, to (i) the number and class of securities available under the 2019 Equity Incentive Plan, (ii) the share counting rules set forth in the 2019 Equity Incentive Plan, (iii) the number and class of securities and exercise price per share of each outstanding option, (iv) the share- and per-share provisions and the measurement price of each outstanding SAR, (v) the number of shares subject to and the repurchase price per share subject to each outstanding award of restricted stock, and (vi) the share and per-share-related provisions and the purchase price, if any, of each outstanding RSU award and each outstanding other stock-based award.
We will indemnify and hold harmless each director, officer, employee or agent to whom any duty or power relating to the administration or interpretation of the 2019 Equity Incentive Plan has been or will be delegated against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with our board of directors’ approval) arising out of any act or omission to act concerning the 2019 Equity Incentive Plan unless arising out of such person’s own fraud or bad faith.
Amendment of Awards. Except as otherwise provided under the 2019 Equity Incentive Plan with respect to repricing outstanding stock options or SARs, our board of directors may amend, modify or terminate any outstanding award, including but not limited to, substituting therefor another award of the same or a different type, changing the date of exercise or realization, and converting an incentive stock option to a nonstatutory stock option, provided that the participant’s consent to any such action will be required unless our board of directors determines that the action, taking into account any related action, does not materially and adversely affect the participant’s rights under the 2019 Equity Incentive Plan or the change is otherwise permitted under the terms of the 2019 Equity Incentive Plan in connection with a change in capitalization or reorganization event.
Reorganization Events & Change in Control Events
The 2019 Equity Incentive Plan contains provisions addressing the consequences of any reorganization event or change in control event. A reorganization event is defined under the 2019 Equity Incentive Plan as (i) any merger or consolidation of us with or into another entity as a result of which all of our common stock is converted into or exchanged for the right to receive cash, securities or other property, or is canceled, (ii) any transfer or disposition of all of our common stock for cash, securities or other property pursuant to a share exchange or other transaction or (iii) our liquidation or dissolution. A change in control event is generally defined under the 2019 Equity Incentive Plan as (i) the acquisition of beneficial ownership of our capital stock if, after such acquisition, the acquirer owns 50% or more of the then-outstanding shares of our common stock or 50% or more of the combined voting power of our then-

outstanding securities entitled to vote generally in the election of our directors, subject to certain limitations, (ii) the consummation of a merger, consolidation, reorganization, recapitalization or share exchange or a sale or other disposition of all or substantially all of our assets, subject to certain limitations, (iii) such time as our continuing directors (as defined under the 2019 Equity Incentive Plan) cease to constitute a majority of our board of directors (or, if applicable, the board of directors of our successor corporation) or (iv) our liquidation or dissolution.
Provisions Applicable to Awards Other than Restricted Stock. Under the 2019 Equity Incentive Plan, upon a reorganization event or the execution of an agreement with respect to a reorganization event (regardless of whether such event also constitutes a change in control event), our board of directors will provide that all outstanding awards other than restricted stock will be assumed, or equivalent awards will be substituted, by the acquiring or succeeding corporation. If such reorganization event also constitutes a change in control event, then except to the extent otherwise provided in the award agreement or another agreement with the participant, such assumed or substituted award will become vested if, on or prior to the first anniversary of the consummation of the reorganization event, the participant’s employment with us or the acquiring or succeeding company is terminated without cause (as defined in the 2019 Equity Incentive Plan) by us or the acquiring or succeeding corporation. Notwithstanding the foregoing, if the acquiring or succeeding corporation does not agree to assume or substitute the awards other than restricted stock, or in the event of our liquidation or dissolution, our board of directors will provide that all awards other than restricted stock will become vested as of a specified time prior to the reorganization event and will terminate on the reorganization event, unless, in the case of options, the award is exercised prior to the consummation of the reorganization event; provided that if under the terms of the reorganization event, the holders of common stock will receive a cash payment for each share of common stock surrendered in the reorganization event, then our board of directors may instead provide that all outstanding awards other than restricted stock will terminate upon the consummation of the reorganization event and each participant will receive, in exchange therefor, a cash payment equal to the amount by which the cash consideration per share of common stock exceeds the exercise price (if any), multiplied by the number of shares subject to the award.
Upon a change in control event that does not constitute a reorganization event, except to the extent otherwise provided in the award agreement or another agreement with the participant, each award other than restricted stock will become immediately vested if, on or prior to the first anniversary of the change in control event, the participant’s employment with us or the acquiring or succeeding corporation is terminated without cause by us or the acquiring or succeeding corporation.
Provisions Applicable to Restricted Stock. Upon the occurrence of a reorganization event that is not a change in control event, our repurchase and other rights with respect to outstanding restricted stock will inure to the benefit of our successor and will, unless our board of directors determines otherwise, apply to the cash, securities or other property which our common stock was converted into or exchanged for pursuant to such reorganization event in the same manner and to the same extent as they applied to such restricted stock. Upon the occurrence of a change in control event, except to the extent specifically provided to the contrary in the award agreement or any other agreement with the participant, all restrictions and conditions on the restricted stock then outstanding will automatically be deemed terminated or satisfied if, on or prior to the first anniversary of the change in control event, the participant’s employment with us or the acquiring or succeeding corporation is terminated without cause by us or the acquiring or succeeding corporation.
Provisions for Foreign Participants
Our board of directors may establish one or more sub-plans under the 2019 Equity Incentive Plan to satisfy applicable securities, tax or other laws of various jurisdictions. Our board of directors will establish such sub-plans by adopting supplements to the 2019 Equity Incentive Plan containing any limitations on our board of directors’ discretion under the 2019 Equity Incentive Plan and any additional terms and conditions not otherwise inconsistent with the 2019 Equity Incentive Plan as our board of directors deems necessary or desirable. All supplements adopted by our board of directors will be deemed to be part of the 2019 Equity Incentive Plan, but each supplement will only apply to participants within the affected jurisdiction.
Amendment or Termination
No award may be granted under the 2019 Equity Incentive Plan after June 11, 2029, but awards previously granted may extend beyond that date. Our board of directors may amend, suspend or terminate the 2019 Equity Incentive Plan or any portion of the 2019 Equity Incentive Plan at any time, except that no amendment that would amend the prohibitions on repricings without stockholder approval may be amended without stockholder approval and no amendment that would require stockholder approval under the rules of the national securities exchange on which the company then maintains its primary listing may be made effective unless and until such amendment has been approved by our stockholders. If the national securities exchange on which the company then maintains its primary listing does not have rules regarding when stockholder approval of amendments to equity compensation plans is required (or if our common stock is not then listed on any national securities exchange), no amendment of the 2019 Equity Incentive Plan materially increasing the number of shares authorized under the plan, expanding the types of awards that may be granted under the plan or materially expanding the class of participants eligible to participate in the plan will be effective unless and until our stockholders approve such amendment. If at any time the approval of our stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to incentive stock options, our board of directors may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the 2019 Equity Incentive Plan adopted in accordance with the procedures described above will apply to, and be binding on the holders of, all awards outstanding under the 2019 Equity Incentive Plan at the time the amendment is adopted, provided that our board of directors determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of participants under the 2019 Equity Incentive Plan. No award will be made that is conditioned on stockholder approval of any amendment to the 2019 Equity Incentive Plan unless the award provides that (i) it will terminate or be forfeited if stockholder approval of such amendment is not obtained within no more than 12 months from the date the award was granted and (ii) it may not be exercised or settled (or otherwise result in the issuance of shares of our common stock) prior to the receipt of such stockholder approval.
No additional shares will be added to the 2019 Equity Incentive Plan if stockholders do not approve the adoption of the amendment. This may affect our ability to grant awards, and, in this event, our board of directors will consider whether to adopt alternative arrangements based on its assessment of the needs of our company.
New Plan Benefits

As of March 31, 2022, approximately 127 persons were eligible to receive awards under the 2019 Equity Incentive Plan, including our 4 named executive officers, 6 non-employee directors, 114 employees (which excludes our 4 named executive officers referenced as a separate class), 3 consultants and 0 advisors. Historically, we have granted awards to our consultants under our equity incentive plans only in certain circumstances. We cannot now determine the number or type of awards to be granted in the future to any particular person or group. We are obligated to grant each of our non-employee directors an option to purchase 22,500 shares in 2022 under the terms of our director compensation policy. Based upon our current director compensation policy, future awards of options to purchase shares will be made to non-employee directors in years subsequent to 2022.

Name and Position	Number of Shares of Common Stock Underlying Option Awards(1)
Kenneth Bate	22,500
Anthony Evnin	22,500
Gregory Mayes	22,500
Scarlett Spring	22,500
Kevin Cullen	22,500
Corinne Epperly	22,500
All current executive officers as a group	—
All current directors who are not executive officers as a group(1)	135,500
All employees, including all current officers who are not executive officers, as a group	—

(1)     Represents the annual stock option award to purchase shares of common stock to be granted in 2022 to each non-employee director. Under our director compensation policy, upon the date each director is re-elected at our annual stockholders meeting, such director will be granted immediately and automatically an option to purchase 22,500 shares of our common stock exercisable for a price per share equal to the fair market value of our common stock on the date of the grant. These options expire ten years from the date of grant and vest in twelve equal monthly installments commencing on the first day of the month following the date of the grant, subject to the director’s continued service on our board. Unless otherwise approved by the board, directors appointed and elected to our board of directors between January 1 and the annual meeting of stockholders are eligible to start receiving the annual director grant at the following year’s annual meeting of stockholders.

On April 13, 2022 the last reported sale price of our common stock on the Nasdaq Stock Market was $5.75.
The following table sets forth, for each of the individuals and various groups indicated, the number of shares of our common stock subject to awards granted under the 2019 Equity Incentive Plan as of March 31, 2022.

Name of Beneficial Owner	Number of Shares of Common Stock Underlying Options Granted	Number of Shares of Common Stock Underlying Restricted Stock Units Granted	Number of Shares of Common Stock Underlying Performance Restricted Stock Units Granted	Number of Shares of Common Stock Underlying Deferred Stock Units Granted
Named Executive Officers:
Michael Bailey	1,305,840	N/A	N/A	N/A
Erick Lucera	368,800	N/A	N/A	N/A
Michael Ferraresso	387,335	N/A	N/A	N/A
Jebediah Ledell	197,276	N/A	N/A	N/A
Michael Needle(1)	109,470	N/A	N/A	N/A
All current executive officers as a group	2,368,721	N/A	N/A	N/A
All current directors who are not executive officers as a group	134,000	N/A	N/A	N/A
Each nominee for election as a director:
Michael Bailey	1,305,840	N/A	N/A	N/A
Kenneth Bate	20,500	N/A	N/A	N/A
Corinne Epperly	25,000	N/A	N/A	N/A
Kevin Cullen	25,000	N/A	N/A	N/A
Anthony Evnin	20,500	N/A	N/A	N/A
Gregory Mayes	16,500	N/A	N/A	N/A
Scarlett Spring	26,500	N/A	N/A	N/A
Each associate of our executive officers, directors and nominees for director:
N/A
All employees, including all current officers who are not executive officers, as a group	2,447,437	N/A	N/A	N/A

(1)    On August 27, 2021, we announced the departure of Dr. Needle, chief medical officer, effective on November 19, 2021.
United States Federal Income Tax Consequences
The following is a summary of the United States federal income tax consequences that generally will arise with respect to awards granted under the 2019 Equity Incentive Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below.
Incentive Stock Options. A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by the company or its corporate parent or 50% or majority-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonstatutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.
Nonstatutory Stock Options. A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.
Stock Appreciation Rights. A participant will not have income upon the grant of a stock appreciation right. A participant generally will recognize compensation income upon the exercise of an SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.
Restricted Stock Awards. A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.
Restricted Stock Units. A participant will not have income upon the grant of a restricted stock unit. A participant is not permitted to make a Section 83(b) election with respect to a restricted stock unit award. When the restricted stock unit vests and settles, the participant will have income on the settlement date in an amount equal to the fair market value of the stock on the settlement date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.
Other Stock-Based Awards. The tax consequences associated with any other stock-based award granted under the 2019 Equity Incentive Plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award, and the participant’s holding period and tax basis for the award or underlying common stock.
Tax Consequences to the Company. There will be no tax consequences to the company except that the company will be entitled to a deduction when a participant has compensation income, subject to the limitations of Section 162(m) of the Code.

Vote	✓	OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE 2019 EQUITY INCENTIVE PLAN

PROPOSAL 4—APPROVAL OF AN AMENDMENT TO THE AMENDED AND RESTATED 2010 EMPLOYEE STOCK PURCHASE PLAN
We are asking our stockholders to approve an amendment to the AVEO Pharmaceuticals, Inc. Amended and Restated 2010 Employee Stock Purchase Plan, which we refer to as the 2010 Employee Stock Purchase Plan, to increase the number of shares available for issuance under the plan. Our 2010 Employee Stock Purchase Plan was adopted by our board of directors on February 2, 2010 and approved by our stockholders on February 11, 2010. The amendment to the 2010 Employee Stock Purchase Plan will provide eligible employees with the opportunity to purchase up to an aggregate of 876,400 shares of our common stock. As of March 31, 2022, 163,997 shares of common stock had been purchased by employees participating in the 2010 Employee Stock Purchase Plan and 412,403 shares of common stock remained available for issuance under the plan.
On April 9, 2022, our board of directors adopted, subject to stockholder approval of this Proposal 4, an amendment to the 2010 Employee Stock Purchase Plan to, increase the number of shares of common stock reserved for issuance under the 2010 Employee Stock Purchase Plan by 300,000 shares. Pursuant to this amendment, the number of shares of our common stock reserved for purchase under the 2010 Employee Stock Purchase Plan would be increased to up to an aggregate of 876,400 shares.
We believe that the availability of an adequate reserve of shares for issuance under the 2010 Employee Stock Purchase Plan will benefit us by providing employees with an opportunity to acquire shares of our common stock, and will enable us to attract, retain and motivate key employees with experience and ability. Further, we believe it is in the best interest of the company to encourage stock ownership by employees of the company. Therefore, we consider approval of an amendment to the 2010 Employee Stock Purchase Plan vital to our future success. Accordingly, our board of directors believes approval of an amendment to the 2010 Employee Stock Purchase Plan is in the best interests of the company and its stockholders and recommends a vote “FOR” the approval of an amendment to the 2010 Employee Stock Purchase Plan.
Summary of the Provisions of the Amended and Restated 2010 Employee Stock Purchase Plan, as Proposed to be Amended
The following summary is qualified in its entirety by reference to the 2010 Employee Stock Purchase Plan, as proposed to be amended a copy of which is attached as Appendix C to this proxy statement.
As of March 31, 2022, approximately 118 persons were eligible to receive awards under the 2010 Employee Stock Purchase Plan, including our 4 named executive officers and 114 employees (which excludes our named executive officers referenced as a separate class). All of our employees, including directors who are employees, and all employees of any of our subsidiaries designated by our board of directors from time to time, are eligible to participate in the 2010 Employee Stock Purchase Plan provided that:
•such person is customarily employed by us or by our designated subsidiary for more than 20 hours per week and for more than five months in a calendar year;
•such person has been employed by us or by our designated subsidiary for at least 30 days prior to enrolling in the 2010 Employee Stock Purchase Plan; and
•such person was our employee or any employee of our designated subsidiary on the first day of the applicable offering period under the 2010 Employee Stock Purchase Plan.
No employee is eligible to receive an option to purchase shares of our common stock that would result in the employee owning 5% or more of the total combined voting power or value of our stock or the stock of any of our subsidiaries immediately after the grant of such option. For purposes of determining stock ownership of an employee, certain attribution rules under the Code will apply, and all stock which the employee has a contractual right to purchase will be treated as stock owned by the employee.
Offerings under the 2010 Employee Stock Purchase Plan will begin each June 15 and December 15 (or the first business day thereafter) and continue for 6 months, which we refer to as the plan period. Payroll deductions made during each plan period will be held for the purchase of our common stock at the end of each plan period. Our board of directors may, in its discretion, change the date on which plan periods may commence and may choose a different plan period of 24 months or less for each offering.
With respect to any offering under the 2010 Employee Stock Purchase Plan, an employee may authorize a payroll deduction in any dollar amount up to a maximum of 15% of the compensation such employee receives during the plan period (or during such shorter period during which payroll deductions are made). Compensation is defined under the 2010 Employee Stock Purchase Plan to mean the amount of money reportable on the employee’s federal income tax withholding statement, excluding overtime, shift premium, incentive or bonus awards, allowances and reimbursements for expenses such as relocation allowances for travel expenses, income or gains associated with the grant or vesting of restricted stock, income or gains on the exercise of stock options or stock appreciation rights, and similar items, but including, in the case of salespersons, sales commissions to the extent determined by our board of directors. Our board may, in its discretion, designate a lower maximum contribution rate, and a minimum payroll deduction may be established from time to time by our board.
On the offering commencement date of each plan period, we will grant to each eligible employee who is then a participant in the 2010 Employee Stock Purchase Plan an option to purchase up to a whole number of shares of our common stock determined by dividing (a) the product of $2,083 and the number of full months in the plan period by (b) the closing price of a share of our common stock on the offering commencement date (as determined under the 2010 Employee Stock Purchase Plan). No employee may be granted an option under the 2010 Employee Stock Purchase Plan that permits his or her rights to purchase our common stock under the 2010 Employee Stock Purchase Plan and any other employee stock purchase plans of us or our subsidiaries to accrue at a rate that exceeds $25,000 of the fair market value of our common stock (determined on the date the option is granted) for each calendar year in which the option is outstanding at any time. Each employee who continues to be a participant in the 2010 Employee Stock Purchase Plan on the last business day of the plan period (referred to as the exercise date) is deemed to have exercised the option at the option price on such date and will be deemed to have purchased from us the number of whole shares of our common stock reserved for purposes of the 2010 Employee Stock Purchase Plan that such employee’s accumulated payroll deductions on the exercise date will pay for, up to the maximum number determined as set forth above.
Under the terms of the 2010 Employee Stock Purchase Plan, the option price shall be determined by our board of directors for each plan period and the option price will be at least 85% of the applicable closing price of our common stock (determined as provided under the 2010 Employee Stock Purchase Plan). If our board of directors does not make a determination of the option price, the option price will be 85% of the lesser of the closing price of our common stock (determined as provided under the 2010 Employee Stock Purchase Plan) on either (a) the first business day of the plan period or (b) the exercise date.
Any balance remaining in an employee’s payroll deduction account at the end of a plan period will be automatically refunded to the employee, except that any balance which is less than the purchase price of one share of our common stock will be carried forward for the following offering, unless the employee elects not to participate in the following offering, in which case the balance in the employee’s account will be refunded. An employee may withdraw the balance accumulated in such employee’s account and withdraw from participation in an offering at any time prior to the close of business on the last business day in the plan period. Any employee who so withdraws may not begin participating again during the remainder of the plan period but may participate in any subsequent offering in accordance with the terms and conditions established by our board of directors.

If any employee’s employment is terminated prior to the last business day of a plan period, the employee’s account balance will be refunded to the employee (without any reductions for payroll deductions) or, in the event of the employee’s death, to a designated beneficiary, to the executor or administrator of the employee’s estate, or if no executor or administrator has been appointed to our knowledge, to any other person we designate in our discretion. If, prior to the last business day of a plan period, the designated subsidiary in which an employee is employed ceases to be a subsidiary of ours, or if the employee is transferred to a subsidiary that is not a designated subsidiary, the employee will be deemed to have terminated employment for purposes of the 2010 Employee Stock Purchase Plan.
Rights under the 2010 Employee Stock Purchase Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee’s lifetime only by the employee.
All funds received or held by us under the 2010 Employee Stock Purchase Plan may be combined with other corporate funds and may be used for any corporate purposes. Shares may be issued upon exercise of an option from authorized but unissued shares of our common stock, from shares held in our treasury, or from any other proper source. In the event the total number of shares of our common stock specified in elections to be purchased under any offering plus the number of shares purchased under previous offerings under the 2010 Employee Stock Purchase Plan exceeds the maximum number of shares issuable under the 2010 Employee Stock Purchase Plan, our board will allot the shares then available on a pro-rata basis.
The 2010 Employee Stock Purchase Plan will be administered by our board of directors or by a committee appointed by our board of directors. Our board of directors or the committee has the authority to make rules and regulations for the administration of the 2010 Employee Stock Purchase Plan and its interpretation and decisions with regard thereto shall be final and conclusive.
Eight hundred seventy six thousand four hundred (876,400) shares of common stock are available for issuance under the 2010 Employee Stock Purchase Plan. We will be required to make equitable adjustments in the manner determined by our board of directors to the number and class of securities available under the 2010 Employee Stock Purchase Plan and the option price to reflect stock splits, reverse stock splits, stock dividends, recapitalizations, combinations of shares, reclassifications of shares, spin-offs and other similar changes in capitalization or any distribution to holders of our common stock other than an ordinary cash dividend.
Upon the occurrence of a Reorganization Event (as defined below), our board is authorized to take any one or more of the following actions as to outstanding options under the 2010 Employee Stock Purchase Plan:
•provide that options will be assumed, or substantially equivalent options will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof);
•upon written notice to employees, provide that all outstanding options will be terminated as of the effective date of the Reorganization Event and that all such outstanding options will become exercisable to the extent of accumulated payroll deductions as of a date specified by our board in such notice, which date shall not be less than 10 days preceding the effective date of the Reorganization Event;
•upon written notice to employees, provide that all outstanding options will be cancelled as of a date prior to the effective date of the Reorganization Event and that all accumulated payroll deductions will be returned to participating employees on such date;
•upon the occurrence of a Reorganization Event in which holders of our common stock will receive a cash payment for each share surrendered in the Reorganization Event (the “acquisition price”), provide that participants will receive a cash payment equal to the acquisition price times the number of shares of common stock subject to the participant’s option minus the aggregate option price of such option, in exchange for termination of such option;
•provide that, in connection with a liquidation or dissolution of our company, options will convert into the right to receive liquidation proceeds (net of the option price); and
•any combination of the foregoing.
A “Reorganization Event” is defined under the 2010 Employee Stock Purchase Plan as (i) any merger or consolidation of us with or into another entity as a result of which all of our common stock is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (ii) any exchange of all of our common stock for cash, securities or other property pursuant to a share exchange transaction, or (iii) our liquidation or dissolution.
In order to comply with the laws of any foreign jurisdiction, we may grant options to our employees or employees of our designated subsidiaries who are citizens or residents of such foreign jurisdiction with terms that are less favorable (but not more favorable) than the terms of options granted under the 2010 Employee Stock Purchase Plan to employees who are residents of the United States. Our employees or employees of our designated subsidiaries who are citizens or residents of a foreign jurisdiction may be excluded from eligibility under the 2010 Employee Stock Purchase Plan if the grant of an option under the 2010 Employee Stock Purchase Plan to a citizen or resident of the foreign jurisdiction is prohibited under the laws of such jurisdiction or if compliance with the laws of the foreign jurisdiction would cause the 2010 Employee Stock Purchase Plan to violate the terms of Section 423 of the Code. We may add one or more appendices to the 2010 Employee Stock Purchase Plan describing the operation of the 2010 Employee Stock Purchase Plan in those foreign jurisdictions in which employees are excluded from participation or granted less favorable options. Our board of directors may from time to time establish one or more sub-plans under the 2010 Employee Stock Purchase Plan with respect to one or more of our designated subsidiaries, provided such sub-plan complies with Section 423 of the Code.
Our board of directors may at any time, and from time to time, amend the 2010 Employee Stock Purchase Plan. We are required under the 2010 Employee Stock Purchase Plan to obtain stockholder approval for any amendment if such approval is required by Section 423 of the Code. Further, our board may not make any amendment that would cause the 2010 Employee Stock Purchase Plan to fail to comply with Section 423 of the Code. Our board of directors may terminate the 2010 Employee Stock Purchase Plan at any time. Upon termination, we will refund all amounts in the accounts of participating employees.
United States Federal Income Tax Consequences

The following generally summarizes the United States federal income tax consequences that will arise with respect to participation in the 2010 Employee Stock Purchase Plan and with respect to the sale of common stock acquired under the plan. This summary assumes that the purchase price is the lesser of (i) 85% of the closing price of our common stock on the offering commencement date and (ii) 85% of the closing price of our common stock on the purchase date. This summary is based on the tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below.
Tax Consequences to Participants. A participant will not have income upon enrolling in the plan or upon purchasing stock at the end of a plan period.
A participant may have both compensation income and a capital gain or loss upon the sale of stock that was acquired under the plan. The amount of each type of income and loss will depend on when the participant sells the stock.
If the participant sells the stock more than two years after the commencement of the plan period during which the stock was purchased and more than one year after the date that the participant purchased the stock, at a profit (the sales proceeds exceed the purchase price), then the participant will have compensation income equal to the lesser of:

•15% of the value of the stock on the day the plan period commenced; and
•the participant’s profit.
Any excess profit will be long-term capital gain. If the participant sells the stock at a loss (if sales proceeds are less than the purchase price) after satisfying these waiting periods, then the loss will be a long-term capital loss.
If the participant sells the stock prior to satisfying these waiting periods, then he or she will have engaged in a disqualifying disposition. Upon a disqualifying disposition, the participant will have compensation income equal to the value of the stock on the day he or she purchased the stock less the purchase price. The participant also will have a capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day he or she purchased the stock. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.
Tax Consequences to the Company. There will be no tax consequences to the company except that we will be entitled to a deduction when a participant has compensation income upon a disqualifying disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.
New Plan Benefits
The benefits that will be awarded or paid in connection with the 2010 Employee Stock Purchase Plan are not currently determinable. Because benefits under the 2010 Employee Stock Purchase Plan will depend on employees’ elections to participate and the fair market value of the common stock at various future dates, it is not possible to determine the benefits that will be received by employees if the proposed amendment to the 2010 Employee Stock Purchase Plan is approved by the company’s stockholders. Non-employee directors, consultants and advisors are not eligible to participate in the 2010 Employee Stock Purchase Plan.

On April 13, 2022 the last reported sale price of our common stock on the Nasdaq Stock Market was $5.75.

The following table sets forth, for each of the individuals and groups indicated, the number of shares of our common stock previously purchased under the 2010 Employee Stock Purchase Plan as of March 31, 2022.

Name and Position	Number of Shares Purchased
Michael Bailey	4,296
Michael Needle(1)	—
Erick Lucera	—
Michael Ferraresso	7,495
Jebediah Ledell	—
All current executive officers as a group	11,791
All current directors who are not executive officers*	—
Each nominee for election as director*	—
Each associate of any executive officer, current director or director nominee	—
All employees, including all current officers who are not executive officers, as a group

*Ineligible to participate in the 2010 Employee Stock Purchase Plan.

(1)     On August 25, 2021, we announced the retirement of Dr. Needle, chief medical officer, effective on November 19, 2021.

Vote	✓	OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF AN AMENDMENT TO THE AMENDED AND RESTATED 2010 EMPLOYEE STOCK PURCHASE PLAN

PROPOSAL 5—ADVISORY VOTE ON EXECUTIVE COMPENSATION
We are providing our stockholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. This proposal, which is commonly referred to as “say-on-pay,” is required by Section 14A of the Exchange Act. Our board of directors has determined, in accordance with the stockholders’ recommendation at our 2017 Annual Meeting of Stockholders, to hold such advisory votes to approve the compensation of our named executive officers every year.
Our executive compensation program is designed to attract, motivate and retain our executive officers, who are critical to our success. Under this program, our named executive officers are rewarded for the achievement of our short-term and longer-term financial and strategic goals and for driving corporate financial performance and stability. The program contains elements of cash and equity-based compensation and is designed to align the interests of our executives with those of our stockholders.
The “Executive and Director Compensation” section of this proxy statement, including “Compensation Discussion and Analysis,” describes in detail our executive compensation program and the decisions made by our compensation committee and our board of directors with respect to the years ended December 31, 2021 and 2020.
As discussed in these disclosures, we believe that our compensation program provides competitive overall compensation that is designed to attract and retain top performers. To achieve this goal, our compensation program is structured to:
•provide total compensation and compensation elements that are competitive with those companies that are competing for available employees;
•hold our executive officers accountable for results over the long term and maintain integrity in all of the business dealings of our executive officers;
•align the interest of our executives with our stockholders;
•reward exceptional performance by individual employees;
•provide a mix of compensation that offers (i) a meaningful base compensation, with a potential to earn additional cash incentive amounts based on achievement of defined corporate goals, which are generally expected to be achieved within 12 months, and (ii) the opportunity to share in the long-term growth of our company through equity compensation; and
•establish a clear connection between rewards and performance.
Our board believes this link between compensation and the achievement of our short-term and long-term business goals has helped to retain and motivate our employees to drive our performance over time. At the same time, we believe our program does not encourage excessive risk-taking by management.
Our board is asking stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:
RESOLVED, that the compensation paid to our named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material disclosed in this proxy statement, is hereby approved.

As an advisory vote, this proposal is not binding. The outcome of this advisory vote will not overrule any decision by us or our board of directors (or any committee thereof), will not create or imply any change to our fiduciary duties or the fiduciary duties of our board of directors (or any committee thereof), and will not create or imply any additional fiduciary duties for us or our board (or any committee thereof). However, our compensation committee and board of directors value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.

Vote	✓	OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

PROPOSAL 6—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our board has appointed the firm of Ernst & Young LLP, an independent registered public accounting firm, as independent auditors for the year ending December 31, 2022.
Although stockholder approval of our board’s appointment of Ernst & Young LLP is not required by law, our board believes that it is advisable to give stockholders an opportunity to ratify this appointment. If this proposal is not approved at the annual meeting, our board will reconsider its appointment of Ernst & Young LLP.
Representatives of Ernst & Young LLP are expected to be present at the annual meeting and will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions from our stockholders.

Vote	✓	OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDED DECEMBER 31, 2022

OTHER MATTERS
Our board of directors does not know of any other matters which may come before the annual meeting. However, if any other matters are properly brought before the annual meeting, it is the intention of the persons named in the accompanying proxy card to vote, or otherwise act, in accordance with their judgment on those matters.
STOCKHOLDER PROPOSALS
In order to be included in our proxy materials for the 2023 Annual Meeting of Stockholders, stockholders’ proposals must be submitted in accordance with the procedures outlined in Rule 14a-8 of the Exchange Act and received by us at our principal executive offices, 30 Winter Street, Boston, Massachusetts 02108 no later than December 27, 2022, the date that is 120 days prior to the first anniversary of the date of this proxy statement. However, if the date of the 2023 Annual Meeting of Stockholders is changed by more than 30 days from the date of the previous year's meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2023 Annual Meeting of Stockholders. We suggest that proponents submit their proposals by certified mail, return receipt requested, addressed to our Corporate Secretary.
In addition, our bylaws require that we be given advance notice of stockholder nominations for election to our board of directors and of other matters which stockholders wish to present for action at an annual meeting of stockholders, other than matters included in our proxy statement. The required notice must be in writing and received by our Corporate Secretary at our principal offices not later than March 9, 2023 (90 days prior to the first anniversary of our 2022 Annual Meeting of Stockholders) and not before February 7, 2023 (120 days prior to the first anniversary of our 2022 Annual Meeting of Stockholders). However, if the 2023 Annual Meeting of Stockholders is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the 2022 Annual Meeting of Stockholders, notice must be received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (1) the 90th day prior to such annual meeting and (2) the 10th day following the date on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever occurs first. Our bylaws also specify requirements relating to the content of the notice which stockholders must provide, including a stockholder nomination for election to our board of directors, to be properly presented at the 2023 Annual Meeting of Stockholders.
OUR BOARD OF DIRECTORS ENCOURAGES STOCKHOLDERS TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND IN PERSON, YOU ARE URGED TO SUBMIT A PROXY OVER THE INTERNET, BY TELEPHONE OR BY MAIL AS DESCRIBED IN THE ENCLOSED PROXY CARD. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS OF RECORD WHO ATTEND THE ANNUAL MEETING MAY VOTE THEIR SHARES PERSONALLY EVEN THOUGH THEY HAVE SUBMITTED A PROXY PREVIOUSLY.

Appendix A

CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
OF
AVEO PHARMACEUTICALS, INC.

AVEO Pharmaceuticals, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”), does hereby certify as follows:

1. The name of the Corporation is AVEO Pharmaceuticals, Inc.

2. Article FOURTH of the Restated Certificate of Incorporation of the Corporation, is hereby amended by replacing the first paragraph thereof with the following:

“FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 85,000,000 shares, consisting of (i) 80,000,000 shares of Common Stock, $0.001 par value per share (“Common Stock”) and (ii) 5,000,000 shares of Preferred Stock, $0.001 par value per share (“Preferred Stock”).”

3. This Certificate of Amendment has been duly adopted by the Board of Directors and stockholders of the Corporation in accordance with Section 242 of the General Corporation Law.

IN WITNESS WHEREOF, the Corporation has caused its duly authorized officer to execute this Certificate of Amendment on this 7th day of June, 2022.

AVEO PHARMACEUTICALS, INC.

By:
Name: Michael Bailey
Title: President and Chief Executive Officer

A-1

Appendix B
AMENDMENT NO. 3
TO 2019 EQUITY INCENTIVE PLAN OF
AVEO PHARMACEUTICALS, INC.
The 2019 Equity Incentive Plan of AVEO Pharmaceuticals, Inc., as amended (the “2019 Equity Incentive Plan”) is hereby further amended as follows:
1.Section 4(a)(1)(A) is hereby deleted in its entirety and the following is inserted in lieu thereof:
“8,500,000 shares of Common Stock.”
Except as set forth above, the remainder of the 2019 Equity Incentive Plan remains in full force and effect.
Adopted by the Board of Directors on April 9, 2022.
Approved by the Stockholders on June 7, 2022.

B-1

Appendix C
AMENDED AND RESTATED
2010 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED
OF
AVEO PHARMACEUTICALS, INC.

The purpose of this Plan is to provide eligible employees of AVEO Pharmaceuticals, Inc. (the “Company”) and certain of its subsidiaries with opportunities to purchase shares of the Company’s common stock, $.001 par value (the “Common Stock”), commencing on July 1, 2010. This Plan is intended to qualify as an “employee stock purchase plan” as defined in Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder, and shall be interpreted consistent therewith. The Plan was amended by the Company’s Board of Directors (the “Board”) on March 26, 2013 to increase the shares available for issuance under the Plan, which amendment was approved by the Company’s stockholders on May 29, 2013. The Plan was further amended by the Board in November 2017 to change the offering commencement dates. The Plan was amended and restated by the Board on April 15, 2021 to increase the number of shares available for issuance under the Plan as set forth in Section 2, to amend the eligibility provisions set forth in Section 3 and to change the offering commencement dates in Section 4. The Plan was amended by the Board on April 9, 2022 to increase the number of shares available for issuance under the Plan reflected in Section 2.
1.Administration. The Plan will be administered by the Board or by a Committee appointed by the Board (the “Committee”). The Board or the Committee has authority to make rules and regulations for the administration of the Plan and its interpretation and decisions with regard thereto shall be final and conclusive.
2.Shares Authorized for Issuance. Eight hundred seventy six thousand four hundred (876,400) shares of Common Stock in the aggregate have been approved for issuance under the Plan.
3.Eligibility. All employees of the Company, including Directors who are employees, and all employees of any subsidiary of the Company (as defined in Section 424(f) of the Code) designated by the Board or the Committee from time to time (a “Designated Subsidiary”), are eligible to participate in any one or more of the offerings of Options (as defined in Section 10) to purchase Common Stock under the Plan provided that:
(a)they are customarily employed by the Company or a Designated Subsidiary for more than 20 hours a week and for more than five months in a calendar year; and
(b)they have been employed by the Company or a Designated Subsidiary for at least 30 days prior to enrolling in the Plan; and
(c)they are employees of the Company or a Designated Subsidiary on the first day of the applicable Plan Period (as defined below).
No employee may be granted an option hereunder if such employee, immediately after the option is granted, owns 5% or more of the total combined voting power or value of the stock of the Company or any subsidiary. For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and all stock which the employee has a contractual right to purchase shall be treated as stock owned by the employee.

The Company retains the discretion to determine which eligible employees may participate in an Offering pursuant to and consistent with Treasury Regulation Sections 1.423-2(e) and (f).

4.Offerings. The Company will make one or more offerings (“Offerings”) to employees to purchase stock under this Plan. Unless otherwise provided by the Board or the Committee as provided herein, Offerings will begin on July 1, 2010 and on each subsequent June 15 and December 15, or the first business day thereafter (the “Offering Commencement Dates”) and each Offering Commencement Date will begin a six month period (a “Plan Period”) during which payroll deductions will be made and held for the purchase of Common Stock at the end of the Plan Period as prescribed hereunder. The Board or the Committee may, at its discretion, change the date on which Plan Periods may commence and may choose a different Plan Period of twenty-four (24) months or less for such Offerings.
5.Participation. An employee eligible on the Offering Commencement Date of any Offering may participate in such Offering by completing and forwarding a payroll deduction authorization form to the employee’s appropriate payroll office or otherwise completing the enrollment procedures as required, at least 7 days prior to the applicable Offering Commencement Date. The enrollment procedure will authorize a regular payroll deduction from the Compensation received by the employee during the Plan Period. Unless an appropriate change is made in the employee’s enrollment in the Plan as required or the employee withdraws from the Plan, his or her deductions and purchases will continue at the same rate for future Offerings under the Plan as long as the Plan remains in effect. The term “Compensation” means the amount of money reportable on the employee’s Federal Income Tax Withholding Statement, excluding overtime, shift premium, incentive or bonus awards, allowances and reimbursements for expenses such as relocation allowances for travel expenses, income or gains associated with the grant or vesting of restricted stock, income or gains on the exercise of Company stock options or stock appreciation rights, and similar items, whether or not shown on the employee’s Federal Income Tax Withholding Statement, but including, in the case of salespersons, sales commissions to the extent determined by the Board or the Committee.
6.Deductions. The Company will maintain payroll deduction accounts for all participating employees. With respect to any Offering made under this Plan, an employee may authorize a payroll deduction in any dollar amount up to a maximum of 15% of the Compensation he or she receives during the Plan Period or such shorter period during which deductions from payroll are made. The Board or the Committee may, at its discretion, designate a lower maximum contribution rate. The minimum payroll deduction is such percentage of compensation as may be established from time to time by the Board or the Committee.
7.Deduction Changes. An employee may decrease or discontinue his or her payroll deduction once during any Plan Period, by filing a new payroll deduction authorization form or otherwise changing the payroll deduction in accordance with Plan procedures. However, an employee may not increase his or her payroll deduction during a Plan Period. If an employee elects to discontinue his or her payroll deductions during a Plan Period, but does not elect to withdraw his or her funds pursuant to Section 9 hereof, funds deducted prior to his or her election to discontinue will be applied to the purchase of Common Stock on the Exercise Date (as defined below).
8.Interest. Interest will not be paid on any employee accounts, except to the extent that the Board or the Committee, in its sole discretion, elects to credit employee accounts with interest at such per annum rate as it may from time to time determine.
9.Withdrawal of Funds. An employee may at any time prior to the close of business on the last business day in a Plan Period and for any reason permanently draw out the balance accumulated in the employee’s account and thereby withdraw from participation in an Offering. Partial withdrawals are not permitted. The employee may not begin participation again during the remainder of the Plan Period. The employee may participate in any subsequent Offering in accordance with terms and conditions established by the Board or the Committee.

10.Purchase of Shares.
(a)Number of Shares. On the Offering Commencement Date of each Plan Period, the Company will grant to each eligible employee who is then a participant in the Plan an option (an “Option”) to purchase on the last business day of such Plan Period (the “Exercise Date”) at the applicable purchase price (the “Option Price”) up to a whole number of shares of Common Stock determined by multiplying $2,083 by the number of full months in the Plan Period and dividing the result by the closing price (as defined below) on the Offering Commencement Date (the “Option Grant Formula”); provided, however, that no employee may be granted an Option which permits his or her rights to purchase Common Stock under this Plan and any other employee stock purchase plan (as defined in Section 423(b) of the Code) of the Company and its subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such Common Stock (determined at the date such Option is granted) for each calendar year in which the Option is outstanding at any time.
(b)Option Price. The Board or the Committee shall determine the Option Price for each Plan Period, including whether such Option Price shall be determined based on the lesser of (i) the closing price of the Common Stock on the first business day of the Plan Period or (ii) the Exercise Date, or shall be based solely on the closing price of the Common Stock on the Exercise Date; provided, however, that such Option Price shall be at least 85% of the applicable closing price. In the absence of a determination by the Board or the Committee, the Option Price will be 85% of the lesser of the closing price of the Common Stock on the (i) first business day of the Plan Period or (ii) the Exercise Date. The closing price shall be (a) the closing price on any national securities exchange on which the Common Stock is listed, (b) the closing price of the Common Stock on the Nasdaq Global Market or (c) the average of the closing bid and asked prices in the over-the-counter-market, whichever is applicable, as published in The Wall Street Journal, provided that, with respect to the first Plan Period, the closing price on the Offering Commencement Date shall be the initial public offering price provided for in the underwriting agreement entered into by the Company in connection with the IPO. If no sales of Common Stock were made on such a day, the price of the Common Stock for purposes of clauses (a) and (b) above shall be the reported price for the next preceding day on which sales were made.
(c)Exercise of Option. Each employee who continues to be a participant in the Plan on the Exercise Date shall be deemed to have exercised his or her Option at the Option Price on such date and shall be deemed to have purchased from the Company the number of whole shares of Common Stock reserved for the purpose of the Plan that his or her accumulated payroll deductions on such date will pay for, but not in excess of the maximum number determined in the manner set forth above.
(d)Return of Unused Payroll Deductions. Any balance remaining in an employee’s payroll deduction account at the end of a Plan Period will be automatically refunded to the employee, except that any balance which is less than the purchase price of one share of Common Stock will be carried forward into the employee’s payroll deduction account for the following Offering, unless the employee elects not to participate in the following Offering under the Plan, in which case the balance in the employee’s account shall be refunded.
11.Issuance of Certificates. Certificates representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or (in the Company’s sole discretion) in the name of a brokerage firm, bank, or other nominee holder designated by the employee. The Company may, in its sole discretion and in compliance with applicable laws, authorize the use of book entry registration of shares in lieu of issuing stock certificates.
12.Rights on Retirement, Death or Termination of Employment. In the event of a participating employee’s termination of employment prior to the last business day of a Plan Period, no payroll deduction shall be taken from any pay due and owing to an employee and the balance in the employee’s account shall be paid to the employee or, in the event of the employee’s death, (a) to a beneficiary previously designated in a revocable notice signed by the employee (with any spousal consent required under state law) or (b) in the absence of such a designated beneficiary, to the executor or administrator of the employee’s estate or (c) if no such executor or administrator has been appointed to the knowledge of the Company, to such other person(s) as the Company may, in its discretion, designate. If, prior to the last business day of the Plan Period, the Designated Subsidiary by which an employee is employed shall cease to be a subsidiary of the Company, or if the employee is transferred to a subsidiary of the Company that is not a Designated Subsidiary, the employee shall be deemed to have terminated employment for the purposes of this Plan.
13.Optionees Not Stockholders. Neither the granting of an Option to an employee nor the deductions from his or her pay shall constitute such employee a stockholder of the shares of Common Stock covered by an Option under this Plan until such shares have been purchased by and issued to him or her.
14.Rights Not Transferable. Rights under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee’s lifetime only by the employee.
15.Application of Funds. All funds received or held by the Company under this Plan may be combined with other corporate funds and may be used for any corporate purpose.
16.Adjustment for Changes in Common Stock and Certain Other Events.
(a)Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the share limitations set forth in Section 10 and (iii) the Option Price shall be equitably adjusted by the Company in the manner determined by the Board or the Committee.
(b)Reorganization Events.
(1)Definition. A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction or (c) any liquidation or dissolution of the Company.
(2)Consequences of a Reorganization Event on Options. In connection with a Reorganization Event, the Board or the Committee shall take any one or more of the following actions as to outstanding Options on such terms as the Board or the Committee determines: (i) provide that Options shall be assumed, or substantially equivalent Options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to employees, provide that all outstanding Options will be terminated as of the effective date of the Reorganization Event and that all such outstanding Options will become exercisable to the extent of accumulated payroll deductions as of a date specified by the Board or the Committee in such notice, which date shall not be less than ten (10) days preceding the effective date of the Reorganization Event, (iii) upon written notice to employees, provide that all outstanding Options will be cancelled as of a date prior to the effective date of the Reorganization Event and that all accumulated payroll deductions will be returned to participating employees on such date, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to an employee equal to (A) the Acquisition Price times the number of shares of Common Stock subject to the employee’s Option (to the extent the Option Price does not exceed the Acquisition Price) minus (B) the aggregate Option Price of such Option, in exchange for the termination of such Option, (v) provide that, in connection with a liquidation or dissolution of the Company, Options shall convert into the right to receive liquidation proceeds (net of the Option Price thereof) and (vi) any combination of the foregoing.
For purposes of clause (i) above, an Option shall be considered assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in value (as determined by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.
17.Amendment of the Plan. The Board may at any time, and from time to time, amend this Plan in any respect, except that (a) if the approval of any such amendment by the shareholders of the Company is required by Section 423 of the Code, such amendment shall not be effected without such approval, and (b) in no event may any amendment be made which would cause the Plan to fail to comply with Section 423 of the Code.
18.Insufficient Shares. In the event that the total number of shares of Common Stock specified in elections to be purchased under any Offering plus the number of shares purchased under previous Offerings under this Plan exceeds the maximum number of shares issuable under this Plan, the Board or the Committee will allot the shares then available on a pro-rata basis.
19.Termination of the Plan. This Plan may be terminated at any time by the Board. Upon termination of this Plan all amounts in the accounts of participating employees shall be promptly refunded.
20.Governmental Regulations. The Company’s obligation to sell and deliver Common Stock under this Plan is subject to listing on a national stock exchange or quotation on the Nasdaq Global Market (to the extent the Common Stock is then so listed or quoted) and the approval of all governmental authorities required in connection with the authorization, issuance or sale of such stock.
21.Governing Law. The Plan shall be governed by the laws of the State of Delaware, except to the extent that such law is preempted by federal law.
22.Issuance of Shares. Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.
23.Notification upon Sale of Shares. Each employee agrees, by entering the Plan, to promptly give the Company notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased.
24.Grants to Employees in Foreign Jurisdictions. The Company may, in order to comply with the laws of a foreign jurisdiction, grant Options to employees of the Company or a Designated Subsidiary who are citizens or residents of such foreign jurisdiction (without regard to whether they are also citizens of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) with terms that are less favorable (but not more favorable) than the terms of Options granted under the Plan to employees of the Company or a Designated Subsidiary who are resident in the United States. Notwithstanding the preceding provisions of this Plan, employees of the Company or a Designated Subsidiary who are citizens or residents of a foreign jurisdiction (without regard to whether they are also citizens of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) may be excluded from eligibility under the Plan if (a) the grant of an Option under the Plan to a citizen or resident of the foreign jurisdiction is prohibited under the laws of such jurisdiction or (b) compliance with the laws of the foreign jurisdiction would cause the Plan to violate the requirements of Section 423 of the Code. The Company may add one or more appendices to this Plan describing the operation of the Plan in those foreign jurisdictions in which employees are excluded from participation or granted less favorable Options.
25.Authorization of Sub-Plans. The Board may from time to time establish one or more sub-plans under the Plan with respect to one or more Designated Subsidiaries, provided that such sub-plan complies with Section 423 of the Code.
26.Withholding. Each employee shall, no later than the date of the event creating the tax liability, make provision satisfactory to the Board for payment of any taxes required by law to be withheld in connection with any transaction related to Options granted to or shares acquired by such employee pursuant to the Plan. The Company may, to the extent permitted by law, deduct any such taxes from any payment of any kind otherwise due to an employee.
27.Effective Date and Approval of Shareholders. The Plan shall take effect on July 1, 2010 subject to approval by the shareholders of the Company as required by Section 423 of the Code, which approval must occur within twelve months of the adoption of the Plan by the Board.
Adopted by the Board of Directors on February 2, 2010
Approved by the Stockholders on February 11, 2010
Amended by the Board of Directors on March 26, 2013
Approved by the Stockholders on May 29, 2013
Amended by the Board of Directors in November 2017
Amended and Restated by the Board of Directors on April 15, 2021
Approved by the Stockholders on June 9, 2021
Amended by the Board of Directors on April 9, 2022
Approved by the Stockholders on June 7, 2022

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: AVEO Pharmaceuticals, Inc. Annual Meeting of Stockholders For Stockholders of record as of April 11, 2022 TIME: Tuesday, June 7, 2022 at 10:00 AM, Eastern Time PLACE: Donnelley Financial Solutions, 20 Custom House Street, 7th Floor Boston, MA 02110 This proxy is being solicited on behalf of the Board of Directors of AVEO Pharmaceuticals, Inc. The undersigned hereby appoints Michael Bailey and Erick Lucera (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of AVEO Pharmaceuticals, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE P.O. BOX 8016, CARY, NC 27512-9903 INTERNET Go To: www.proxypush.com/AVEO • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote PHONE Call 1-866-230-6355 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions MAIL • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided IN PERSON • Attend the annual meeting • Deliver your completed Proxy Card or complete a ballot at the meeting

AVEO Pharmaceuticals, Inc. Annual Meeting of Stockholders THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ON PROPOSALS 1, 2, 3, 4, 5 AND 6 PROPOSAL YOUR VOTE BOARD OF DIRECTORS RECOMMENDS 1. Elect seven directors, each to serve for a one-year term expiring at our 2023 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified. FOR WITHHOLD 1.01 Michael Bailey #P2# #P2# FOR 1.02 Kenneth Bate #P3# #P3# FOR 1.03 Kevin Cullen #P4# #P4# FOR 1.04 Corinne Epperly #P5# #P5# FOR 1.05 Anthony Evnin #P6# #P6# FOR 1.06 Gregory Mayes #P7# #P7# FOR 1.07 Scarlett Spring #P8# #P8# FOR FOR AGAINST ABSTAIN 2. Approve an amendment to the AVEO Pharmaceuticals, Inc. Restated Certificate of Incorporation to increase the number of authorized shares of our common stock from 50,000,000 to 80,000,000. #P9# #P9# #P9# FOR 3. Approve an amendment to the AVEO Pharmaceuticals, Inc. 2019 Equity Incentive Plan to increase the number of shares of common stock available for issuance under the plan. #P10# #P10# #P10# FOR 4. Approve an amendment to our Amended and Restated 2010 Employee Stock Purchase Plan to increase the number of shares of common stock available for issuance under the plan from 576,400 to 876,400. #P11# #P11# #P11# FOR 5. Approve an advisory vote on executive compensation. #P12# #P12# #P12# FOR 6. Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022. #P13# #P13# #P13# FOR Check here if you would like to attend the meeting in person. Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide the full name of the corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Proposal_Page - VIFL Date DateSignature (if held jointly) XPlease make your marks like this, using a black ink pen as shown in this example